             AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                DECEMBER __, 2002

                        REGISTRATION NO. ________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                         ACTO DIGITAL VIDEO U.S.A. INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


          DELAWARE                         3577                 98-0382978
   (State or other jurisdiction (Primary Standard Industrial (I.R.S. Employer
        Of incorporation or     Classification Code Number)  Identification No.)
            organization)

                         ACTO DIGITAL VIDEO U.S.A. INC.
                            2000 South Dixie Highway
                                    Suite 100
                              Miami, Florida 33133
                             Telephone: 305-285-9988
                             Facsimile: 305-285-7934
                     (Name, address, including zip code, and
                           telephone number, including
                        area code, of agent for service)

                          Copies of communications to:

                               Jonathan H. Gardner
                              Kavinoky & Cook, LLP
                               120 Delaware Avenue
                             Buffalo, New York 14202

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Sta7tement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

CALCULATION  OF  REGISTRATION  FEE:

Title Of Each Class      Amount to be    Proposed              Proposed          Amount  of
Of Securities To Be      registered:     Maximum               Maximum           Registration  Fee
Registered:                              offering price per    aggregate
                                         share (1)             offering  price
                                                               (1)

Common Stock,            4,473,825       $2.50                 $11,184,562        $1,029.00
Par Value $0.0001 per
Share


(1) The offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(C). Our common stock is not traded on any national exchange. The offering price shown above was determined by the Company.

CROSS  REFERENCE  SHEET
SHOWING  THE  LOCATION  IN  PROSPECTUS  OF
INFORMATION  REQUIRED  BY  ITEMS  OF  FORM  SB-2


PART  I          INFORMATION  REQUIRED  IN  PROSPECTUS          ITEM  NO.


     1.          Front  of  Registration  Statement             Front of Registration
                 and  Outside Front Cover of                    Statement and outside
                 Prospectus                                     front  cover  of
                 Prospectus

     2.          Inside  Front and Outside Back                 Inside Front Cover Page
                 Cover  Pages  of  Prospectus                   of  Prospectus  and
                                                                Outside  Front  cover
                                                                Page  of  Prospectus

     3.          Summary  Information  and  Risk                Prospectus  Summary;
                 Factors                                        Risks  Factors

     4.          Use  of  Proceeds                              Use  of  Proceeds

     5.          Determination  of  Offering  Price             Prospectus  Summary
                 Risk  Factors

     6.          Dilution                                       Dilution

     7.          Selling  Security  Holders                     Selling  Security  Holders
                 and  Plan  of  Distribution

     8.          Plan  of  Distribution                         Plan  of  Distribution

     9.          Legal  Proceedings                             Legal  Proceedings

    10.          Directors,  executive  Officers,               Management;  Executive
                 Promoters  and  Control  Persons               Compensation

    11.          Security  Ownership  of  Certain               Principal  Stockholders
                 Beneficial  Owners  and  Management

PART  I          INFORMATION  REQUIRED  IN  PROSPECTUS          CAPTION  IN PROSPECTUS

    12.          Description  of  Securities                    Description  of  Securities

    13.          Interest  of  Named  Experts and Counsel       Legal Matters; Experts

    14.          Disclosure of Commission Position              Principal Stockholders -
                 on  Indemnification                            Indemnification  of
                                                                Directors  and  Officers


   15.          Organization  Within  Last  Five  Years        The  Company;  Our Business

    16.          Description  of  Business                      Our  Business

    17.          Management's  Discussion  and                  Management's  Discussion
                 and  Analysis  or  Plan  of  Operation         and  Analysis

    18.          Description  of  Property                      Description  of  Property

    19.          Certain  Relationships  and  Related           Certain Relationships
                 Transactions                                   and  Related  Transactions

    20.          Market  for  Common  Stock  and                Prospectus  Summary;
                 Related  Stockholder  Matters                  Market  for  Common  Stock;
                                                                Shares  Eligible  for  Future  Sale

    21.          Executive  Compensation                        Executive  Compensation

    22.          Financial  Statements                          Financials  Statements

    23.          Changes  in  and  Disagreements                Not  Applicable
                 with  Accountants  on  Accounting
                 and  Financial  Disclosure

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                  PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION,
                             DATED December __, 2002

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                         ACTO DIGITAL VIDEO U.S.A. INC.


                                4,473,825 SHARES

                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock of Acto Digital Video U.S.A. Inc., a Delaware corporation, offered through this prospectus. No public market currently exists for the common stock. Sales may be made by selling shareholders at market prices prevailing at the time of sale or at negotiated prices. We will not receive any of the proceeds from the sale of the shares of common stock. We will pay all of the expenses of registering these securities.

Selling shareholders will sell at a fixed price of $2.50 per share until our common stock is quoted on the OTC Bulletin Board. Thereafter, the selling shareholders will sell their common stock at prevailing market rates or privately negotiated prices. If we are successful in obtaining a listing on the OTC Bulletin Board, we intend to move our listing to the BBX marketplace, which will be owned and operated by The Nasdaq Stock Market , at such time as the BBX is operational. The BBX is scheduled to open in the second quarter of 2003.

Before buying the shares of common stock, carefully read this prospectus, especially the risk factors beginning on page 12. The purchase of our securities involves a high degree of risk.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The  date  of  this  prospectus  is  December  __,  2002.

                                TABLE OF CONTENTS

                                TABLE OF CONTENTS
GLOSSARY
PROSPECTUS  SUMMARY
RISK  FACTORS
USE  OF  PROCEEDS
DILUTION
DIVIDEND  POLICY
CAPITALIZATION
The  Company
  Background
OUR  BUSINESS
  Overview  of  the  Chinese  Market
  Products
  Production,  Research  and  Development
  Service
  Intellectual  Property
  Confidentiality  and  Trade  Secrets
  Competition
  Financing  Strategy
  Loan  to  Shenzhen  Linga  Tech  Co.
  Website
DESCRIPTION  OF  PROPERTY
EMPLOYEES
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF
  FINANCIAL  CONDITION  AND  RESULTS  OF  OPERATIONS
  Overview
  Plan  Of  Operation
  Results  Of  Operation
  Capital  Resources  and  Liquidity
  Pro  Forma  Results  of  Operations
  Quantitative  and  Qualitative  Disclosure  of  Market  Risk
  Interest  Rate  Sensitivity
  Inflation
  Currency  Exchange
                                LEGAL PROCEEDINGS
MANAGEMENT
  Directors  And  Executive  Officers
  Control  By  Officers  And  Directors
EXECUTIVE  COMPENSATION
  Stock  Option  Plan
  Indemnification  Of  Directors  and  Officers
PRINCIPAL  STOCKHOLDERS

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS
SELLING  STOCKHOLDERS  AND  PLAN  OF  DISTRIBUTION
MARKET  FOR  COMMON  STOCK
TAXATION
  United  States  Federal  Income  Taxation  of  U.S.  Holders
  Distributions
  Capital  Gains  and  Losses
  Taxation  in  the  PRC
DESCRIPTION  OF  SECURITIES
  General
  Common  Stock
  Preferred  Stock
STOCK  OPTION  PLAN
DIVIDEND  POLICY
TRANSFER  AGENT
SHARES  ELIGIBLE  FOR  FUTURE  SALE
LEGAL  MATTERS
EXPERTS
HOW  TO  GET  MORE  INFORMATION
INDEX  OF  FINANCIAL  STATEMENTS  AND  FINANCIAL  INFORMATION

Financial  Statements  and  Pro  Forma  Financial  InformationF-1

          Until ______________, 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    GLOSSARY
In this prospectus, we use certain capitalized and abbreviated terms, as well technical terms, which are defined below.

"BBX" means the BBX stock marketplace to be operated by The Nasdaq Stock Market , subject to approval by the SEC. The BBX is projected to become operational in the second quarter of 2003.

"CCID Report" means the "2001-2002 Annual Research Report on China's Projector Market" of CCID Consulting Co. Ltd. ("CCID") CCID is a consulting firm based in Bejing, China that is associated with the China Center for Information Industry Development, which is sponsored by the PRC's Ministry of Information. CCID tracks market information in a variety of specific areas of the PRC's information technology industry and publishes approximately 70 specific reports on these areas annually.

The "Company" refers to Acto Digital Video U.S.A. Inc., the Delaware corporation whose shares are covered by this prospectus. The Company owns 74.86% of Shenzhen Acto.

"DLP" means digital light processing and refers to a technology that is the core image generating technology in some digital projectors that compete with our current line of projectors.

"LCD" means liquid crystal display and describes the key technology used in our products.

"OTC Bulletin Board" means the Over-the-Counter Bulletin Board, an automatic securities quotation system maintain by the National Association of Securities Dealers, Inc.

"PRC" means the People's Republic of China. Sometimes, we refer to the People's Republic of China simply as "China."

"RMB"  or  "Renminbi"  is  the  currency  of  the  PRC.

"SEC"  means  the  Securities  and  Exchange  Commission  in the United States.

"Share Exchange Agreement" means the Share Exchange Agreement dated as of September 30, 2002 among the Company, Shenzhen ACTO and Mr. Jing Xie, an individual residing in the PRC and the Chairman and senior General Manager of Shenzhen Acto, pursuant to which the Company obtained its 74.86% ownership interest in Shenzhen Acto.

"Shenzhen Acto" means Shenzhen ACTO Digital Video Tech Co. Ltd., a People's Republic of China limited liability company of which the Company owns 74.86% of the equity interests. Shenzhen Acto does business in the PRC. Its business is reflected in this prospectus as the business of the Company.

"TV"  means  television.

"WTO"  means  the  World  Trade  Organization.

                               PROSPECTUS SUMMARY

HISTORY AND BUSINESS PRESENTATIONS. Acto Digital Video U.S.A. Inc., referred to throughout this document as the "Company," was incorporated under the laws of the State of Delaware on December 15, 1999, under the name, Micropower Generation, Inc. See THE COMPANY - Background. On October 30, 2002, through a share exchange and corporate reorganization, the Company acquired 74.86% of the equity interests of Shenzhen ACTO Digital Video Tech Co. Ltd., a People's Republic of China ("PRC") limited liability company engaged in the development, manufacture, sale and support of LCD projectors and projection systems. Shenzhen ACTO Digital Video Tech Co. Ltd. is referred to in this prospectus as "Shenzhen ACTO." The share exchange was effected pursuant to a Share Exchange Agreement dated as of September 30, 2002 among the Company, Shenzhen ACTO and Mr. Jing Xie, an individual residing in the PRC and the Chairman and senior General Manager of Shenzhen Acto (the "Share Exchange Agreement"). As a result of such share exchange, Mr. Jing Xie acquired 4,512,500 shares of the common stock of the Company, representing 50.14% of the total number of outstanding shares of the Company.

Our sole business is the business of Shenzhen ACTO. Consequently, the description of Shenzhen ACTO's business and financial condition herein are presented as the business and financial information of the Company. In addition, the share exchange described above was accounted for as a re-capitalization of the Company. Consequently, the historical operation of Shenzhen ACTO is presented as the historical operation of the Company. Through our ownership of 74.86% of the equity interests of Shenzhen ACTO, we have voting control of Shenzhen ACTO.

The Company's offices are located at 2000 South Dixie Highway, Suite 100, Miami, Florida 33133.

DESCRIPTION OF BUSINESS. Our core business is to develop, produce and sell video projection systems, principally liquid crystal display ("LCD") projectors. We currently have seven projector models that are offered for sale to customers in the PRC. We do business in a very competitive expanding and evolving marketplace in the PRC. We are developing two new products: (1) a multi-media rear-projection system that is capable of integrating with other projectors and multi-media components and is suitable for public presentations and (2) a rear-projection large screen television for the family consumer market in the PRC. Currently, our products are sold entirely in the PRC domestic market, primarily to educational institutions, government, the military and commercial business users inside the PRC. In the future, we intend to expand our marketing efforts outside the PRC, including in North America.

OUR SUBSIDIARY, SHENZHEN ACTO. Shenzhen ACTO was formed in the PRC as a limited liability company on May 12, 1998 by a registration with the Shenzhen Municipal Trade and Commercial Bureau. Upon completion of the share exchange by which the Company became Shenzhen Acto's majority shareholder, Shenzhen Acto became classified in the PRC as a sino-foreign joint venture. This classification did not change Shenzhen Acto's status as a limited liability company. Shenzhen ACTO's corporate offices are located at Hua Neng Building, 26th Floor, Shenan C.

Road, Futian District, Shenzhen Province, People's Republic of China. The telephone number is: 086-755-83684466. Shenzhen ACTO's general e-mail address is SZ@actochina.com. Shenzhen Acto has a production facility in Shenzhen and branch offices handling sales and customer service in Beijing, Shanghai, Chongqing and Wuhan, China.

SECURITIES BEING OFFERED. Our selling shareholders are offering up to 4,473,825 shares of common stock. We intend to include our shares for quotation on the "over-the-counter" ("OTC") Bulletin Board maintained by the National Association of Securities Dealers, Inc., at which time the shares may be sold at prevailing market prices or privately negotiated prices. Prior to inclusion for quotation on the OTC Bulletin Board, selling shareholders will sell at a fixed price of $2.50 per share. If we are successful in obtaining a listing on the OTC Bulletin Board, we intend to move our listing to the BBX marketplace, which will be owned and operated by The Nasdaq Stock Market , at such time as the BBX is operational. The BBX is scheduled to open in the second quarter of 2003, subject to approval by the SEC. Upon moving to the BBX, we will have to choose a new trading symbol. We further intend to include our shares for listing in the Small Cap Marketplace maintained by The Nasdaq Stock Market at such time as the Company meets the listing requirements for that exchange. We cannot assure you that we will be successful in obtaining any of these listings. There is no minimum number of shares that must be sold in this offering. All of the common stock to be sold under this prospectus will be sold by existing shareholders. The offering price on the cover page of this prospectus was determined arbitrarily by us for the purpose of calculating the registration fee for the filing of a Registration Statement with the SEC. Such offering price does not necessarily bear any relationship to the Company's book value, assets, past operating results, financial condition or any other established criteria of value.

RISK FACTORS. You should read the "RISK FACTORS" section as well as the other cautionary statements throughout this prospectus so that you understand the risks associated with an investment in our securities. Any investment in our common stock should be considered a high risk investment because we do business in a highly competitive marketplace in the PRC which has a business environment and political and legal system that is different from those of Western democratic countries.

USE OF PROCEEDS. The selling shareholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the sale of these shares by the selling shareholders. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS. This prospectus contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, our beliefs and assumptions. Words including "may," "could," "would," "will," "anticipates," "expects," "intends," "plans," "projects," "believes," "seeks," "estimates," and similar expressions are not guarantees of future performance and are subject to certain risks and uncertainties as described in "RISK FACTORS" and elsewhere in this prospectus. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                  RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the following factors and other information before deciding to invest in our shares of common stock.

1.   OUR  BUSINESS  AND  ASSETS  ARE LOCATED ENIRELY IN THE PEOPLE'S REPUBLIC OF
     CHINA.

Our business assets are located in the PRC. Our market for our products also is in the PRC. An investment in the Company is subject to all of the risks of international investment and risks related to business, economic and political conditions in the PRC. In particular, private business in the PRC is in an evolving stage and is subject to the risk of government intervention.

The PRC has experienced rapid economic growth, although unevenly across sectors of its economy. Such rapid growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of parts and materials necessary to operate our business, it may have an adverse effect on our profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such policies and government controls can lead to a slowing of economic growth and may have direct negative effects on our business.

2. WE ARE UNABLE TO PREDICT WHAT EFFECT, IF ANY, THE PRC'S ADMITTANCE INTO THE WORLD TRADE ORGANIZATION, WILL HAVE ON OUR BUSINESS.

On January 1, 2002, the World Trade Organization admitted the PRC into the World Trade Organization (the "WTO"). WTO membership has eased restrictions on foreign investment, movement of capital and generally reduced some of the uncertainties of doing business in the PRC. However, at this time, we cannot predict what effects the PRC's entry into the WTO will have upon our business. As a result of admission into the WTO, the PRC's import tariff rate is expected to decline over the next five years. Prior to January 1, 2002, the import tariff rate was 35%. That rate was cut to 30% in 2002 and is expected to be reduced to zero by 2007. Reduction of the import tariff rate will reduce our cost for projector components imported from outside the PRC, but it will also reduce the price of competing projectors imported into the PRC from manufacturers outside the PRC. Our expectation is that that reduction of the import tariff rate will increase price competition in the PRC market. Also, orders for projectors in 2001 and continuing into 2002 may be delayed as potential customers wait for further reductions in the import tariff with resulting price decreases in the projector market. Averages prices for projectors in the Chinese market generally fell during 2001 and we expect that trend to continue.

Since 1949, the economy of the PRC has been a planned economy subject to one- and five-year state plans adopted by central PRC government authorities and implemented, to a large extent, by provincial and local authorities, which plans set out production and development targets. Economic reform policies since 1978 have emphasized decentralization and the utilization of market mechanisms in the development of the PRC economy. Such economic reform measures adopted by the PRC government may be inconsistent or ineffectual, and the Company may not be able to benefit from all such reforms. Many of the reforms are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within the PRC, could also lead to further readjustment of the reform measures. This refining and readjustment process may not always have a positive effect on the operations of the Company. The Company's operating results may be adversely affected by changes in the PRC's political, economic and social conditions and by changes in policies of the PRC government, such as changes in laws and regulations (or the interpretation thereof), measures that may be introduced to control inflation, changes in the rate or method of taxation or the imposition of additional restrictions on currency conversion.

3. WE MAY SUFFER CURRENCY EXCHANGE LOSSES IF THE RENMINBI DEPRECIATES RELATIVE TO THE U.S. DOLLAR.

Our reporting currency is the U.S. Dollar. However, substantially all of our assets and revenues in the PRC are denominated in Renminbi or RMB. Our assets and revenues expressed in our U.S. Dollar financial statements will decline in value if the Renminbi depreciates relative to the U.S. Dollar. Any such depreciation could adversely affect the market price of our common stock.

The PRC imposes controls over the conversion of RMB into foreign currencies and remittance thereof out of the PRC must be conducted through the Bank of China or other authorized financial institutions to deal in foreign currencies or, for conversion only, through authorized banks or foreign exchange adjustment centers.

Under current PRC regulations, the payment of dividends, trade and service-related foreign transactions to a foreign investor of a foreign-invested enterprise such as Shenzhen Acto, is treated as a "current account" payment for which the approval of the PRC's State Administration of Foreign Exchange is not required. However, in order to distribute dividends to the Company Shenzhen Acto must file documentation to a designated foreign exchange bank that certifies that all requirements have been met, including such requirements as payment of Shenzhen Acto's taxes, board of directors' approval and a capital verification report issued by an accounting firm. A return of capital, which includes foreign direct investment, upon the dissolution of a foreign-invested enterprise such as Shenzhen Acto, is treated as a "capital account" payment and requires the PRC's State Administration of Foreign Exchanges' approval in addition to the filing of documentation. Shenzhen currently does not have direct foreign investment for this purpose and the proceeds of this offering will not become direct foreign investment because the selling shareholders, only, will receive the proceeds of this offering. See "USE OF PROCEEDS" and "SELLING SHAREHOLDERS."

Shenzhen Acto may convert Renminbi for transactions under the "current account" without the approval of the PRC State Administration of Foreign Exchange for settlement of "current account" transactions, including payment of dividends to the Company, by providing commercial documents evidencing these transactions. Shenzhen Acto may also retain foreign exchange in its current accounts (subject to a ceiling approved by the State Administration of Foreign Exchange) to satisfy foreign exchange liabilities or to pay dividends. However, the relevant PRC governmental authorities may limit or eliminate the ability of Shenzhen Acto to purchase and retain foreign currencies in the future. Such change of policy would materially and adversely affect our business, financial condition and results of operations.

Very limited hedging transactions are available in the PRC to reduce our exposure to exchange rate fluctuations. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all.

4. OUR BUSINESS MAY BE ADVERSELY AFFECTED BY THE RELATIONSHIP BETWEEN CHINA AND THE UNITED STATES.

We are a Delaware corporation and subject to the laws of the United States. Our principal business is conducted through Shenzhen Acto, a 74.86%-owned subsidiary in the PRC and our business is directly affected by political and economic conditions in the PRC. Our business may be adversely affected by the diplomatic and political relationships between the U.S. and China. These influences may adversely affect our ability to operate in the PRC or affect our ability to market products to customers in the PRC, including governmental customers. In addition, boycotts, protests, governmental sanctions and other actions that affect the ability of our subsidiary to offer products and services in the PRC could adversely affect our ability to operate profitably in the PRC.

5.   DEPENDENCE  ON  FACTORIES  IN  THE  PRC

The Company's products are currently assembled in a production facility located in Shenzhen, China. Firefighting and disaster relief or assistance in the PRC are substandard by Western standards. The Company does not maintain fire, casualty or theft insurance on its leased real property, equipment, furniture, stock in trade, goods or merchandise in the PRC. In the event of material damage to, or the loss of, the Company's factory or other offices due to fire, severe weather, flood or other cause, such damage or loss would have a material adverse effect on the Company's financial condition, business and prospects and could cause the Company to be unable to continue to do business. Also, consistent with the customary practice among enterprises in China, the Company does not carry any business interruption insurance.

6. THE PRC LEGAL SYSTEM IS, IN SOME RESPECTS, UNDERDEVELOPED AND OUR SHAREHOLDERS MAY NOT BE ABLE TO ENFORCE U.S. CIVIL LIABILITIES CLAIMS IN THE PRC.

Our assets and operations are located entirely in the PRC. In addition, a majority of our directors and officers are nationals and residents of the PRC and our remaining directors are citizens of Canada. All, or a substantial portion, of the assets of these persons who are foreign nationals are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. In addition, there is uncertainty as to whether the courts of the PRC or Canada would recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in the PRC against us or such persons predicated upon the securities laws of the United States or any state thereof.

Additionally, despite legal developments in the PRC over the past 20 years, adequate laws do not exist in all areas. The laws that do exist are relatively recent, and their interpretation and enforcement involve uncertainties, which could limit the available legal protections. It may be impossible to obtain swift and equitable enforcement of laws, or to obtain enforcement of a judgment by a court of another jurisdiction. The outcome of any litigation may be more uncertain than usual because: (i) the PRC judiciary's experience is relatively limited and (ii) the interpretation of PRC laws may be subject to policy changes reflecting domestic political changes.

Further, many tax rules are not published in the PRC and those that are published can be ambiguous and contradictory, leaving a considerable amount of discretion to local tax authorities. The PRC currently offers tax and other preferential incentives to encourage foreign investment. However, the country's tax regime is undergoing review and there is no assurance that such tax and other incentives will continue to be made available.

7.   WE  ARE DEPENDANT ON GOVERNMENT RELATED ORDERS FOR OVER HALF OF OUR REVENUE

The majority of our sales are to PRC government related purchasers in the areas of education, government and the military who may use government approved suppliers. In the year ended December 31, 2001, approximately 70% of our sales were to educational customers, many of which have government ties or government funding. According to the CCID Report, the education sector in China is by far the largest consumer of projectors, purchasing an estimated 36% of total projector sales in the PRC for 2001. As a matter of state policy, the PRC promotes education nationally. According to the CCID Report, historically, educational customers have comprised the largest market segment of the projector market in the PRC. Although actual sales to educational customers have continued to increase, the size of the total market has increased faster resulting in a decreases in the relative percentage of sales to educational customers. Our marketing and product design have been directed toward educational customers because they are such a large component of our customer base. The PRC's Ministry of Education has supported our research and development of LCD projection technology with research grants in the past. In addition, we have received grants from the Shenzhen Municipal Government, including in 2001, a government grant of $367,400. We expect such support to continue, however, there is no assurance that it will continue and we cannot predict the timing or level of such support. A change in the government of the PRC or its policy with respect to supporting LCD technology development and manufacturing could have a direct negative impact on our profitability or even the viability of our business. The loss of PRC educational customers or a substantial decline in sales to such customers would have a material adverse effect on the Company's financial condition, business and prospects. The Company's dependence on customers who are part of the government of the PRC or who are funded by such government is expected to continue in the foreseeable future. Our new product lines under development, which use rear-projection for multi-media projection systems and projection TV, are directed at business and family consumers. This business and consumer market, because of its potential size and early acceptance of projectors, may be our largest growth market in the future.

8.   RISK  OF  OBSOLESCENCE

The introduction of products embodying new technology and the emergence of new industry standards may render the Company's products obsolete and unmarketable. The Company's success will depend upon its ability to enhance its existing products and develop new products that keep pace with technological developments and emerging industry standards in order to meet the changing needs of the Company's customers. There can be no assurance that technological changes or evolving industry standards will not render the Company's products obsolete. In particular, a new technology known as "digital light processing" ("DLP") which was developed by Texas Instruments Corporation is being used by some U.S. and European manufacturers. This technology enables projectors to be smaller and lighter. The image created by DLP based projectors is sharp, although not as sharp as high-end LCD-based projectors. The DLP technology is also believed to produce better "black levels" (deeper high-contrast black levels) in projected images. Our projectors are all based upon LCD technology. Most of the large Japanese projector manufacturers also produce only LCD based projectors and they are producing increasingly sharp, bright LCD circuits and components which compete very favorably with DLP technology in terms of image quality. However, it is expected that DLP based projector producers will expand their market share, especially where portability and weight are significant factors in consumer decisions. We believe that our LCD based projectors compete favorably with DLP based projectors because they generally produce a brighter image which has better color saturation. Brightness is a significant factor for the educational purchasers that are the largest component of our customer base. Among other advantages, if the projected image is adequately bright, room lights do not have to be dimmed.

In addition, the projector market is evolving in a direction which will cause us to adopt new features and integration technologies to remain competitive. These technologies may include wireless communication with computer networks, "Bluetooth" connectivity (also enabling wireless connections), compatibility with external writing board or "electro-white boards" and enhanced multi-function remote controls. Also, as projector prices fall, consumers will demand increasing brightness and image quality at lower prices. We must remain competitive with all of these emerging technologies and integrate new features into our products as the projector market evolves.

We further expect to compete in the area of product reliability and longevity. The reliability of our products increasingly will be a sales point as the market matures, features become more standardized and our competition offers longer product guarantees. In particular, the useful life of liquid crystal display circuits is a function of their design, the heat dissipation characteristics of the circuit and the projector and the quality of the components. We offer a three-year warranty on our projectors, with the exception of certain parts which have a shorter expected life such as bulbs. This warranty is one of the most competitive product warranties in the PRC market.

9.   ABSENCE  OF  PROTECTION  FOR  INTELLECTUAL  PROPERTY

The Company uses what it considers, based on customary business practices in the PRC, appropriate measures to protect its technology and proprietary intellectual property. These measures may not provide adequate protection, and the Company's competitors have developed functionally equivalent technology independently.

Shenzhen  Act  has  received  a trademark registration for the trademark, "ACTO"
(English translation) from the Chinese Trade and Commerce Management Bureau - Trademark Management Bureau. The registration became effective as of June 14, 2002 and will expire on June 13, 2012, if not renewed. The registration covers use of the mark in connection with projectors generally, including projective display equipment, video and audio educational equipment, slide projection equipment, data processing equipment and notebook computers.

The Company intends to apply for registration of the trademark, "Acto" and "Acto Digital Video" with the United States Patent and Trademark Office. As of the date of this prospectus, the Company's trademarks are protected in China only.

Shenzhen Acto holds two patents in China. One patent covers the design of the shell of an Acto projector. The other patent covers the proprietary systems integration of the components of the Shenzhen Acto LCD projectors. The patents are further described in the section of this prospectus entitled, "OUR BUSINESS
- Intellectual Property." The Company believes that these patents protect the Company's use of its own proprietary technology in China. These patents are not enforceable outside of China and the Company has no international patent protection. There can be no assurance that such patents will not be challenged, invalidated or circumvented, in which event the Company may be adversely affected. Moreover, much of the core technology involved in manufacturing LCD projectors is not protectable or is owned by other companies, some of whom are competitors, and as a result the patents do not present any significant barrier to another company's entry into the industry or to another company's competing with us in the PRC or elsewhere.

Shenzhen Acto has agreements with its employees which include a provision requiring employees to protect the Company's business secrets. It is not clear whether such agreements would be enforced by courts in the PRC. Shenzhen Acto does not have agreements with employees which would prevent them from competing with Shenzhen Acto. Also, Shenzhen Acto does not have agreements with employees which require assignment of rights to inventions.

The Company may receive, in the future, notices from third parties alleging that the Company is infringing the intellectual property rights of a third party. A finding that the Company has infringed the intellectual property rights of a third party could have a material adverse effect on the Company.

10. WE MAY NOT BE ABLE TO EXPAND OPERATIONS IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL.

The expansion of our business, including establishment of marketing and promotional operations in North America, may require additional working capital and investment in research and development and production equipment. Future additional financing may take the form of the issuance of common stock or preferred stock, which may be dilutive to the then current shareholders if issued at a price that is lower than the market price. Such future financing may also take the form of debt securities or may involve bank or other lender financing. The Company intends to borrow up to RMB20,000,000 (approximately $2,419,228) from a bank or other commercial lender in the PRC within the next twelve months. We cannot assure you that we will be able to obtain such additional financing on a timely basis or on favorable terms, if at all. Because our business is in the PRC, we may be unable to secure any financing outside the PRC. Capital markets in the PRC are more limited than in Western countries and opportunities to secure bank financing or other commercial financing are also more limited in the PRC.

11.  LOANS  TO  THIRD  PARTIES

We have advanced loans to other business entities in connection with the development of technology which compliments our LCD projection technology and product line, and in one case, to an entity that is engaged in development of technology that is not related to our business. With respect to some of these arrangements, Shenzhen Acto has advanced funds where repayment is subject to the success of these enterprises.

Shenzhen Acto also has borrowed approximately $1.3 million from customers and other entities with which it does business in the PRC and from employees of Shenzhen Acto pursuant to informal arrangements which may permit one or more lenders to demand repayment of such loans at any time. While there is evidence of this indebtedness in the records of Shenzhen Acto, in some cases there are no written terms for repayment or payment of interest. Shenzhen Acto takes the position that these loans do not bear interest. If such lenders demanded repayment, there is no assurance that Shenzhen Acto would be able to secure alternative financing or meet these obligations.

While informal financing arrangements are common in the PRC, especially for new companies like ours, the amounts at risk are material and these arrangements present business risks if other parties default and we are unable to enforce our rights. Despite legal developments in the PRC over the past 20 years, adequate laws (comparable with Western standards) do not exist in all areas and it is unclear how any of our business arrangements would be interpreted or enforced by a court in the PRC.

12. THE LOSS OF ANY KEY PERSONNEL WOULD DISRUPT OUR OPERATION AND HURT OUR PROFITABLILITY.

Our future success depends to a significant extent on the continued services of our management group and senior engineers. We presently do not carry key man life insurance on any of the members of the management group or the engineers. If the Company were to lose any of its key managers or engineers, it may be very difficult or impossible to replace these key persons in China. In particular, Mr. Jing Xie, the founder of Shenzhen Acto, is the Company's President and Chairman. He is also the senior General Manager of Shenzhen Acto and is in charge of sales and marketing of the Company's products. Also, Mr. Yingdong Shi, Director of Research and Development has played a key role in the development of the Company's products, including its first LCD projector which was introduced to the market in May of 2000. Further, Mr. ZiLi Xi, also a Senior Engineer, plays a key role in maintaining the competitiveness of our products and in product development.

13. WE HAVE MANY COMPETITORS WHICH HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THESE COMPETITORS MAY NEGATIVELY AFFECT OUR BUSINESS.

The digital projection business is highly competitive. According to the CCID Report, we have between seventy and eighty competitors in the PRC projector market. These competitors, in some cases, have much greater financial, technical and other resources than we have. They include Infocus Corporation
(USA), Seiko Epson Corporation ("Epson"), Toshiba Corporation ("Toshiba"), Sony Corporation ("Sony"), Sanyo Electric Co. ("Sanyo"), Legend Group Ltd.
("Legend"), Panasonic (Matsushita Electric) ("Panasonic"), NEC, ACER Communications and Multimedia, Morning Star, BenQ Incorporated ("BenQ"), ViewSonic and Phillips Electronics N.V. ("Phillips"). While the Company has been successful in securing sales and expanding its sales in the PRC, there is no assurance that the Company will continue to be able to compete effectively. If we are unable to maintain or expand our technology, equipment and provide experienced well-trained field personnel, we may lose our competitive edge in the market and we would be unable to maintain or increase our market share.

Of the seventy to eighty projector brands currently competing in the Chinese market none is dominant according to the CCID Report. Epson, Toshiba and Sony currently account for approximately 31% of total projector sales, according to the CCID Report. We believe Epson's success is due primarily to its early focus on the Chinese market and the overall quality and durability of its projectors. Toshiba has formed an alliance with Digital China Ltd. which has facilitated business relationships with government and military sectors of the market. Sony and NEC also compete very favorably based upon their high-end technology and image quality. With the PRC's entry into the WTO as of January of 2002, international competition is expected to become stronger as import tariffs decrease. Also, international companies are increasingly manufacturing their projectors in the PRC, which helps them lower their costs and improve their sales channels. At the same time, we face competition from other domestic companies that produce projectors such as Beijing Asee IT Co., Ltd. and Tsinghua Unisplendour Group, each of which still hold relatively small shares of the market. Our growth will depend, in part, upon our ability to expand our sales channels, compete effectively with the advertising and brand promotion of our competitors and provide service for our products in the field. We believe customer service may become a key element in the competition for market share as the market matures and projector producers match prices and features.

14. PURCHASERS OF OUR SHARES OF COMMON STOCK MAY BE UNABLE TO SELL THEIR SHARES BECAUSE ANY MARKET THAT DEVELOPS MAY BE LIMITED.

There is currently no public market for our common stock and any public market that develops may be limited. We intend to apply for listing on the OTC Bulletin Board. If we are successful in obtaining a listing on the OTC Bulletin Board, we intend to move our listing to the BBX marketplace when it is operational. The BBX is owned by The Nasdaq Stock Market and is scheduled to open in the second quarter of 2003. We further intend to include our shares for listing in the Small Cap Marketplace maintained by The Nasdaq Stock Market at such time as the Company meets the listing requirements for that exchange. We cannot assure you that we will be successful in obtaining any of these listing or that any market for the shares will develop or, if it develops that it will be sustained. Also, purchase and sale of our shares through the OTC Bulletin Board or the BBX may not be allowed in certain States in the United States where our shares have not been cleared by appropriate State securities commissions.

15.  MAJORITY  SHAREHOLDER  CONTROL

Mr. Jing Xie, the Chairman of the Board of the Company owns shares representing approximately 50.14% of the common stock of the Company. Mr Xie's shares are not registered under the Securities Act of 1933 as amended (the "Securities Act"), however, he could cause the Company to register his shares under the Securities Act and sell his shares in the trading market. Further, Mr. Xie could sell his shares without so registering under Rule 144 promulgated under the Securities Act. However, as an affiliate of the Company, such sales by Mr. Xie would be subject to the volume restrictions imposed by Rule 144, which limits sales of unregistered shares of the Company by affiliates of the Company to certain volume restrictions including no more that 1% of the total outstanding class of securities of the Company during any three-month period.

As the holder of 50.14% of the common stock of the Company, Mr. Xie substantially controls the Company and its majority-owned subsidiary, Shenzhen Acto. As a result, Mr. Xie may effect substantial business decisions and changes in the Company. Investors purchasing our shares may have little or no say in decisions affecting the Company.

16.  STATUTORY  RESERVES

Pursuant to PRC law, Shenzhen Acto maintains a statutory reserve fund equal to 10% of net income after taxes and a statutory public welfare reserve fund equal to 10% of net income after taxes. There is no assurance that Shenzhen Acto will be able to maintain such reserves in the future. Failure to maintain such reserves may result in the imposition of fines or other penalties in the PRC.

17. BROKER-DEALERS MAY BE DISCOURAGED FROM EFFECTING TRANSACTIONS IN OUR SHARES BECAUSE THEY ARE CONSIDERED PENNY STOCKS AND ARE SUBJECT TO THE PENNY STOCK RULES.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "a penny stock". A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Our shares may be quoted on the OTC Bulletin Board and, when operational, the BBX, and the price of our shares may fall within a range which would cause our shares to be considered a "penny stock." The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares by selling stockholders.

                                    DILUTION

The shares being registered are held by the selling stockholders. No proceeds from the sale of the shares to the public will be received by the Company. See Risk Factor No. 10 in this prospectus, regarding the risk of dilution in the future.

                                 DIVIDEND POLICY

We have never paid any dividends on our common stock. We do not intend to declare or pay dividends on our common stock, but to retain our earnings, if any, for the operation and expansion of our business. Dividends will be subject to the discretion of our board of directors and will be contingent on future earnings, if any, our financial condition, capital requirements, general business conditions and other factors as our board of directors deems relevant.

                                 CAPITALIZATION

The following table sets forth our pro forma capitalization as of August 31, 2002, reflecting the capitalization of the Company as if the Share Exchange Agreement had been consummated and the reverse stock split which was effected as of October 29, 2002 had been completed as of August 31, 2002.

You should read this table in conjunction with our unaudited pro forma consolidated financial information as of August 31, 2002, including the notes to our unaudited pro forma consolidated financial information, which appear elsewhere in this prospectus.


Share Capital: . . . . . . . . . . . . . . . . . . .
Preferred stock $.0001 par value, authorized 50,000,000                  $      0
shares; issued and outstanding - 0 shares

Common stock $.0001 par value, authorized 50,000,000                     $      900
shares; issued and outstanding - 9,000,000 shares

Additional paid-in capital . . . . . . . . . . . . . . . . . . . . .     $2,044,194

Unappropriated retained earnings. . . . . . . . . . . . . . . . . .      $  414,830
Appropriated retained earnings                                           $1,500,041
                                                                         -----------
Total stockholders' equity:. . . . . . . . . . . . . . . . . . . .        $3,959,965
Non-Controlling Interest                                                  $ (995,548)  $  995,548
                                                                         -----------
Total Stockholders Equity,
Controlling Interest . . . . . . . . . . . . . . . . . . . . . . ..       $2,964,417   $2,964,417
                                                                         ===========   ----------

Total Capitalization                                                                   $3,959,965
                                                                                       ==========

                                   THE COMPANY

BACKGROUND

Acto Digital Video U.S.A. Inc., referred to throughout this document as the "Company," was incorporated under the laws of the State of Delaware on December 15, 1999, under the name, "Micropower Generation, Inc." The Company owns 74.86% of the equity interests of Shenzhen Acto. The business of the Company described in this prospectus is the business of Shenzhen Acto. The Company was formed as a subsidiary of Natquote Financial, Inc., a Delaware corporation ("Natquote"), in order to acquire and develop hydroelectric power plants in Brazil. Because the hydroelectric business was not part of Natquote's core business, Natquote issued the shares of the Company to the shareholders of Natquote as a share-dividend at a rate of one share of the Company for each block of 30 shares held by Natquote shareholders as of a record date in 1999. As a result, the Company became an independent company. Ship Island Investments funded the cost of incorporation and initial operation of the Company in 1999 and, in consideration of its investment, was issued 16,582,200 shares of the Company's common stock.

The Company was unable to complete the negotiation of transaction to acquire and develop hydroelectric projects in Brazil. As a result that transaction did not go forward and the Company did not undertake business operations. Consequently, prior to the share exchange described below, the Company had no revenues or business operations.

On October 30, 2002, through a share exchange and corporate reorganization, the Company acquired 74.86% of the equity interests of Shenzhen ACTO. The share exchange was effected pursuant to a Share Exchange Agreement dated as of September 30, 2002 among the Company, Shenzhen ACTO and Mr. Jing Xie, an individual residing in the PRC and the Chairman, senior General Manager and majority shareholder of Shenzhen Acto. As a result of such share exchange, Mr. Xie acquired 4,512,500 shares of the common stock of the Company, representing 50.14% of the total number of outstanding shares of the Company.

Also, on October 30, 2002, Ship Island Investments sold 4,212,500 of its shares of common stock of the Company to certain purchasers in a private placement outside the United States pursuant to a Share Purchase Agreement dated September 30, 2002 among Ship Island Investments, Medallion Capital Corp. [China] Ltd., as agent for the purchasing parties and the Company. The parties who purchased shares of the Company from Ship Island Investments are among the selling shareholders listed in the section of this prospectus entitled, "SELLING SHAREHOLDERS."


                                  OUR BUSINESS

The Company's sole business is the business of Shenzhen ACTO. Consequently, the description of Shenzhen Acto's business, its historical operations and financial condition herein are presented as the business, historical operation and financial information of the Company. Through our ownership of 74.86% of the equity interests of Shenzhen ACTO, we have voting control of Shenzhen ACTO.

Shenzhen ACTO was established in 1998 in Shenzhen, China. The founders of Shenzhen Acto believed there was a significant domestic market in the PRC for LCD projective equipment as well as a desire within the PRC government to foster domestic manufacture of LCD projectors and development of related technology. Upon formation, Shenzhen ACTO commenced research and development of an LCD projective display unit. After a three-year effort, in May of 2000 Shenzhen ACTO introduced its first LCD projector. In the year ended December 31, 2001, Shenzhen Acto sold 1,756 LCD projectors. During the period from January 1, 2002 through August 31, 2002, Shenzhen Acto sold 2,578 projectors.

Shenzhen Acto maintains sales, support, consulting and service offices in Shenzhen, Beijing, Wuhan, Chongqing and Shanghai, China.

The Company has 92 employees. Of this number approximately 10 persons are employed in management and administration and the balance of our employees are divided among manufacturing, research and development and sales. Our employees are highly educated. Fifty-eight of our employees have a college level education. Four of our employees have doctoral degrees and twenty-two have masters degrees. Two of our employees are currently in graduate programs.

OVERVIEW  OF  THE  CHINESE  MARKET

In this prospectus, the "CCID Report" refers to the "2001-2002 Annual Research Report on China's Projector Market" of CCID Consulting Co. Ltd. ("CCID"). CCID is a consulting firm based in Bejing, China that is associated with the China Center for Information Industry Development, which is sponsored by the PRC's Ministry of Information. CCID tracks market information in a variety of specific areas of the PRC's information technology industry and publishes approximately 70 specific reports on these areas annually. Much of the market information in this prospectus is based upon the CCID Report.

According to the CCID Report, the Chinese projector market is rapidly developing and shows a potential to expand greatly in the coming years. According to a Report of CCID Consulting Co. Ltd. ("CCID"), based in Bejing, China, sales volume for the Chinese projector market was 61,000 units in 2001. This compares with 42,000 units in 2000, 29,000 units in 1999, 18,000 units in 1998, 8,000 units in 1997 and 3,000 units in 1996. Sales on China's projector market totaled approximately RMB2.24 billion in 2001, a 21% increase from 2000 when total sales equaled approximately RMB1.85 billion. The CCID Report forecasts that projector sales in China will grow to 84,000 units in 2002, 131,000 units in 2003, 226,000 units in 2004, 404,000 units in 2005 and 790,000 units in 2006.

According to the CCID Report, while overall sales volume has risen, the average price of projectors has dropped substantially, from an average price of RMB51,379 in 1999, to an average price of RMB44,048 in 2000, to an average price of RMB36,721 in 2001. In 2001, approximately 76% of all projectors sold cost between RMB30,000 and RMB50,000, while only 10% of projectors sold cost over RMB50,000, and only 14% cost under RMB30,000. This trend toward lower unit prices is expected to continue due to several factors including: (i) refinements in technology and the production process, (ii) increasing manufacture by international producers domestically in China and (iii) China's entry into the

World Trade Organization on January 1, 2002, which will result in the reduction of the Chinese import tariff rate from 35% to zero over the next five years. Last year, the Chinese import tariff rate was reduced from 35% to 30%. These import tariff rates affect the prices of projectors manufactured outside the PRC and those produced domestically as the reduced import tariff affects the price of components used by domestic producers such as Shenzhen Acto.

The growth in the projector sales is attributed, in part, to an ongoing expansion of the types of applications in which projectors are used. These applications include digital presentations run by computers, multimedia video presentations and increasingly as a substitute for computer monitors and large screen television. As the market has developed, projectors have been adapted to meet different applications. Projector models targeted toward business users, for example, are more portable and generally weigh less. They may have special features like the ability to communicate wirelessly with computers or computer networks. Alternatively, projectors designed for fixed installations where video is to be displayed are larger and heavier but have greater brightness, contrast and sharpness. If digital projectors gain acceptance in the consumer (family residential) market, the potential size of the market in China is very large. We believe this consumer market has the greatest growth potential. However, it is difficult to predict when the digital projector will gain acceptance as a family entertainment product, if at all, and at what price point digital projectors will penetrate this market segment.

As a result of increasing demand for projectors and reduction in prices, competition in the Chinese projector market is very intense. There are between 70 and 80 producers competing in the Chinese market currently, with no dominant sales leader. According to the CCID Report, none of the top producers account for more that 20% of the market. The top five projector sales leaders in China accounted for a combined market share of approximately 45% in 2001, with the top three manufacturers accounting for a combined market share of approximately 31%. The top sellers in the Chinese projection market in 2001 were: Epson with approximately 7,800 sets sold (12.8% of the total market); Toshiba with approximately 6,500 sets sold (10.7% of the market); Sony Corporation of America with approximately 4,800 sets sold (7.9% of the market); ASK with approximately 4,300 sets sold (7% of the market); NEC with approximately 4,200 sets sold (6.9% of the market); Morning Star with approximately 4, 100 sets sold (6.7% of the market); InFocus Corporation with approximately 3,800 sets sold (6.2% of the market); ACER Communications and Multimedia with approximately 3,400 sets sold (5.6% of the market); Panasonic (Matsushita Electric) with approximately 3,300 sets sold (5.4% of the market) Philips Electronics NV with approximately 2,900 sets sold (4.8% of the market); Sanyo with approximately 2,800 sets sold (4.6% of the market); and 3M with approximately 2,600 sets sold (4.3% of the market). We believe our sales accounted for approximately 2.9% of the market in 2001.

According to the CCID Report, educational customers historically and currently drive the demand for projectors, accounting for approximately 36% of sales in

2001. The education sector is followed by private businesses which accounted for approximately 34% of sales, government which accounted for approximately 10% of sales, telecommunications companies which accounted for approximately 6% of sales, the banking industry which accounted for approximately 5% of sales, manufacturing which accounted for approximately 3% of sales, transportation organizations which accounted for approximately 3% of sales, public health organizations which accounted for approximately 2% of sales, and families/consumers which accounted for approximately 0.4% of sales. The business market and consumer markets are the newest markets.

In terms of the regional sales structure within China, according to the CCID Report buyers in North China purchased the greatest number of projectors in 2001, buying approximately 24% of projectors sold (an estimated 14,820 units). This high demand is due to North China's large concentration of education and government customers. East China accounted for approximately 24% of projectors sold in 2001 (an estimated 14,580 units). South China accounted for approximately 19.5% of projectors sold in 2001 (an estimated 11,900 units), followed by Central China at approximately 10.5% (an estimated 6,400 units), Southwest China at approximately 8% (an estimated 4,760 units), Northeast China at approximately 7% (an estimated 4,450 units) and Northwest China at approximately 7% (an estimated 4,090 units).

Maintaining technological competitiveness will be a key factor for all of the manufacturers in the Chinese projection market. According to the CCID Report, in 2001 alone, more than 100 new products were developed with the duration of new product development cycles continually shortening. New developments include reduction in the size and weight of portable projectors. In 2001, sales of projectors between 2.5-5kg increased, and the proportion of sales for projectors below 2.5kg also increased. Other new features and technologies include adoption of wireless communication with computer networks, including "Bluetooth" wireless connectivity, compatibility with external writing board or "electro-white board" and enhanced multifunction remote controls. Also, as projector prices fall, consumers will demand increasing brightness and image quality at lower prices. Emerging technologies which enable better image quality at lower prices will be key factors in maintaining competitiveness.

Increasingly, reliability, durability and post-purchase customer service are factors affecting consumer choices. Certain manufacturers have set a standard by offering three-year guarantees on their products. We have met that standard with our own three-year product warranty, except for certain parts, such as bulbs. Digital China, which is allied with Toshiba, Legend (a domestic manufacturer) and Hitepro (also a domestic manufacturer) offer three-year guarantees on parts and service. ViewSonic and BenQ Incorporated have established extensive repair networks in China. Other manufacturers have not established domestic repair facilities and must service their units through Hong Kong. As features and image quality become more standardized among competing projector brands, reliability and service are anticipated to be greater factors in consumer purchasing choices. We have experienced difficulties obtaining parts for repairs, which are typically undertaken at the Shenzhen production facility. We expect to have our repair shop fully stocked and running efficiently, however, by February of 2003.

There are generally two types of digital video projectors in the market. Liquid crystal display (LCD) projectors, which we manufacture, are the dominant technology. However, projectors based upon "digital light processing" (DLP), a technology developed and controlled by Texas Instruments Inc. are expanding in market share. Texas Instruments, Inc. has partnered with certain North American and European manufacturers to produce DLP projectors. Large Japanese manufacturers continue to produce LCD projectors and continuously have refined this technology. Some of the advantages of our LCD technology include a sharper image, higher resolution and lower cost than DLP projectors. DLP projectors have the advantage of being more compact, having high contrast (particularly black level contrast) and reduced pixelation. Although LCD projectors currently out-sell DLP projectors, DLP projectors are gaining market share in the Chinese market. Of the 61,000 projectors sold in 2001, approximately 27% were DLP projectors, compared with only 15% in 2000. Our LCD projectors generally produce a brighter image than DLP based projectors. This extra brightness better suits the requirements of educational buyers, our biggest market in the PRC. We believe that ongoing improvements in LCD technology will allow LCD based projectors to maintain their advantage over DLP based projectors in brightness and color saturation for the foreseeable future.

According to the CCID Report, during 2001, approximately 44% of total projector sales in China were transacted through sales agents. These sales agents are typically systems integrators. Approximately 37% of projector sales were direct sales by manufacturers, and approximately 19% of projectors sales were through retail channels. In an effort to build sales channels, some international manufacturers have partnered with Chinese domestic manufacturers. Infocus and Toshiba have pursued such relationships. Other international manufacturers have established production operations in China in an effort to reduce production costs and further penetrate the Chinese market. Epson and Acer have pursued this strategy.

We have enjoyed considerable success marketing our lower resolution projectors (SVGA 800X600) which appeal to educational institutions. While these projectors offer less resolution than some of our current high-end competition, we believe that educational buyers in China are influenced heavily by price and will purchase lower cost projectors so long as the picture quality is acceptable. Because we understand the domestic market in the PRC, particularly the educational market, we have focused our efforts and product development on this segment where we can offer a combination of features, resolution, quality and price which meet the requirements of these customers. We believe we can compete very favourably with non-domestic international manufacturers, who are more focused on expanding features, image quality and portability, usually at higher prices than may be acceptable in these market niches. The Company enjoyed a sales increases of 30% in 2001, and 146% for the eight-month period ended August 31, 2002, respectively.

As competition in the projector market increases, we expect our profit margins to decrease. We will meet the competition, in part, by expanding our product line to include new products as described below. Also, we will continuously update and improve our technology to meet evolving market standards.

PRODUCTS

The following is a description of each product model offered by the Company. All of our projectors are LCD forward projectors, capable of projecting a clear, bright image on a large screen. The projectors are capable of handling signals from a computer, video player or other video source.

The core technologies involved in each product fall into the following categories: (a) the optical engine, (b) the LCD (liquid crystal display) chip and (c) the electronic driving circuit. Our proprietary technology and expertise is in creating the software that integrates and controls the components of the LCD projector. Most of the component parts in our projectors are purchased from third parties. We are able to obtain these parts from a variety of suppliers and we are not dependent upon any one source for our components. In some cases, we contract with other manufacturers to manufacture circuits of our design which we cannot obtain elsewhere or which are proprietary.

All of the models described below employ our proprietary Hyperfine Technology TM which is a line scanning technology, developed by the Company, that improves the clarity and detail of projected images. In addition, all of our products have the following features.
     *    High  brightness

     *    High  Contrast  Ratio

     *    Saturated  picture  with  98%  high  uniformity

     * Compatible with PC, Mac, Video, S-Video and some workstations made by IBM, Hewlitt Packard, Sun Microsystems and Silicon Graphics

     *    Convenient  monitor  output

     *    Plug  'n  Play  functionality

     * Convenient remote operation including "remote mouse" functionality. The following summarizes the unique features of each of our LCD projectors.

Model:  AT-749
        ------

The  principal  specifications  of  the  Model  AT-749  are  as  follows.

     Resolution: SVGA (1024 X 768), XGA(compressed), 750 Television Aerial (Video Input)

     Luminosity  Output:  3000  ANSI  Lumens

     Color:  over  16  million  colors

     Contrast  Ratio:  400:1

     Projection  Lens:  f=47-65mm,  f2.5-3  Remote  Electronic  Focus-adjustment

     Dimension:  305mm  (W),  395mm  (D),  150mm  (H)

     Weight:  6.7kg

Model:  AT-739
        ------

The  principal  specifications  of  the  Model  AT-739  are  as  follows.

     Resolution: SVGA (1024 X 768), XGA(compressed), 750 Television Aerial (Video Input)

     Luminosity  Output:  1800  ANSI  Lumens

     Color:  over  16  million  colors

     Contrast  Ratio:  350:1

     Projection  Lens:  f=47-65mm,  f2.5-3  Remote  Electronic  Focus-adjustment

     Dimension:  320mm  (W),  260mm  (D),  145mm  (H)

     Weight:  3.2kg

Model:  AT-2000
        -------

The  principal  specifications  of  the  Model  AT-2000  are  as  follows.

     Resolution:  1024  X  768

     Luminosity  Output:  2400  ANSI  Lumens

     Color:  over  16  million  colors

     Contrast  Ratio:  300:1

     Projection  Lens:  f=47-71mm,  f2.5-3.2  Remote Electronic Focus-adjustment

     Dimension:  268mm  (W),  368mm  (D),  129mm  (H)

     Weight:  5.2kg

Model:  AT-1900
        -------

The  principal  specifications  of  the  Model  AT-1900  are  as  follows.

     Resolution: SVGA (1024 X 768), XGA(compressed), 750 Television Aerial (Video Input)

     Luminosity  Output:  1900  ANSI  Lumens

     Color:  over  16  million  colors

     Contrast  Ratio:  250:1

     Projection  Lens:  f=47-71mm,  f2.5-3  Remote  Electronic  Focus-adjustment

     Dimension:  268mm  (W),  368mm  (D),  129mm  (H)

     Weight:  5.2kg

Model:  AT-1800
        -------

The  principal  specifications  of  the  Model  AT-1800  are  as  follows.

     Resolution:  800  x  600

     Luminosity  Output:  1800  ANSI  Lumens

     Color:  over  16  million  colors

     Contrast  Ratio:  250:1

     Projection  Lens:  f=47-71mm,  f2.5-3  Remote  Electronic  Focus-adjustment

     Dimension:  268mm  (W),  368mm  (D),  129mm  (H)

     Weight:  5.2kg

Model:  AT-719
        ------

The  principal  specifications  of  the  Model  AT-719  are  as  follows.

Resolution: SVGA (1024 X 768), XGA(compressed), 750 Television Aerial (Video Input)

     Luminosity  Output:  1000  ANSI  Lumens

     Color:  over  16  million  colors

     Contrast  Ratio:  350:1

     Projection  Lens:  f=28-37mm,  f2.3-2.6

     Dimension:  267mm  (W),  208mm  (D),  74mm  (H)

     Weight:  2.3kg

Model:  AT-728
        ------

The  principal  specifications  of  the  Model  AT-728  are  as  follows.

     Resolution:  800  x  600

     Luminosity  Output:  1500  ANSI  Lumens

     Color:  over  16  million  colors

     Contrast  Ratio:  300:1

     Projection  Lens:  f=28-65mm,  f2.5-3

     Dimension:  320mm  (W),  260mm  (D),  145mm  (H)

     Weight:  6  kg

PRODUCTION,  RESEARCH  AND  DEVELOPMENT

We maintain an assembly and production facility at Huale Mansion, 4th Floor, Zhonghangbei Road, Futian District, Shenzhen, China. Our projectors are assembled primarily from components which we purchase from manufacturers inside and outside China. We are not reliant on any one component source. We have developed systems integration software and circuits which permit the integration of a variety of components from different manufacturers. We have also developed our proprietary Hyperfine Technology TM which is a line scanning technology, developed by the Company, that improves the clarity and detail of projected images. We outsource the manufacture of our proprietary circuits. Our production facility consists largely of assembly, testing and packaging areas.

Shenzhen ACTO has a cooperative relationship with the Photoelectric Research Institute of Shenzhen University, the Optical Device Research Institute of Zhejiang University, the Optical Machine Research Institute of Xi'an and the Optical Machine Research Institute of Changchun. We draw on these relationships to maintain our technological competitiveness and further our product development.

We devote a substantial portion of our annual revenues to ongoing research and development. During the period from January 1, 2002 through August 31, 2002, Shezhen Acto expended approximately RMB1,735,100, of 28% of total expenses, of research and development. We have the following two new product lines under development.

LCD  PROJECTION  TV

We believe that there is an emerging consumer market in China for large screen rear-projection television. Growth of this market will depend to a significant degree upon growth of a consumer base for high-end electronics in China. Currently, this consumer segment is only a small fraction of the projector market. Our product under development is a rear-projection big-screen television which will employ the Company's LCD projection technology. Rear-projection televisions have the projector located within the television box itself and use rear projection to display the picture on an optical screen, thereby eliminating the need for a projector to project the image across the room. This product will have high resolution and brightness and will be our first rear projection model. The LCD Projection TV will be capable of handling a variety of input signals, including the video signal used in municipal cable television systems in the PRC. We expect to introduce this product to the market in July of 2003.

MULTI-MEDIA  PROJECTION  SYSTEM

Our other product under development is a multi-media rear-projection system that will be capable of integrating with multiple projectors and other multimedia components. This system will be able to receive video and audio input signals and will project an image onto a seventy-inch (70") screen. The product is designed to have high definition, high contrast and high brightness. The multi-media projection system will be capable of projecting images of sufficient brightness that there should be no need to dim room lights during a presentation. We expect that this model will be used primarily in fixed installations. We are expecting to introduce this product to the market in July of 2003.

SERVICE

We provide consultations with customers regarding the use of the projector, the proper location of the projector, the choice of products in our product line and configuration of the projector with auxiliary equipment. We also provide training for customers in the use of our projectors.

We have 24-hour telephone service "hot lines" in the PRC which are staffed by our technical consultants. We maintain sales and support offices in Shenzhen, Beijing, Wuhan, Chongqing and Shanghai, China. Each such office maintains the support files and service history of customers of that office.

Our service department is temporarily hampered by a shortage of parts which are imported from outside the PRC. We expect to have adequate parts supply by February of 2003. Currently, we are having difficulty providing service replacements for our projectors.

INTELLECTUAL  PROPERTY

Shenzhen Acto has received a trademark registration for the trademark, "ACTO" (English translation) from the Chinese Trade and Commerce Management Bureau - Trademark Management Bureau. The registration became effective as of June 14, 2002 and will expire on June 13, 2012, if not renewed. The registration covers use of the mark in connection with projectors generally, including projective display equipment, video and audio educational equipment, slide projection equipment, data processing equipment and notebook computers.

The Company intends to apply for registration of the trademark, "Acto" and "Acto Digital Video" with the United States Patent and Trademark Office. As of the date of this prospectus, the Company's trademarks are protected in China only.

Shenzhen  Acto  holds  two  patents  in  China.

The first patent covers the shell design of the projector. The patent was issued as of December 18, 2000 and is valid for ten years, provided that the owner pays an annual fee. Mr. Jing Xie was the applicant for the patent and its original owner. He assigned this patent to Shenzhen Acto as of December 20, 2000. The patent number assigned by the China Intellectual Property Bureau is 00266765.7.

The second patent covers the proprietary systems integration of the components of the LCD projectors, its input interface and signal coding system, LCD signal drive switch and optics drive. The patent was issued as of December 14, 2000 and is valid for ten years, provided that the owner pays an annual fee. Mr. Jing Xie was the applicant for the patent and its original owner. He assigned this patent to Shenzhen Acto as of December 20, 2000. The patent number assigned by the China Intellectual Property Bureau is 00350904.4.

The Company believes that these patents protect the Company's use of its own proprietary technology in China. These patents are not enforceable outside of China and the Company has no international patent protection. There can be no assurance that such patents will not be challenged, invalidated or circumvented, in which event the Company may be adversely affected. Moreover, much of the core technology involved in manufacturing LCD projectors is not protectable or is owned by other companies, some of whom are competitors, and as a result the patents do not present any significant barrier to another company's entry into the industry.

CONFIDENTIALITY  AND  TRADE  SECRETS

Shenzhen Acto has agreements with its employees which include a provision requiring employees to protect the Company's business secrets. Shenzhen Acto does not have agreements with employees which would prevent them from competing with Shenzhen Acto. Also, Shenzhen Acto does not have agreements with employees which require assignment of rights to inventions.

Policing the unauthorized use of our technology is difficult. We will use all viable and cost-permissive methods for defending and prosecuting any suspected violators of our intellectual property rights. We note that pursuing legal action to protect such rights may be difficult or not possible in the PRC.

COMPETITION

According to the CCID Report, as a result of increasing demand for projectors and reduction in prices, competition in the Chinese projector market is very intense. There are between 70 and 80 producers competing in the Chinese market currently, with no dominant sales leader. None of the top producers account for more that 20% of the market. The top five projector sales leaders in China accounted for a combined market share of approximately 45% in 2001, with the top three manufacturers accounting for a combined market share of approximately 31%. The top sellers in the Chinese projection market in 2001 were: Epson America Inc. with approximately 7,800 sets sold (12.8% of the total market); Toshiba with approximately 6,500 sets sold (10.7% of the market); Sony Corporation of America with approximately 4,800 sets sold (7.9% of the market); ASK with approximately 4,300 sets sold (7% of the market); NEC with approximately 4,200 sets sold (6.9% of the market); Morning Star with approximately 4, 100 sets sold (6.7% of the market); InFocus Corporation with approximately 3,800 sets sold (6.2% of the market); ACER Communications and Multimedia with approximately 3,400 sets sold (5.6% of the market); Panasonic (Matsushita Electric) with approximately 3,300 sets sold (5.4% of the market) Philips Electronics NV with approximately 2,900 sets sold (4.8% of the market); Sanyo North America Corporation with approximately 2,800 sets sold (4.6% of the market); and 3M with approximately 2,600 sets sold (4.3% of the market). We believe our sales accounted for approximately 2.9% of the market.

There are generally two types of digital video projectors in the market. Liquid crystal display (LCD) projectors, which we manufacture, are the dominant technology. However, projectors based upon "digital light processing" (DLP), a technology developed and controlled by Texas Instruments Inc. are expanding in market share. Texas Instruments, Inc. has partnered with certain North American and European manufacturers to produce DLP projectors. Large Japanese manufacturers continue to produce LCD projectors and continuously have refined this technology. Some of the advantages of our LCD technology include a sharper image, higher resolution and lower cost than DLP projectors. DLP projectors have the advantage of being more compact, having higher contrast (particularly black level contrast) and reduced pixelation. However, our LCD based projectors generally produce a brighter image than DLP based projectors. This brighter image is important to educational customers because it permits a highly readable display which does not require the dimming of room lights. Also, our LCD projectors generally have better color saturation.

We intend to compete by accelerating our research and development and continuing to expand our group of sales agents throughout the PRC. In addition, we will strengthen our brand recognition and through advertising and promotion. Further, we will continue to manage our expenses and recruit new engineering and business talent in the PRC. Also, we intend to expand our market to include foreign markets in countries including the United States and Canada.

FINANCING  STRATEGY

The Company has no commercial financing as of the date of this prospectus. Within the next twelve months, the Company intends to seek bank financing in the PRC of up to RMB20,000,000 (approximately $2,419,228) in order to make capital improvements and for working capital. In the future, the expansion of our business, including establishment of marketing and promotional operations in North America, may require additional working capital and investment in research and development and production equipment. Future additional financing may take the form of the issuance of common stock or preferred stock or debt securities. We cannot assure you that we will be able to obtain such additional financing on a timely basis or on favorable terms, if at all. Because our business is in the PRC, we may be unable to secure any financing outside the PRC. Capital markets in the PRC are more limited than in Western countries and opportunities to secure bank financing or other commercial financing are also more limited in the PRC.

LOAN  TO  SHENZHEN  LINGDA  TECH  CO.

Shenzhen  Acto  has  advanced  a  loan  to  Shenzhen  Lingda Tech Co. ("Shenzhen
Lingda").   Shenzhen  Lingda  is  developing  gun  and  bullet  identification technology for the PRC's Public Defense Ministry. The outstanding amount of the loan is approximately $240,964. Shenzhen Acto has the option of converting this loan into an investment in a joint venture with Shenzhen Lingda, should the initial research and development testing be successful. The results of the testing are expected in fiscal year 2003. The Company is committed to invest an additional $361,446 into the joint venture, should it exercise the above option. Shenzhen Acto also has agreed to provide certain research and development expertise in connection with Shezhen Lingda's technology and to provide optical testing equipment. While Shenzhen Lingda's business draws upon certain expertise of the Company, Shenzhen Lingda's business is outside our core business.

WEBSITE

Our  world  wide web address on the Internet is  www.ACTOChina.com.  The website
                                                 -----------------
is maintained in both Chinese and English versions and features a description of each of our projector models. The information contained in our Web site specifically is not incorporated in this prospectus. The Company makes no
                  ---
representations  as  to  the  accuracy  of  any  information  in  its  Web site.


                             DESCRIPTION OF PROPERTY

The Company's United States office is located at 2000 South Dixie Highway, Suite 100, Miami, Florida 33133. This office is used by the Company at no cost to the Company through an arrangement with a shareholder of the Company. Such shareholder receives no compensation under this arrangement.

Shenzhen Acto is headquartered at the Huaneng Building, Shennanzhong Road, Futian District, Shenzhen, China, where it maintains its executive offices. Shenzhen Acto maintains a manufacturing facility at Huale Mansion, 4th Floor, Zhonghangbei Road, Futian District, Shenzhen, China. In addition, Shenzhen Acto has sales and support offices in Shenzhen, Beijing, Wuhan, Chongqing and Shanghai, China and maintains a trading office in Hong Kong.

All  of  Shenzhen  Acto's  offices  are  leased.

The Executive offices are subject to a one-year lease which commenced as of April 12, 2001 and is currently in an indefinite renewal term. The landlord is Shenzhen Dongfang Tourism Agency Co., Ltd. The annual rent under this lease is approximately U.S.$1,102. This lease is in good standing. The Company believes that it could readily find alternative space at comparable cost for its executive offices in the event that this lease is terminated or not further renewed .

Our production facility is subject to a five-year lease, commencing as of April 1, 2001, with Shenzhen Huale Industrial Joint Stock Co. Ltd. as landlord.
Annual rent under this lease is approximately U.S.$50,808. The landlord is responsible for payment of taxes and management fees and the tenant is responsible for water, electricity maintenance and an unspecified property management fee. Tenant has an option to renew the lease on the same conditions for an indefinite renewal term.

The condition of both the executive offices and the manufacturing facilities is good. The Company does not maintain property insurance on either of these facilities. In the event of a fire or other destructive event, the Company would be forced to replace its facilities and equipment using its own financial resources.

The sales and support offices in Shenzhen, Beijing, Wuhan, Chongqing and Shanghai, China are subject to short-term leases at annual rents that do not represent material obligations. All such leases are in good standing and we believe that we could readily find alternative space in each respective city at comparable cost for all of these offices in the event that any of these leases were terminated or not renewed.


                                    EMPLOYEES

The Company has 92 employees. Of this number approximately 10 persons are employed in management and administration and the balance of our employees are divided among manufacturing, research and development and sales. Our employees are highly educated. Fifty-eight of our employees have a college level education. Four of our employees have doctoral degrees and twenty-two have masters degrees. Two of our employees are currently in graduate programs.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements and other financial information contained elsewhere in this prospectus. The Company's shares of Shenzhen Acto represent seventy-five-percent (74.86%) of Shenzhen
Acto's  limited  liability  company  equity  interests.

OVERVIEW

Except where specifically provided, the following information reflects operating results of Shenzhen ACTO (not the Company) for the periods indicated. The Company acquired 74.86% of equity interests of Shenzhen Acto as of September 30, 2002 as further described in the section of this prospectus entitled, "THE COMPANY - Background." Except as provided in the pro forma consolidated financial information for the Company and Shenzhen Acto included below, the following results of operations have not been adjusted to reflect the fact that the Company's interest in Shenzhen Acto is limited to 74.86% of its outstanding equity interests.

PLAN  OF  OPERATION

We  intend  to  grow  the  business  of  our  subsidiary  Shenzhen  Acto by: (1)
continuing to evolve our technology and introducing new products such as our rear projection TV and our rear projection multi-media system, which will expand our product lines into different market segments, including the consumer market and entertainment market segments, (2) maintaining and expanding our strategic positioning with PRC's educational institutions and the government of the PRC,
(3)  establishing additional sales offices and sales representatives in the PRC,
(4) undertaking approval for our products in North America and establishing marketing operations in North America, (5) continuing our efforts to cultivate relationships with major corporations worldwide that are producing products in the digital projection industry, (6) accelerating our research and development and (7) further promoting our brand recognition in the PRC. In connection with these activities, within the next twelve months we intend to borrow up to RMB20,000,000 (approximately $2,419,228) from a bank or a commercial lender in the PRC in order to further these undertakings. These funds would also be used to purchase an optical test platform, a color analyzer, computer chips, software and other equipment for use in testing and development. In addition, we intend to hire ten new employees in the next twelve months to fill positions in administration, sales, engineering and product design.

RESULTS  OF  OPERATION

The following table contains the results of operations for Shenzhen Acto, including results expressed as a percentage of sales for the respective periods indicated.




                                                         EIGHT MONTHS ENDED
                                                            AUGUST 31,

                                               2002 [UNAUDITED]       2001 [UNAUDITED]
                                                   $     % of sales  $         % of sales
Sales                                         $6,328,181    100.0%   2,575,878     100.0%
Cost of Goods Sold                             4,200,169     66.4%   1,576,508      61.2%
Gross Margin                                   2,128,012     33.6%     999,370      38.8%
Other Revenue                                     38,693      0.6%           -       0.0%
                                        --------------------------------------------------
Gross Earnings                                 2,166,705     34.2%     999,370      38.8%
Selling, General and Administration              541,025      8.5%     276,637      10.7%
Depreciation and Amortization                    213,441      3.4%      79,116       3.1%
                                        --------------------------------------------------
Income From Operations                         1,412,239     22.3%     643,617      25.0%
Interest Expense (Income)                        (23,125)     0.4%         593       0.0%
                                        --------------------------------------------------

Income (Loss) Before Income Taxes              1,435,364     22.7%     643,024      25.0%
Income Taxes (Recoveries)                        215,854      3.4%     104,041       4.0%
                                        --------------------------------------------------
Net Income (Loss)                              1,219,510     19.3%     538,983      21.0%
                                        ==================================================



EIGHT MONTHS ENDED AUGUST 31, 2002 (UNAUDITED) COMPARED WITH EIGHT MONTHS ENDED AUGUST 31, 2001 (UNAUDITED)

Sales.     Sales  for  the  eight  months  ended  August  31,  2002 increased by
-----
$3,752,303  or  246%  to  $6,328,181  from $2,575,878 for the eight months ended
August 31, 2002. This increase in sales is attributed primarily to the following factors.

A. Shenzhen Acto's production standard was approved and certified as the "National Electronic Products Manufacturing Standard" in the PRC and is to be adopted in other domestic companies national-wide. This development enhanced the awareness and acceptance of our trade name and our products in the PRC.

B. We opened sales and service offices in Beijing, Shanghai, Wuhan and Chongqing and increased our sales agent training. We believe the increase in the number of direct sales points helped sales.

C. We increased our expenditures in advertisement and sales network building. We also improved our remuneration package for sales agents.

Cost  of  Goods  Sold.  Cost of goods sold for the eight months ended August 31,
---------------------
2002  was  $4,200,169 or 66.4% of sales compared to $1,576,508 or 61.2% of sales for the eight months ended August 31, 2001. Cost of goods increased in the period ended August 31, 2002 compared with the same period last year because of an increase in line-workers, increased direct advertising expenses and increased expenses for direct sales efforts.

Selling,  General and Administration Expenses.  Operating expenses for the eight
---------------------------------------------
months ended August 31, 2002 increased by $264,388 or 95.6% to $541,025 from $276,637 for the eight months ended August 31, 2001. Selling, general and administration expenses were increased because we hired more engineers for manufacturing and research and development support. Research and development expenses increased as we pursued development of two new product lines - a rear-projection TV and a rear-projection multimedia system.

Depreciation  And  Amortization.  Depreciation and amortization expenses for the
-------------------------------
eight months ended August 31, 2002 increased by $134,325 to $213,441 from $79,116 for the eight months ended August 31, 2001. These increases were attributable to purchases of capital assets throughout this period and capital assets purchased part way through the prior fiscal period.

Income  Taxes.  Income  taxes  increased  by  $111,813 to $215,854 for the eight
-------------
months ended August 31, 2002 from $104,041 for the eight months ended August 31, 2001. The income tax rate in China is an effective rate of 15%. There are additional surcharge taxes that are paid by Shenzhen Acto and are based upon sales. They include a Value Added Tax, a Business Tax, an Urban Construction Tax and an Education Tax which are added to the amount of income tax paid by the Company.

Net  Income  (Loss).  Net  income  for  the  eight  months ended August 31, 2002
-------------------
increased by $680,527 or 126% as compared to the eight months ended August 31, 2001, due to the factors discussed above.

Results  of  Operations.     The  following  tables  set  forth  statements  of
-----------------------
operations data of Shenzhen Acto for the years ended December 31, 2001 and December 31, 2000, including results expressed as a percentage of sales for the respective periods indicated.




                                                   12 MONTHS ENDED
                                                     DECEMBER 31,
                                              2001               2000
                                       -------------------------------------
                                       $                   $

Sales                                  4,802,602  100.0%  3,692,262   100.0%
Cost of Goods Sold                     3,321,783   69.2%  2,734,717    74.1%
Gross Margin                           1,480,819   30.8%    957,545    25.9%
                                       -------------------------------------
Other Revenue                              6,410    0.1%          -       -
Gross Earnings                         1,487,229   30.9%    957,545    25.9%
                                       -------------------------------------

Selling, General and Administration      721,971   15.0%  1,216,250    32.9%
Depreciation and Amortization            131,949    2.7%     94,525     2.6%
Income From Operations                   633,309   13.2%   (353,230)  (9.6)%
                                      --------------------------------------
Interest Expense (Income)                  7,209    0.2%       (379)    0.0%

Income (Loss) Before Income Taxes        626,100   13.0%   (352,851)  (9.6)%
                                      --------------------------------------
Income Taxes (Recoveries)                 74,544    1.6%    (51,821)  (1.4)%
Net Income (Loss)                        551,556   11.4%   (301,030)  (8.2)%
                                      ======================================


YEAR  ENDED  DECEMBER  31,  2001  COMPARED  WITH  YEAR  ENDED  DECEMBER 31, 2000

Sales.     Sales  for  the  year ended December 31, 2001 increased $1,110,340 or
-----
130% to $4,802,602 from $3,692,262 for the year ended December 31, 2000. The Increase in sales was due to increased demand from educational purchasers, principally in universities and colleges, and training agencies and governmental buyers. In the year ended December 31, 2001, educational buyers accounted for approximately 70% of total sales.


Cost  of  Goods  Sold.  Material  costs for the year ended December 31, 2001 was
---------------------
$3,321,783 or 69.2% of sales compared to $2,734,717 or 74.1% of sales for the year ended December 31, 2000. Cost of Goods Sold decreased as a percentage of Sales due to greater discounts encountered for purchases of raw materials caused by increased material requirements quantities.

Selling,  General  and  Administration  Expenses.  Selling,  general  and
------------------------------------------------
administration expenses for the year ended December 31, 2001 decreased by $494,279 or 40.6% to $721,971 from $1,216,250 for the year ended December 31,
2000. The decrease in selling, general and administrative expense was caused by most of the allowance for doubtful accounts being expensed for the year ended
December  31,  2000.

Income  Taxes.  Income taxes increased by $121,365 to $74,544 for the year ended
-------------
December  31,  2001  from  $(51,821)  for the year ended December 31, 2000.  The
Company had losses for the year ended December 31, 2000 which were applied against income in the year ended December 31, 2001.

Net  Income.  Net  income  for  the  year  ended  December 31, 2001 increased by
-----------
$852,586  to  $551,556 from $(301,030) for the year ended December 31, 2000, due to  the  factors  discussed  above.

CAPITAL  RESOURCES  AND  LIQUIDITY

YEAR  ENDED  DECEMBER  31,  2001  COMPARED  WITH  YEAR  ENDED  DECEMBER 31, 2000

Capital  Resources.  Cash provided from operations was $527,464 and $265,433 for
------------------
the year ended December 31, 2001 and 2000, respectively. The increase was due primarily to increased net income for the year ended December 31, 2001, decrease in accounts receivable and proceeds from an issuance in capital stock.

Cash flow used in financing activities was $(313,711) and $(27,776) for the year ended December 2001 and 2000, respectively. The change in cash flow is mainly due to decreases in Other Receivables.

Liquidity.  Shenzhen  Acto  had cash on hand of $362,395 as of December 31, 2001
---------
and during this period it had sufficient capital resources from internal sources Shenzhen Acto expects to continue to have sufficient capital resources from internal sources.

Inflation.  ACTO  does  not believe its operations have been materially affected
---------
by inflation. Inflation is not expected to have a material future effect in the near term.

PRO  FORMA  RESULTS  OF  OPERATIONS

The effect of the Company's operations prior to the consummation of the Share Exchange Agreement is immaterial. See the operating results with respect to Shenzhen Acto above and the Pro Forma information included elsewhere in the prospectus.

Recent  Accounting  Pronouncements.  In April 2001, the EITF reached a consensus
-----------------------------------
with respect to EITF Issue No. 00-25, "Vendor Income Statement Characterization of Consideration to a Purchaser of the Vendor's Products or Services." The consensus included a conclusion that consideration from a vendor to a retailer is presumed to be a reduction to the selling prices of the vendor's products and, therefore, should be characterized as a reduction of revenue when recognized in the vendor's income statement. That presumption can be overcome, and the consideration may be characterized as a cost, if certain conditions are met. Such reclassification will reduce sales and gross margin, but will have no impact on operating income or net earnings. The Company is currently evaluating the impact of adoption of this EITF consensus.

In June 2001, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting to be used for all business combinations initiated after June 30, 2001 and no longer permits the use of the pooling-of-interests method. SFAS No. 142 requires that amortization of goodwill cease and the carrying value of goodwill be evaluated for impairment at least annually using a fair value test. Identifiable intangible assets will continue to be amortized over their useful lives and reviewed at least annually for impairment using a method appropriate to the nature of the intangible asset. The Company has adopted SFAS No. 141 and SFAS No. 142 and does not expect that the adoption of SFAS No. 141 or SFAS No. 142 would have a material impact on the financial position or results of operations.

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144). SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. It provides a single accounting model for long-lived assets to be disposed of and replaces FSAS No. 121 "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets" to operations and financial positions is being evaluated. The adoption of this standard has been reflected on the Company's financial statements for fiscal periods commencing after December 15, 2001.

In June 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issued No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". This statement requires recognition of a liability for a cost associated with exit or disposal activity when the liability is incurred, as opposed to when the entity commits to an exit plan under EITF No. 94-3. This statement also establishes that fair value is objective for initial measurement of the liability. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the provisions of SFAS No. 146 to have a material impact on the Company's financial position or results of operations.

QUANTITATIVE  AND  QUALITATIVE  DISCLOSURES  OF  MARKET  RISK.

INTEREST  RATE  SENSITIVITY

As a policy, the Company does not engage in speculative or leveraging transactions, nor hold or issue financial instruments for trading purposes. The Company does not believe it is materially exposed to financial market risk resulting from changes in interest rates. Shenzhen Acto maintains bank accounts at ten banks in Shenzhen, China. We do not believe that balances held in such banks are subject to material risk, other than general business risk and the risks of doing business in the PRC discussed in this prospectus.

INFLATION

We do not believe our operations have been materially affected by inflation, although inflation generally in the PRC could have an adverse effect on our business in the future Actions by the PRC government to control inflation have significantly restrained economic expansion in prior years. Similar actions by the PRC government in the future could have a significant adverse effect on economic conditions in PRC.

CURRENCY  EXCHANGE

Our reporting currency is the U.S. Dollar. However, substantially all of our assets and revenues in the PRC are denominated in Renminbi or RMB. Our assets and revenues expressed in our U.S. Dollar financial statements will decline in value if the Renminbi depreciates relative to the U.S. Dollar. Any such depreciation could adversely affect the market price of our common stock.

The PRC imposes controls over the conversion of RMB into foreign currencies and remittance thereof out of the PRC must be conducted through the Bank of China or other authorized financial institutions to deal in foreign currencies or, for conversion only, through the authorized banks or foreign exchange adjustment centers.

Under current PRC regulations, the payment of dividends, trade and service-related foreign transactions to a foreign investor of a foreign-invested enterprise such as Shenzhen Acto, is treated as a "current account" payment for which the approval of the PRC's State Administration of Foreign Exchange is not required. However, in order to distribute dividends which constitute a return of capital directly invested by foreign investors, Shenzhen Acto would have to file documentation to a designated foreign exchange bank that certifies that all requirements have been met such as payment of Shenzhen Acto's taxes, board of directors' approval and a capital verification report issued by an accounting firm. A return of capital, which includes foreign direct investment, upon the dissolution of a foreign-invested enterprise such as Shenzhen Acto, is treated as a "capital account" payment and requires the PRC's State Administration of Foreign Exchanges' approval in addition to the filing of such documentation.

Shenzhen Acto may convert Renminbi for transactions under the "current account" without the approval of the PRC State Administration of Foreign Exchange for settlement of "current account" transactions, including payment of dividends to the Company, by providing commercial documents evidencing these transactions. Shenzhen Acto may also retain foreign exchange in its current accounts (subject to a ceiling approved by the State Administration of Foreign Exchange) to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese governmental authorities may limit or eliminate the ability of Shenzhen Acto to purchase and retain foreign currencies in the future. Such change of policy would materially and adversely affect our business, financial condition and results of operations.

Very limited hedging transactions are available in the PRC to reduce our exposure to exchange rate fluctuations. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all.


                                LEGAL PROCEEDINGS

There is no material legal proceeding pending or, to the best of our knowledge, threatened against us or our majority-owned subsidiary, Shenzhen ACTO.

                                   MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

The following table sets forth the information concerning our directors and executive officers.

Name                    Age                     Position

Jing Xie                40                      President and Chairman of the Board of
                                                Director

Lin Jing                42                      Director

Weighing Ye                                     Director

William E. Thomson      61                      Director

Francis Ignatz, CMA     47                      Director



Our board of directors currently consists of three directors who are also employees of the Company, including Mr. Xie who is the majority shareholder of the Company and the Chairman and senior General Manager of Shenzhen Acto. We have two independent directors. These directors were elected to the board on December 2, 2002 and will serve until the next annual meeting of the stockholders or until replaced. All of our directors are elected at the annual meeting of stockholders and are elected to serve from the time of election and qualification until the next annual meeting following election. Our by-laws provide that the number of directors may be changed by resolution of the board of directors. With the exception of Mr. Thomson and Mr. Ignatz, all of our directors are residents and citizens of the PRC.

The following is a brief summary of the background of each director and executive officer.

JING XIE founded Shenzhen Acto in 1998 and has served as President, Chairman of the Board and senior General Manager. He is currently in charge of sales and marketing. Before he started Shenzhen Acto, Mr. Xie was Vice General Manager for Shanghai South China High-tech Co. Ltd., where he worked from 1990-1998. He graduated from China Technology & Science Cadre Management College, received his Masters Degree in investment management from Zhongnan University of Finance and Economics in 1989, and continued his education conducting research at the Administration Institute of the National Committee of Technology from 1989-1995.

LING JIN has been with Shenzhen Acto since 2000. He received his bachelors degree from the Shanxi Financial and Economical Institute in 1982, and his masters degree from the University of Jordan in 1997. He is currently attending the University of Wisconsin for his PhD in Economic Management. Mr. Jin worked for the Enterprises Administration Section of Shanxi Light Industry Commission from 1982-1991, Hainan Developing and Constructing Co. from 1991-1992, and Shenzhen Lingda Technology Industrial Co. Ltd. from 1997 to 1999.

WEIGING  YE  is  Vice  President  of  Sales  of  Shenzhen  Acto.  [BIO  TO COME]

WILLIAM E. THOMSON is President of William E. Thomson Associates Inc., a company whose activities include: the operation of companies in crisis; monitoring the clients of financial institutions; counselling Boards of Directors, Chief Executive Officers and senior management during periods of change, growth, initial public offerings and other financings; and general consulting and financial intermediation services. Mr. Thomson is also chairman of Med-Emerg International Inc., Esna Technologies Ltd., Asia Media Group Corporation, and Healthworks TMS. He also serves as a director of The Aurora Fund, Delfour Corporation, Electrical Contacts Ltd., Elegant Communications Ltd. Imperial Plastech Inc., Opera Mississauga, Redpearl Funding Corporation and The World Education Services (Advisory Board). Mr Thomson is a citizen of Canada.

FRANCIS IGNATZ, CMA, has been employed with Strata Solutions Inc. since 1998, as a management consultant specialising in support plans and systems to create growth and enhance profitability. Prior to his employment with Strata Solutions Inc., Mr. Ignatz was employed at AFM Hospitality Corporation from 1987-1998, where he held various positions, including V.P. Franchise Services, V.P. Finance and Administration, and Controller. Mr. Ignatz was also employed with: The Brick Warehouse from 1982-1987, where he served at various times as Regional Manager of Accounting and Administration, and Manager of Inventory and Distribution; Accucraft Office Products Limited from 1979-1982, where he was the Accounting and Operations Manager; and at Stubbs & Massue Lithographers from 1978-1979, where he was the Accounting Supervisor. Mr. Ignatz studied in the Commerce Program at Sir Wilfred University. He became a Certified Management Accountant in 1990. Mr Ignatz is a citizen of Canada.

The following table sets forth information concerning other significant employees.



Name
                      Age           Position
Yaping Wu              39           Vice General Manager

Ling Jin               42           Vice General Manager


YingDong Shi           37           Senior Engineer

ZiLi Xi                45           Senior Engineer

Xinmin Shao            30           Senior Engineer

Zhigang Shen           40           Senior Engineer

Jiong Pei              40           Senior Economist

Jun Long               28           Engineer

The  following  is  a  brief  background of each of these significant employees.

YAPING WU is Shenzhen Acto's Vice General Manager. Mr. Wu received a Bachelor's degree from Henan University with a major in Business Management. He also received a Master's degree in Business Administration from Henan University. Mr. Wu worked at the Labor Bureau of Zhengzhou, Henan from 1989-1999, and Shenzhen Acto from 1999-2002.

YINGDONG SHI is a Senior Engineer at Shenzhen Acto. Mr. Shi studied computer engineering at Tsinghua University, where he received a Bachelor's degree. He then received his Master's degree from Section No. 32 Institute of Ministry of Electronic Industry, and his Doctorate at Section No. 6 of Huadong Computer Institute. Upon earning his Doctorate, Mr. Shi worked as Director of Research and Development at Shanghai Zhongdian Donghua Hi-tech Industrial Company from 1993-1995, and as Manager of Projector Technology Development Department of Maiken Co. (H.K.) from 1996-1997. Mr. Shi joined Shenzhen Acto in 1998.

ZILI XI is a Senior Engineer at Shenzhen Acto. Mr. Xi majored in computer software at Tsinghua University, and received his Doctorate from Section No. 32 Institute of Ministry of Mechanical Electronic Industry in 1991. Mr. Xi worked as a Manager of the Research and Development Department of Shanghai Zhongdian Donghua Hi-tech Industrial Company from 1991-1998. In 1991, Mr. Xi began to research and develop the universal Microcode Collection System, 8060 Microcode Middle-size products and MSC series products. He has been awarded the Excellent Youth of Science and Technology by the Ministry of Electronics in 1991, and won national second place in Science Progress in 1997. Mr. Xi joined Shenzhen Acto in 1998.

XINMIN SHAO is a Senior Engineer at Shenzhen Acto. Mr. Shao majored in opto-electronics at Zhejiang University, where he graduated from in 1996. He then worked at the Development Department of Maiken Co. (H.K.) from 1996-1999. During his time at Maiken Co. (H.K.), Mr. Shao worked extensively on the research and development of an electro-sensitization intelligent control system.

ZHIGANG SHEN is Senior Engineer at Shenzhen Acto. He is the director of our research and development department and is in charge of the Projector project. Mr. Shen studied at the Electronics Science Department and Electronics Science Research Center at Wuhan University. He then received his Master's degree from the Electronic's Physics Division of Wuhan University in 1991. Mr. Shen continued his studies at Wuhan University's Optics and Electronics Research Center until 1999, when he began working for Shenzhen Acto.

JUN LONG is an engineer at Shenzhen Acto. He studied opto-electronics at the National University of Defense Technology. After graduating in 1997, Mr. Long received on the job training at the Projector Department of SONY from 1997-1998, and he worked at the Projector Engineering Department of Maiken Co. (H.K.). Mr. Long has been with Shenzhen Acto since 1998.

JIONG PEI is Shenzhen Acto's Senior Economist and the senior manager of our Investment and Management Department. He received his master's degree from Beijing University in 1989 from the school's Economy and International Finance Department. Mr. Jiong worked as the Business Development Manager for Shenzhen Investment and Management Company from 1989-1997, and was a Senior Manager for Shenzen Innovation High-tech Venture Capital Investment Department from 1997-2001. Mr. Jiong was also involved in the investment planning of Taishan Nuclear Power Station and the JinDie Accounting Software project.

CONTROL  BY  OFFICERS  AND  DIRECTORS

Our Chairman and President controls approximately 50.1% of the stockholder voting rights of the Company. Accordingly, this stockholder possesses control of the Company. This control may allow him to amend corporate filings, elect all of our board of directors, and substantially control all matters requiring approval of the stockholders, including approval of significant corporate transactions. If you purchase our common stock, you may have no effective voice in our management.


                             EXECUTIVE COMPENSATION

The following table sets forth the total compensation paid to or accrued for the years ended December 31, 2000, 2001 and the amounts agreed to be paid in 2002 to our Chairman and our other most highly compensated executive officers during these periods.

All of the compensation reflected below was paid by Shenzhen Acto directly to the individuals listed below and not be the Company, itself.

Name  and      Year    Salary      Bonus    Other    Restricted     Securities  LTIP  All  Other
Principal                                   Annual   Stock Awards   Underlying  Pay-  Compen-
Position                                    Compen-                 Options     outs  sation
                                            sation
------------------------------------------------------------------------------------------------
Jing  Xie,    2002     $18,675(1)
President

Chairman      2001     $24,277     0        0         0              0           0    0
              2000     $22,410     0        0         0              0           0    0
------------------------------------------------------------------------------------------------

Ling  Jin,    2002     $10,241(1)  0        0         0              0           0    0
Manager
              2001     $15,964     0        0         0              0           0    0
              2000     $9,277      0        0         0              0           0    0
------------------------------------------------------------------------------------------------

Zhigang Shen, 2002     $18,072(1)  0        0         0              0           0    0
Senior
Engineer
              2001     $24,157     0        0         0              0           0    0
              2000     $22,410     0        0         0              0           0    0

------------------------------------------------------------------------------------------------
Yaping  Wu,   2002     $10,241     0        0         0              0           0    0
Vice          (1)
General       2001     $13,313     0        0         0              0           0    0
Manager       2000     $10,964     0        0         0              0           0    0


Jiong  Pei,   2002     $14,458     0        0         0              0           0    0
Senior         (1)
Economist     2001     $14,458     0        0         0              0           0    0
              2000     -0-         0        0         0              0           0    0


(1)  Salary  amounts  for  2002  are  for the months of January through October.

As of the date hereof there have been no stock options granted under the company's stock option plan and there are no warrants or other rights to acquire securities outstanding.

We have no standard arrangement under which we will compensate our directors for their services to the company.


STOCK  OPTION  PLAN

On October 30, 2002, we adopted the 2002 Stock Option Plan (the "Plan"). The purpose of the Plan is to enable us to attract, retain and motivate key employees, directors and consultants, by providing them with stock options. Options granted under the Plan may be either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986, or non-qualified stock options. We have reserved 5,000,000 shares of common stock for issuance under the Plan. As of the date of this prospectus, no options have been granted pursuant to the Plan.

Our board of directors will administer the Plan. Our board has the power to determine the terms of any options granted under the Plan, including the exercise price, the number of shares subject to the option, and conditions of exercise. Options granted under the Plan are generally not transferable, and each option is generally exercisable during the lifetime of the holder only by the holder. The exercise price of all incentive stock options granted under the Plan must be at least equal to the fair market value of the shares of common stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date. Our board of directors approves the terms of each option. These terms are to be reflected in a written stock option agreement with each recipient of options.

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Our by-laws indemnify each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of Acto to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorney's fees, arising out of his or her status as a director, officer, agent, employee or representative. The forgoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. Acto may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Company would have the legal power to indemnify them directly against such liability.

Costs, charges, and expenses (including attorney's fees) incurred by a person referred to above in defending a civil or criminal proceeding shall be paid by Acto in advance of the final disposition thereof upon receipt of any undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by Acto and upon satisfaction of other conditions required by current or future legislation.

If this indemnification or any portion of it is invalidated on any ground by a court of competent jurisdiction, Acto nevertheless indemnifies each person described above to the fullest extent permitted by all portions of this indemnification that have not been invalidated and to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Acto pursuant to the foregoing provisions, or otherwise, be advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth as of the date hereof, the number and percentage of outstanding shares of common beneficially owned by (i) each person who we know who beneficially owns more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors; and (iii) all of our officers and directors as a group.

Except as otherwise noted, the person named in this table, based upon information provided by this person, has sole voting and investment power with respect to all shares of common stock owned by him.

Name and Address of Beneficial Owner           Number of Shares   Percentage of Common Stock

Jing Xie                                       4,512,500          50.14%

All present officers and directors as a group                     50.14%




Note:
----

No  other  officers  or  directors  own  stock.

There are no warrants, options or other rights to acquire securities outstanding to anyone at the date of this prospectus.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr Jing Xie, the Chairman of the Board and President of the Company owns 4,512,500 shares of common stock of the Company, representing 50.14% of the outstanding common stock of the Company. As a result, Mr Xie substantially controls the Company and its majority-owned subsidiary, Shenzhen Acto.

No options have been issued under the Company's stock option plan as of the date of this prospectus.


                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

The registration statement, of which this prospectus forms a part, relates to our registration, for the account of the selling shareholders, of an aggregate of 4,473,825 shares of common stock. We will not receive any of the proceeds from the sale of these shares.

The sale of the selling shareholders' shares by the selling shareholders may be effected from time to time in transactions, which may include block transactions by or for the account of the selling shareholders, in the over-the-counter market or in negotiated transactions, or through the writing of options on the selling shareholders' shares, a combination of these methods of sale, or otherwise. Sales may be made at market prices prevailing at the time of sale, or at negotiated prices. The selling shareholders may effect the transactions by selling their shares directly to purchasers, through broker-dealers acting as agents for the selling shareholders, or to broker-dealers who may purchase shares as principals and thereafter sell the selling shareholders' shares from time to time in the over-the-counter market, in negotiated transactions, or otherwise. These broker/dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchaser for whom which broker-dealers may act as agents or to whom they may sell as principals or both, which compensation as to a particular broker-dealer may be in excess of customary commissions.

The selling shareholders, during the time each is engaged in distributing shares covered by this prospectus, must comply with the requirements of Regulation M under the Exchange Act. Generally, under those rules and regulations they may not: (i) engage in any stabilization activity in connection with our securities, and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling shareholders and broker-dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

Sales of any shares of common stock by the selling shareholders may depress the price of the common stock in any market that may develop for the common stock.

At the time a particular offer of the shares is made by or on behalf of a selling stockholder, to the extent required, a prospectus supplement will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for shares purchased from the selling stockholder and any discounts commissions, or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

Under the Securities Exchange Act of 1934, as amended, and its regulations, any person engaged in the distribution of shares of common stock offered by this prospectus may not simultaneously engage in market-making activities with respect to the common stock during the applicable "cooling off" period prior to the commencement of this distribution. In addition, and without limiting the foregoing, the selling shareholders will be subject to applicable provisions of the Exchange Act and its rules and regulations, including without limitation Regulation M promulgated under the Exchange Act, in connection with transactions in the shares, which provisions may limit the timing of purchases and sales of shares of common stock by the selling shareholders.

The following table sets forth information known to us regarding ownership of our common stock by each of the selling shareholders as of the date hereof and as adjusted to reflect the sale of shares offered by this prospectus. None of the selling shareholders has had any position with, held any office of, or had any other material relationship with us during the past three years, except as follows: (a) Paul Hines d.b.a. Ship Island Investments (Mr. Hines was the former president and director of the Company prior to the closing of the share exchange agreement through which the Company became the majority shareholder of Shenzhen
Acto) and (b) Medallion Capital Corp., which has provided management consulting services to the Company.

We believe, based on information supplied by the following persons, that the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own. The last two columns in this table assumes the sale of all of our shares offered in this prospectus. However, we do not know whether the selling shareholders will sell all or less than all of their shares.

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------
1161611 ONTARIO                               C/O MR. PAUL         None       390,000  -0-
INC.                                          KELLEY

561020 ONTARIO INC.                           DON BOOTH            None           725  -0-
                                              c/o FRAN
                                              YUNGWIRTH
                                              BARRISTER &
                                              SOLICITOR

ADAMAS                                        DAVID                None            25  -0-

ADAMAS                                        GORDON               None            25  -0-

AINSLIE                                       IAN                  None            25  -0-

ALBURY                                        ARTHUR               None            25  -0-

ALLEN                                         ERNEST               None            25  -0-

ALLEN                                         WILLIS               None            25  -0-

ANDERSON                                      BRIAN                None            25  -0-

ANDERSON                                      DAVID                None            25  -0-

ANDERSON                                      R.                   None           275  -0-

ANDREWS                                       REID                 None            25  -0-

ANTHONY                                       BRIAN                None            25  -0-

APPLETON                                      GEORGE               None            25  -0-

ARCAND                                        JOSETTE              None           250  -0-

                                                                    Page 52

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------
ARGATOFF                                      GEORGE               None            25  -0-

ASH                                           RAYMOND              None            25  -0-

ASHBY                                         WILLIAM              None            25  -0-

ASIA REGION INVESTMENT LIMITED                                     None       400,000  -0-

ATLANTIS CAPITAL                                                   None         4,225  -0-
CORP.

AUCIELLO                                      NICK                 None         1,675  -0-

BAGGETT                                       HAROLD               None            25  -0-

BAILEY                                        WILLIAM              None            25  -0-

BATCHELOR                                     JEANNIE              None            25  -0-

BATCHELOR                                     MICHAEL              None            25  -0-

BATCHELOR                                     PATRICIA             None            25  -0-

BATCHELOR                                     WILLIAM              None            25  -0-

BEDFORD-JONES                                 PETER                None            25  -0-

BEDI                                          JACK                 None            25  -0-

BEER                                          PAMELA               None           125  -0-

BELBIN                                        LILA                 None            25  -0-

BELL                                          MALCOLM              None            25  -0-

BENETEAU                                      JOSEPH               None            25  -0-

BESESFORD                                     RICHARD              None            25  -0-

BERGERON                                      LEO                  None            25  -0-


                                                                    Page 53

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

BHARTIA                                       PARKASH              None            25  -0-

BILINSKI                                      ANDREW               None            25  -0-

BILINSKI                                      CHRISTOPHER          None            25  -0-

BLACKADAR                                     GARY                 None            25  -0-

BLUME                                         EDWARD               None           175  -0-

BOLLUM                                        JANET LYNN           None            25  -0-

BONNEVILLE                                    BERNARD              None            25  -0-

BOOTH                                         GERALD               None            25  -0-

BOPPRE                                        JAMES                None            25  -0-

BORK                                          ANTHONY              None            25  -0-

BOUCHARD                                      PAUL                 None            25  -0-

BOURDON                                       ROBERT               None            25  -0-

BOURGEOIS                                     R.                   None            25  -0-

BRANSON                                       CYRIL                None            25  -0-

BRIEN                                         PIERRE               None            25  -0-

BRIGGS                                        ROBERT               None            25  -0-

BRODIE                                        PAUL                 None            25  -0-

BROOKS                                        THOMAS               None            25  -0-

BROWN                                         ANTHONY              None            25  -0-

BROWN                                         CARL                 None            25  -0-

                                                                    Page 54

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

BROWNE                                        RONALD               None           225  -0-

BRUNO                                         FRANK                None            25  -0-

BRUTON                                        DAVID                None            25  -0-

BUCHANAN                                      A.                   None            25  -0-

BUCHANAN                                      R.                   None            25  -0-

BURROWS                                       ARTHUR               None            25  -0-

CADIZ                                         JOHN                 None            25  -0-

CAGNO                                         FRANK                None           175  -0-

CANNING                                       TERRY                None            25  -0-

CARSTENS                                      REINHARD             None            25  -0-

CARVIEL                                       JOHN                 None            25  -0-

CASEY                                         PATRICK              None           125  -0-

CHAFETZ                                       STEVE                None         1,675  -0-

CHANT                                         GEORGE               None            25  -0-

CHASE                                         CHARLES              None            25  -0-

CHEETHAM                                      ALAN                 None            25  -0-

CHEUNG                                        DENIS                None            25  -0-

CHEVRIER                                      GILLES               None            25  -0-

CLARK                                         CLIFFORD             None            25  -0-

CLARKE                                        SAMUEL               None            25  -0-

COE                                           KEN                  None           175  -0-

                                                                    Page 55


LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

COGHLAN                                       DAVID                None            25  -0-

COLLINS                                       CARL                 None            25  -0-

COMJEAN                                       MARC                 None         8,350  -0-

CONCISOM                                      FREDY                None            25  -0-

CONDELLO                                      JOHN                 None            25  -0-

CONLEY                                        JACK                 None            25  -0-

COOPER                                        JEFFREY              None            25  -0-

CORBETT                                       DIANNE               None            25  -0-

CORMIER                                       CLAIRE               None            25  -0-

COTTENIE                                      JOSEPH               None            25  -0-

CRAIG                                         ANDREW               None           225  -0-

CRAIG                                         IAN                  None            25  -0-

CRAMP                                         ROBERT               None            25  -0-

CROSS                                         GEORGE               None           175  -0-

CUVILIER                                      DOUGLAS              None            25  -0-

D. BOND                                                            None         1,675  -0-

DAI                                           JAMES                None           175  -0-

DALY                                          MICHAEL              None            25  -0-

DAMAREN                                       ROBERT               None            25  -0-

DANIELS, JR.                                  RENE                 None           100  -0-

                                                                    Page 56

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

DARLING                                       RONALD               None            25  -0-

DAVID MURRAY (IN                                                   None           175  -0-
TRUST)

DAVIDSON                                      PAUL                 None            25  -0-

DAVIES                                        DAVID                None            25  -0-

DEAMICIS                                      KATHY                None           300  -0-

DEKKER                                        PETER                None            25  -0-

DEROSIER                                      HAROLD               None            25  -0-

DERRYSHIRE                                    TERRANCE             None            25  -0-

DESLOGES                                      ROGER                None            25  -0-

DESSUREAULT                                   JEAN-GUY             None            25  -0-

DEWHIRST                                      BRUCE                None            25  -0-


DINDIAL                                       CARLTON              None            25  -0-

DODGE                                         RONALD               None            25  -0-

DORBYK                                        GARY                 None            25  -0-

DOUGLAS                                       GEORGE               None            25  -0-

DRAYCOTT                                      JOHN                 None            25  -0-

DRESSER                                       HUGH                 None            25  -0-

DUBBLESTYNE                                   BRIAN                None            25  -0-

DUCHESNE                                      GARY                 None            25  -0-

                                                                    Page 57

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

DUFFY                                         JOHN                 None            25  -0-

DUNN                                          ELMER                None            25  -0-

DUNNETT                                       NORMA                None            25  -0-

DUNNETT                                       TAMMIE               None            25  -0-

DUNSEITH                                      DONALD               None            25  -0-

DURHAM                                        WILFRED              None            25  -0-

DURKIN                                        ELIZABETH            None            25  -0-

DURKIN                                        WILLIAM              None            25  -0-

EAD                                           EDWARD               None           600  -0-

EADE                                          EDWARD               None            25  -0-

EAGLESTONE                                    DONALD               None            25  -0-

EBERHARD                                      STUART               None            25  -0-

ECCLES                                        BRUCE                None            25  -0-

EDMUNDS                                       ALLAN                None            25  -0-

EDWARDS                                       GERALD               None            25  -0-

EDWARDS                                       WALTER               None            25  -0-

EHSES                                         HANNO                None            25  -0-

EPLETT                                        WILLIAM              None            25  -0-

ESMAILJI                                      FIDA                 None            25  -0-

EVER CHAMP                                                         None            25  -0-
HOLDINGS
(CANADA) INC.


                                                                    Page 58

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

FARR                                          PAUL                 None            25  -0-

FERGUSON                                      GRANT                None            25  -0-

FERNANDO                                      ARIAS                None            25  -0-

FIFIELD                                       STEPHEN              None            25  -0-

FISHER                                        JOHN                 None            25  -0-

FLEMING                                       RICHARD              None            25  -0-

FORD                                          MALIK                None            25  -0-

FORESTELL                                     JAMES                None            25  -0-

FORTE                                         PASCAL               None            25  -0-

FOSTER                                        DAVID                None            25  -0-

FOX                                           ROY                  None            25  -0-

FRANCECUT                                     JUNE                 None            25  -0-

FRASER                                        DELLA                None            25  -0-

FRASER                                        LARRY                None            25  -0-

FRASER                                        RONALD               None            25  -0-

FRENCH                                        PATRICK              None            25  -0-

FRESE                                         HENRY                None            25  -0-

FRESHOUR                                      DORIS                None            25  -0-

FROST                                         RICHARD              None            25  -0-

FRY                                           PAUL                 None            25  -0-

                                                                    Page 59

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

FYFE                                          JAMES                None            25  -0-

GABRIEL                                       FREDERICK            None            25  -0-

GAERTNER                                      KLAUS                None            25  -0-

GALLAGHER                                     LEROY                None            25  -0-

GALLO                                         LOUIS                None         2,600  -0-

GAMBLE                                        THOMAS               None            25  -0-

GARBUS                                        GILBERT              None            25  -0-

GARRICK                                       PAULA                None            50  -0-

GATSCHENE                                     GERALD               None            25  -0-

GAUTHIER                                      ANDRE                None            25  -0-

GAYFER                                        PETER                None            25  -0-

GEMMA                                         JAY                  None         4,175  -0-

GERRARD                                       PETER                None            25  -0-

GILES                                         DOROTHY              None            25  -0-

GILKINSON                                     MARY                 None            25  -0-

GLENISTER                                     PAUL                 None            25  -0-

GOOCH                                         KENT                 None            25  -0-

GOOD                                          RAYMOND              None            25  -0-

GOODFELLOW                                    WILLIAM              None            25  -0-

GORDON                                        BRUCE                None            25  -0-

GORDON                                        R.                   None            25  -0-

                                                                    Page 60

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

GORDON                                        TIFFANY              None            75  -0-

GORGONIA                                      JOSEPH               None            25  -0-

GRAY                                          PIERS                None            25  -0-

GREGORY                                       JAMES                None            25  -0-

GUZZI                                         FRANCIS              None            25  -0-

GYLES                                         CARLTON              None            25  -0-

HACKING                                       ROGER                None            25  -0-

HACKL                                         BETTY                None            25  -0-

HAGE                                          J.                   None            25  -0-

HALL                                          J.                   None            25  -0-

HARDING                                       BARBARA              None            50  -0-

HAROCHUK                                      SYLVIA               None            25  -0-

HARRIS                                        LUCY                 None         1,675  -0-

HARWOOD                                       DAVID                None            25  -0-

HAYLOCK                                       MALCOLM              None            25  -0-

HEADLEY                                       VELMER               None            25  -0-

HEASLIP                                       JAMES                None            25  -0-

HEEG                                          SCOTT                None            25  -0-

HENDLER                                       MORTIMER             None            25  -0-

HESS                                          PETER                None            25  -0-


                                                                   Page 61

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

HINES                                         EL-ANN               None           100  -0-

HINES                                         L.                   None           100  -0-

HINES                                         LAUREN               None           225  -0-

HINES                                         MARK                 None           100  -0-

HINES                                         NADINE               None           225  -0-

HODGINS                                       BRIAN                None            25  -0-

HODGKINSON                                    JOHN                 None            25  -0-

HOLMES                                        ROBERT               None            25  -0-

HOPP                                          HANS                 None            25  -0-

HORNER                                        GERALD               None            25  -0-

HORODECKY                                     J.                   None            25  -0-

HUANG                                         FUL                  None       407,000  -0-

HUGGARD                                       RICHARD              None            25  -0-

HUGHS                                         DONALD               None            25  -0-

HUGHS                                         HARRY                None            25  -0-

HUGHS                                         LARRY                None            25  -0-

HUME                                          DOUG                 None            25  -0-

HUMPHRIES                                     WILLIAM              None            25  -0-

IVERSON                                       FRANK                None            25  -0-

JAMIESON                                      JOSEPH               None            25  -0-

JAMISON                                       WALLACE              None            25  -0-

                                                                    Page 62

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

JASMIN                                        PIERRE               None            25  -0-

JEVINGTON TRADING LIMITED                     None                 415,000        -0-

JOHNSTON                                      HAL                  None            25  -0-

JOHNSTONE                                     GREGORY              None            25  -0-

JURRIE, JR.                                   HAROLD               None            25  -0-

KAINZ                                         KENNETH              None            25  -0-

KALMAR                                        GABOR                None            25  -0-

KAPLAN                                        J.                   None            25  -0-

KAWASHIMA                                     SEIJI                None            25  -0-

KELLOGG                                       MICHAEL              None            25  -0-

KELLY                                         BERNARD              None            25  -0-

KEMP                                          JOHN                 None            25  -0-

KENNEDY                                       RICHARD              None            25  -0-

KENNEDY                                       WILLIAM              None         1,725  -0-

KERESZTES                                     JOHN                 None            25  -0-

KERKOFF                                       TOM                  None            25  -0-

KERR                                          DENNIS               None            25  -0-

KERR                                          DONALD               None            25  -0-

KEUNG                                         KEVIN                None           175  -0-

KHIM                                          TAN HI               None         2,275  -0-

                                                                    Page 63

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

KIKUCHI                                       FRED                 None            25  -0-

KIKUCHI                                       KAZUKO               None            25  -0-

KING                                          W.                   None           225  -0-

KIRKBY                                        BRUCE                None            25  -0-

KIRWAN                                        DAVID                None            25  -0-

KISSOCK                                       BRIAN                None            25  -0-


KOCHMAN                                       RICKY                None            25  -0-

KOLSTEE                                       HANK                 None            25  -0-

KOTACK                                        GLENN                None            25  -0-

KRAMER                                        LINDA                None            25  -0-

KRISTENSEN                                    LEIF                 None            25  -0-

KROUPP                                        JORGE                None            25  -0-

KURNIK                                        MICHAEL              None            25  -0-

KURSCHAT                                      EHRENTRAUD           None           175  -0-

KUTNEROGLU                                    RAFFI                None            25  -0-

KWINT                                         MURRAY               None            25  -0-

LAFONTUNE                                     JEAN                 None            25  -0-

LAMERS                                        EGON                 None            25  -0-

LANE                                          MYRON                None            25  -0-

LANIEL                                        PAUL                 None            25  -0-

                                                                    Page 64

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

LAUZON                                        ROGER                None            25  -0-

LAZZARIN                                      FRANCO               None            25  -0-

LEE                                           ANNIE                None         1,500  -0-

LEGROW                                        BRIAN                None            25  -0-

LEMOINE                                       KENNETH              None            25  -0-

LENHAN                                        REGINALD             None            25  -0-

LEUNG                                         BEN                  None           350  -0-

LEVY                                          FREDERICK            None            25  -0-

LEWIS                                         ARNOLD               None            25  -0-

LIAD                                          SHIH-JEN             None            25  -0-

LINGEMAN                                      BERNARD              None            25  -0-

LOCKEY                                        PETER                None           175  -0-

LONG TRIUMPH                                                       None       400,000  -0-
INVESTMENTS
LIMITED

LORIN                                         MAIKEN               None            25  -0-

LUECK                                         LIANE                None           175  -0-

LYONS                                         BRUCE                None            25  -0-

MACLONEY                                      BRUCE                None            25  -0-

MACDONALD                                     ALEXANDER            None            25  -0-

MACDONALD                                     DONALD               None            25  -0-

MACDOUGALL                                    DOUGLAS              None            25  -0-

                                                                    Page 65

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

MACISAAC                                      MICHAEL              None            25  -0-

MACKENZIE                                     JOHN                 None            25  -0-

MACLEAN                                       DIANA                None            25  -0-

MACPHEE                                       JOHN                 None            25  -0-

MACQUARRIE                                    CHARLES              None            25  -0-

MADELEY                                       ROBERT               None            25  -0-

MAILLOUX                                      DONALD               None            25  -0-

MAINGUY                                       MARK                 None            25  -0-

MALCOLM                                       ALISTAIR             None            25  -0-

MALCOLM                                       KENT                 None            25  -0-

MANKINNON                                     FRANK                None            25  -0-

MANNONE                                       JOSEPH               None            25  -0-

MANTHORNE                                     BRIAN                None            25  -0-

MARCO                                         JOSEPH               None            25  -0-

MARRONE                                       NORMA                None         4,175  -0-

MARTIN                                        ANN                  None            25  -0-

MARTIN                                        DAVID                None            25  -0-

MARTIN                                        ELIZABETH            None            25  -0-

MARTIN                                        LESLIE               None            25  -0-

MARTIN                                        MICHAEL              None           225  -0-

                                                                    Page 66

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

MARTIN                                        MICHAEL              None            25  -0-

MARTIN                                        NORA                 None           100  -0-

MARTIN                                        ROBERT               None            25  -0-

MATSON                                        DAVID                None            25  -0-

MAZUR                                         ALBERT               None            25  -0-

MCBOYLE                                       GEOFFREY             None            25  -0-

MCENTEGART                                    BRIAN                None            25  -0-

MCGREGOR                                      RICHARD              None            25  -0-

MCILVENNA                                     RUBY                 None            75  -0-

MCKENZIE                                      ALAN                 None            25  -0-

MEARS                                         ROBERT               None            25  -0-

MEDALLION                                                          Consult-   200,000  -0-
CAPITAL CORP.                                                      ant

MELO                                          TERESA               None           425  -0-

MERITH                                        SHIRLEY              None            25  -0-

MITCHELL                                      DONALD               None            25  -0-

MOON                                          THOMAS               None            25  -0-

MOONEY                                        THOMAS               None            25  -0-

MOORE                                         GLEN                 None            25  -0-

MOORE                                         JESSE                None           100  -0-

MORELLO                                       MIKE                 None            25  -0-

                                                                    Page 67

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

MORRISON                                      FRANK                None            25  -0-

MOSHER                                        MICHAEL              None            25  -0-

MOUSSEAU                                      DOUGLAS              None            25  -0-

MOWATT                                        DAVID                None            25  -0-

MPEETERS                                      KENNETH              None            25  -0-

MULTAMAKI                                     ANDY                 None            25  -0-

MUNDLE                                        WAYNE                None            25  -0-

MUNDT                                         ROY                  None            25  -0-

MUNN                                          RODERICK             None            25  -0-

MURPHY                                        DANIEL               None            25  -0-

MURPHY                                        E.                   None            25  -0-

MURRAY                                        EDWARD               None            25  -0-

MURRAY                                        THOMAS               None            25  -0-

NEWBURG                                       DALE                 None           200  -0-

NICHOLS                                       MARTIN               None            25  -0-

NIEJADLIK                                     ANTHONY              None            25  -0-

NOON                                          TREVOR               None            25  -0-

NORDSTROM                                     WILLIAM              None           150  -0-

O'NEILL                                       JOHN                 None            25  -0-

ODENSE                                        PAUL                 None            25  -0-

OEHLRICH                                      HARRY                None            25  -0-


                                                                    Page 68

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

OLAVESEN                                      CHRISTOPHER          None            25  -0-

OLCZAK                                        PETER                None            25  -0-

OLDE MONMOUTH                                                      None         1,675  -0-

STOCK TRANSFER
CO., INC.

OLSON                                         GARRY                None            25  -0-

OWEN                                          DAVID                None            25  -0-

PACITTI                                       GERALD               None            25  -0-

PALKO                                         WILLIAM              None            25  -0-

PARA                                          ROBERT               None            25  -0-

PARSONS                                       GRAHAM               None            25  -0-

PARTON                                        ELIZABETH            None            25  -0-

PATERSON                                      WILLIAM              None           100  -0-

PATTERSON                                     W.                   None            25  -0-

PAUL                                          ALLEN                None            25  -0-

PENNEY                                        S.                   None            25  -0-

PERREAULT                                     JOSEPH               None         1,675  -0-

PERREAULT                                     LYNNE                None         4,175  -0-

PERRY                                         CHARLES              None            25  -0-

PERSAUD                                       SAM                  None            25  -0-

PESKETT                                       KENNETH              None            25  -0-


                                                                    Page 69

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

PHILLIPS                                      KENNETH              None            25  -0-

PHILLIPS                                      W.                   None            25  -0-

PICKLES                                       EDWARD               None            25  -0-

PIERCE                                        THOMAS               None            25  -0-

PILLING                                       MICHAEL              None            25  -0-

PINKERTON                                     GENE                 None            25  -0-

PINKERTON                                     JOHN                 None            25  -0-

PLANTE                                        NORMAND              None            25  -0-

PLEGER                                        PHILIP               None            25  -0-

POHL                                          KAREN                None         1,675  -0-

POLLACK                                       JOHN                 None            25  -0-

POLSINELLO                                    BEN                  None            25  -0-

POON                                          SHIU-KEE             None            25  -0-

POTVIN                                        ROBERT               None            25  -0-

PRASHAD                                       VISH                 None            25  -0-

QUINN-TRUST                                   VIRGINIA             None           100  -0-

QUINONES                                      JOSEPH               None            50  -0-

RADOMSKI                                      M.                   None            25  -0-

RAINS                                         GORDON               None            25  -0-

RANCHELAWAN                                   JOYCE                None            25  -0-

RANKIE                                        J. ARTHUR            None            25  -0-

                                                                    Page 70

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

READING                                       ERIC                 None            25  -0-

REED                                          VICTOR               None            25  -0-

REID                                          DARCY                None            25  -0-

REISMAN                                       RUTH                 None         1,675  -0-

RENFREW                                       R.                   None            25  -0-

REXCO                                                              None            25  -0-

RICHARDSON                                    JOAN                 None            25  -0-

RIDDICK                                       MARK                 None            25  -0-

ROANTREE                                      DANIEL               None            25  -0-

ROBICHAUD                                     RALPH                None            25  -0-

ROGERS                                        DIANE                None            25  -0-

ROSEKAT                                       STEPHEN              None            25  -0-

ROSENBERG                                     FRANK                None            25  -0-

ROSS                                          DONALD               None            25  -0-

ROTHWELL                                      WILLIAM              None            25  -0-

ROWE                                          HUGH                 None            25  -0-

ROWE                                          WAYNE                None            25  -0-

ROZON                                         LISSETTE             None           225  -0-

RUBINOFF                                      HOWARD               None            25  -0-

RUBINOFF                                      MELVIN               None            25  -0-

                                                                    Page 71

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

RUSSCHEN                                      KENNETH              None            25  -0-

RUSSELL                                       BERNICE              None            25  -0-

SAINZ                                         ROLAND               None            50  -0-

SAUL                                          KENNETH              None           100  -0-

SAUNDERS                                      DAVID                None            25  -0-

SAVAGE                                        LIONEL               None            25  -0-

SAWITZKI                                      NICHOLAS             None            25  -0-

SAWRAS                                        PETER                None            25  -0-

SCHAUM                                        ROUNSEVELLE          None            25  -0-

SCHENK                                        DALE                 None            25  -0-

SCHWEGEL                                      NORMAN               None            25  -0-

SENDKER                                       ALAN                 None            25  -0-

SENN                                          STANLEY              None            25  -0-

SHAW                                          MURRAY               None            25  -0-

SHIELDS                                       JEFF                 None            25  -0-

SHIP ISLAND                                                        None       184,475  -0-
INVESTMENTS

SILVER EAGLE                                                       None       400,000  -0-
INVESTMENTS
LIMITED

SMITH                                         DONALD               None            25  -0-

SMITH                                         ELLIS                None            25  -0-

                                                                    Page 72

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

SMITH                                         GREG                 None            25  -0-

SMITH                                         MICHAEL              None            25  -0-

SMITH                                         R.                   None            25  -0-

SPALTENSTEIN                                  WALTER               None            25  -0-

SPASARO                                       SAMULE               None            25  -0-

ST. LOUIS                                     WAYNE                None            25  -0-

STAN                                          NICHOLAS             None            25  -0-

STAPLES                                       TERRY                None         1,800  -0-

STECHISHEN                                    EDWARD               None            25  -0-

STEELE                                        PATRICK              None            25  -0-

STERLING                                      WAYNE                None            25  -0-

STEVENSON                                     DOUGLAS              None            25  -0-

STEWART                                       IAN                  None            25  -0-

STOCK                                         BRUCE                None           425  -0-

STONE                                         CLIFFORD             None            25  -0-

STRACHAN                                      SHEILA               None            25  -0-

STRONG                                        MARTIN               None            25  -0-

STROYAN                                       PETER                None            25  -0-

SUCHOCKI                                      VICTORIA             None            25  -0-

SUE                                           KENNETH              None            25  -0-

                                                                    Page 73

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

SUMMERS                                       MICHAEL              None            25  -0-

SUMMERVILLE                                   BERNARD              None            25  -0-

SURETTE                                       EDWARD               None            25  -0-

SUTHERLAND                                    ANGUS                None            25  -0-

SWAN                                          LINDA                None            25  -0-

SWANSON                                       GLENN                None            25  -0-

SYKES                                         RANDALL              None            25  -0-

SYLVESTER                                     LAWRENCE             None            25  -0-

SZKALEJ                                       TOM                  None            25  -0-

TABBERT                                       GERRY                None           425  -0-

TALBOT                                        DONALD               None            25  -0-

TARTE                                         YVON                 None            25  -0-

TAYLOR                                        KEITH                None            25  -0-

TEMESVARY                                     JOHN                 None            25  -0-

THE IMERAX GROUP                                                   None         4,300  -0-

THEIMER                                       PETER                None            25  -0-

THOMS                                         STEWART              None            25  -0-

THOMSON                                       KENNETH              None            25  -0-

THREE EFF                                                          None       415,000  -0-
CORPORATION

TOLL                                          LORNE                None            25  -0-

                                                                    Page 74

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

TRACEY                                        ALBERT               None            25  -0-

TRAVIS                                        WAYNE                None            25  -0-

TREWIN                                        WILLIAM              None            25  -0-

TRIBBLE                                       EDWARD               None            25  -0-

TUDOR-ROBERTS                                 JOHN                 None            25  -0-

TYMSTRA                                       JAN                  None            25  -0-

URSOLEO                                       FRANK                None           175  -0-

UZANS                                         ELMER                None            25  -0-

VAIVE                                         ROBERT               None            25  -0-

VALERI                                        GEORGE               None         1,250  -0-

VAN OORT                                      RICHARD              None            25  -0-

VAUGHAN                                       JOHN                 None            25  -0-

VEINOTTE                                      DAVID                None            25  -0-

VERDE                                         ERNEST               None            25  -0-

VILLEMAIRE                                    ROLAND               None            25  -0-

VUTSKOS                                       GEORGE               None            25  -0-

WACH                                          DELIA                None           100  -0-

WAINWRIGHT                                                         None       390,500  -0-
VENTURES LIMITED

WALLACE                                       DONALD               None            25  -0-

WALLACE                                       STEPHEN              None            25  -0-

                                                                    Page 75

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

WALTON                                        ROGER                None            25  -0-

WARNER                                        BRADLEY              None           125  -0-

WATERMAN                                      JOHN                 None            25  -0-

WATSON                                        ALLAN                None            25  -0-

WATSON                                        LEROY                None            25  -0-

WEBB                                          DAVID                None           175  -0-

WEINSTOCK                                     ISREAL               None            25  -0-

WEIR                                          ROBERT               None            25  -0-

WEIS                                          PERRY                None            25  -0-

WENTZELL                                      JAMES                None            25  -0-

WERNER                                        CHRISTOPHER          None            25  -0-

WEST                                          GEORGE               None            25  -0-

WHITE                                         DR. ED               None           250  -0-

WHITE                                         FERN                 None           100  -0-

WHITE                                         WILLFRED             None            25  -0-

WHITELAW, Q.C.                                ARCHIBALD            None            50  -0-

WICKWARE                                      JOHN                 None            25  -0-

WILDE                                         TRENT                None            25  -0-

WILKIE                                        IAN                  None            25  -0-

WILLEY                                        ROBERT               None            25  -0-

WILLIAMS                                      DAVID                None         1,750  -0-

                                                                    Page 76

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

WILSON                                        NEIL                 None            25  -0-

WILSON                                        PETER                None            25  -0-

WING YIU COMPANY                                                   None        80,000  -0-

WINNER                                                             None       415,000  -0-
INTERNATIONAL
GROUP LIMITED

WOOD                                          LEROY                None            25  -0-

WOODS                                         A.                   None            25  -0-

WOODS                                         JEX                  None            25  -0-

WORAM                                         RICHARD              None            25  -0-

WREN                                          JOHN                 None            25  -0-

WRIGHT                                        GLENDA               None           250  -0-

WRIGHT                                        JAMES                None            25  -0-

WRIGHT                                        ROBERT               None            25  -0-

WYLIE                                         DONALD               None            25  -0-

YAMASAKI                                      DONALD               None            25  -0-

YEE                                           NUKE                 None            50  -0-

YING                                          LILY LAU CHUI        None           250  -0-

ZETTLE                                        LEONARD              None            25  -0-

ZHAN                                          XIAONAN              None       300,000  -0-

                                                                    Page 77

LAST (1)                                      FIRST (1)     RELATIONSHIP    SHARES     SHARES
                                                                WITH                   OWNED
                                                               ISSUER                  AFTER
                                                                                      OFFERING
-----------------------------------------------------------------------------------------------

TOTALS                                                                 516  4,473,825

With respect to the above identified selling shareholders, the respective control persons of the selling shareholders that are entities are as follows:
1161611 Ontario Inc. - Paul Kelley (Canadian Citizen); 561020 Ontario Inc. - Don Booth (Canadian Citizen); Asia Region Investment Limited - Hsiu-Chen Shih (Hong Kong resident); Atlantis Capital Corp. - Connie Baillie (Canadian Citizen); Ever Champ Holdings (Canada) Inc. - David Chong (Canadian Citizen); Jevington Trading Limited - Nigel Charles Evans Evans (United Kingdom Citizen); Long Triumph Investments Limited - Zheng Suyi (Citizen of the PRC); Medallion Capital Corp. - Stafford Kelley (Canadian Citizen); Metmark International Ltd. - Edward Ead; Olde Monmouth Stock Transfer Co., Inc. - John Troster (U.S. Citizen); Ship Island Investments - Paul Hines (Bahamian Citizen); Silver Eagle Investment Limited - Song Xiaoyong (Hong Kong resident); Three Eff Corporation - David Rosen (Turks & Caicos Citizen, British Virgin Islands); Wainwright Ventures Limited - Allister Mathew Cunningham (United Kingdom Citizen); Wing Yiu Company
- Wing Chung Ng (Citizen of the PRC); Winner International Group Limited - Mei Huang (Hong Kong citizen). None of the foregoing entities are broker-dealers. Medallion Capital Corp. is a limited market dealer in Canada and is authorized to transact in private placement transactions in Ontario, Canada.

                             MARKET FOR COMMON STOCK

Market Information.  Our common stock is not traded on any exchange.  We plan to
-------------------
seek listing on the OTC Bulletin Board, once our registration statement has become effective. If we are successful in obtaining a listing on the OTC Bulletin Board, we intend to move our listing to the BBX marketplace when it becomes operational. The BBX is owned and operated by The Nasdaq Stock Market and is scheduled to open in the second quarter of 2003. Opening of the BBX is subject to SEC approval. We further intend to include our shares for listing in the Small Cap Marketplace maintained by The Nasdaq Stock Market at such time as the Company meets the listing requirements for that exchange. We cannot assure you that we will be successful in obtaining any of these listing There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will develop. At the date hereof, there are no options or warrants outstanding to acquire any of the Company's securities. The Company is registering 4,473,825 outstanding shares of common stock. Prior to inclusion for quotation on the OTC Bulletin Board, Selling shareholders will sell at a fixed price of $2.50 per share.

We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be affected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities. We will file a post-effective amendment to this Registration Statement if any selling shareholder enters into an agreement to sell shares through broker-dealers as principals after the effective date of this Registration Statement.

Shares traded on the OTC Bulletin Board may experience high levels of price and volume volatility. Market prices for many companies, particularly small and emerging growth companies, have experienced wide price fluctuations not necessarily related to their operating performance. In particular, price fluctuations may be affected by the following factors

     - The market price for our common stock may be affected by political events inside the PRC and international relations among the PRC and Western countries.

     - The market price for our common stock may be affected by general stock market volatility.

     - Broker-dealers may not be able to resell our stock as easily as stocks which are traded on larger exchanges.

     - Financial results and various factors affecting our industry in general may significantly affect the market price for our common stock.

Penny  Stock  Considerations.  Broker-dealer  practices  in  connection  with
----------------------------
transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than US $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

144  Stock  Rule.  At  present  all of the outstanding shares of the Company are
----------------
subject to Rule 144 restrictions. This restriction will be removed on the 4,473,825 shares if and when this registration becomes effective.

Additional  Registration.  The  Company may need to raise additional capital and
------------------------
may be required to register additional shares of common stock for this purpose and for shares of common stock to be issued under the company's Stock Option Plan.

                                                                    Page 79
Dividends.  We  have  not  declared any cash dividends on our common stock since
---------
our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in the expansion of our business. Any decisions as to future payment of dividends will depend on our earnings, financial position, and such other factors, as the Board of Directors deems relevant.

                                    TAXATION

The following discussion describes the material United States federal income tax consequences of the ownership of our common shares by an investor that purchases and holds them as capital assets.

The discussion does not address any aspects of United States taxation other than federal income taxation. Prospective investors are urged to consult their tax advisors regarding the United States federal, state and local tax consequences of the purchase, holding or disposal of common shares.

UNITED  STATES  FEDERAL  INCOME  TAXATION  OF  U.S.  HOLDERS

The discussion below is based on the Internal Revenue Code of 1986, as amended, its legislative history, Treasury Regulations and published judicial and administrative interpretations, all as in effect on the date hereof and all of which are subject to change, possibly retroactively. The tax treatment of a holder of common shares may vary depending upon the holder's particular situation. This discussion does not address all of the tax consequences relating to the ownership of the common shares, and does not take into account holders subject to special rules including, but not limited to, dealers in securities or currencies, financial institutions, tax-exempt entities, banks, life insurance companies, traders in securities that elect to mark-to-market their securities, persons that hold common shares as a part of a straddle or a hedging, or conversion transaction, persons liable for the alternative minimum tax, persons that actually or constructively own 10% or more of our voting stock, or persons whose "functional currency" is not the U.S. dollar. In addition, the following discussion is limited to United States holders who will hold the common shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended.

A United States holder is a holder of common shares that is an individual who is a citizen or resident of the United States, a partnership, corporation or other entity organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, Treasury Regulations otherwise provide), an estate that is subject to United States federal income taxation without regard to the source of its income or a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

The discussion below does not address the effect of any state or local tax law on a holder of the common shares.

This discussion is for general information only and is not exhaustive of all U.S. federal income tax considerations. It is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Holder of the Company's common stock. No opinion or representation is made with respect to the United States federal income tax consequences to any U.S. holder.

Accordingly, U.S. holders should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their own particular circumstances as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

DISTRIBUTIONS

The gross amount of a distribution (including a deemed or constructive distribution) with respect to the common shares will be treated as a dividend taxable as ordinary income on the date of receipt, to the extent of our current or accumulated earnings and profits as determined for United States federal income tax purposes. Distributions, if any, in excess of these current and accumulated earnings and profits will first constitute a non-taxable return of capital to the extent thereof, and then a capital gain realized on the disposition of the common shares. The portion of any distribution treated as a non-taxable return of capital will reduce a holder's tax basis in the common shares. Corporate United States holders will be eligible for the dividends received deduction allowed for distributions to domestic corporations, multiplied by the relevant percentage based on their percentage shareholding.

If a distribution is paid with respect to the common shares in any currency other than U.S. dollars, the amount of the distribution will be translated into U.S. dollars at the spot rate on the date the distributions are paid or deemed paid to a United States holder, regardless of whether the distributions are in fact converted on that date. Any subsequent gain or loss in respect of that non-US currency arising from exchange rate fluctuations will be ordinary income or loss.

CAPITAL  GAINS  AND  LOSSES

A United States holder will generally recognize gain or loss on the sale or other disposition of common shares in an amount equal to the difference between the amount realized on the sale or other disposition and the holder's adjusted tax basis in the common shares. This will result in a long-term or short-term capital gain or loss, depending on whether the common shares have been held for more than one year. The deductibility of capital losses may be subject to limitation.

TAXATION  IN  THE  PRC

The following is a summary of the material income tax provisions to which the Shenzhen Acto is subject under existing laws and regulations of the PRC. The summary is subject to changes in Chinese law, including changes that could have a retroactive effect.

The income earned by Shenzhen Acto, a 74.86% subsidiary of the Company operating in the PRC, is subject to Chinese income tax at an effective rate of 15%. There are additional surcharge taxes that are paid by Shenzhen Acto and are based upon sales. They include a Value Added Tax, a Business Tax, an Urban Construction Tax and an Education Tax which are added to the amount of income tax paid by the Company.

The PRC levies a 10% withholding tax on profit allocations (i.e. dividends) received from Chinese-foreign joint ventures. Shenzhen Acto is considered a Chinese-foreign joint venture for this purpose in the PRC because the majority of its equity interests are owned by a foreign shareholder, the Company. However, a temporary exemption from this withholding tax has been granted to foreign investors. There is no indication as to when the exemption will end.

Should the exemption end, dividends paid by Shenzhen Acto to the Company will be subject to the 10% withholding tax. For U.S. tax purposes, any PRC taxes payable on dividends to the Company are eligible for credit against U.S. taxes payable by the Company, subject to certain limitations.

There are no Chinese taxes that would be levied on a shareholder of the Company on the disposition of shares of the Company.


                            DESCRIPTION OF SECURITIES

The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this prospectus is a part.

GENERAL

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value and 50,000,000 shares of preferred stock, $0.001 par value. As of the date of this registration statement there are 9,000,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. We have approximately 517 holders of common stock.

Each holder of common stock is entitled to one vote per share, either in person or by proxy, on all matters that may be voted on by owners of our shares at meetings of our stockholders. There is no provision for cumulative voting for the election of directors by holders of common stock. Therefore, the holder of more than 50% of our shares of outstanding common stock, Mr. Jing Xie, can, if he chooses to do so, elect all of our directors. In this event, the holders of the remaining shares of common stock will not be able to elect any directors.

COMMON  STOCK

The  holders  of  common  stock:

     - have equal rights to dividends from funds legally available therefore, when and if declared by our board of directors;

     - are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; and

     - do not have preemptive rights, conversion rights, or redemption of sinking fund provisions.

The rights, preferences and privileges of the holders of common stock may be adversely affected by the rights of the holder of the preferred stock or the holders of shares of any series of preferred stock that we designate in the future.

PREFERRED  STOCK

The board of directors is authorized, without stockholder approval, from time to time to issue up to an aggregate of 50,000,000 shares of preferred stock in one or more series. The board of directors can fix the rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or of discouraging a third-party from attempting to acquire a majority of our outstanding voting stock. No shares of preferred stock have been issued as of the date of this prospectus.


                                STOCK OPTION PLAN

On October 30, 2002, we adopted the 2002 Stock Option Plan (the "Plan") under which our officers, directors, consultants, advisors and employees may receive stock options. The aggregate number of shares of common stock that may be issued under the plan is 5,000,000. The purpose of the Plan is to assist the Company in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors, and employees of the Company who contribute to the Company's success, and to achieve long-term objectives that will inure to the benefit of all shareholders through the additional incentive inherent in the ownership of the Company's common stock. Options granted under the plan will be either "incentive stock options", intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as from time to time amended (the "Code") or "unqualified stock options". For the purposes of the Plan, the term "subsidiary" shall mean "subsidiary corporation", as such term is defined in section 424(f) of the Code, and "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

The Plan will be administered by the Board of Directors who will set the terms under which options are granted. No options have been granted under the Plan as of the date of this prospectus.


                                 DIVIDEND POLICY

All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

                                 TRANSFER AGENT

The transfer Agent and Registrar for the Common Stock is Olde Monmouth Stock Transfer Co., Inc., Atlantic Highlands, New Jersey.

                         SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market, or the availability of shares for sale, could adversely affect the prevailing market price of our common stock and our ability to raise capital through an offering of equity securities.

The 4,473,825 shares of common stock offered in this offering will be immediately tradable without restriction under the Securities Act, except for any shares held by an "affiliate" of ours, as that term is defined in the Securities Act. Affiliates will be subject to the resale limitations of Rule 144 under the Securities Act.

In general, under Rule 144, a stockholder, or stockholders whose shares are aggregated, who has beneficially owned "restricted securities" for at least one year will be entitled to sell an amount of shares within any three month period equal to the greater of:

     -    1%  of  the  then  outstanding  shares  of  common  stock;  or

     - the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the commission, provided certain requirements are satisfied.

In addition, our affiliates (as defined in the Securities Act) must comply with additional requirements of Rule 144 in order to sell shares of common stock. Under Rule 144, a stockholder who had not been our affiliate at any time during the 90 days preceding a sale by him, would be entitled to sell those shares without regard to the Rule 144 requirements if he owned the restricted shares of common stock for a period of at least two years. The foregoing summary of Rule 144 is not a complete description.


                                  LEGAL MATTERS

The validity of the common stock being offered in this prospectus will be passed upon for us by Andreas M. Kelly, P.A., Miami, Florida.


                                     EXPERTS

The financial statements of Shenzhen Acto as of December 31, 2001 have been audited, and the financial statements of Shenzhen Acto for the eight months ended August 31, 2002 have been reviewed, by Schwartz Levitsky Feldman LLP, independent auditors, as set forth in their report thereon appearing in this Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. Schwartz Levitsky Feldman LLP has also reviewed the pro forma financial statements of the Company for the eight-month period ended August 31, 2002, but has not passed upon the disclosure related to income tax contained in this prospectus. The financial statements of the Company for the twelve-month period ended August 31,

2001 and the eight-month period ended August 31, 2002 have been audited by Rottenberg & Company, LLP, independent auditors, as set forth in their report thereon appearing in this Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing


                           HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our stockholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

We intend to apply for the listing of our common stock on the OTC Bulletin Board. After this offering is effective, you may obtain certain information about us on Nasdaq's Internet site (http://www.Nasdaq-Amex.com). If we are successful in obtaining a listing on the OTC Bulletin Board, we intend to move our listing to the BBX marketplace, which will be owned and operated by The Nasdaq Stock Market . The BBX, according to The Nasdaq Stock Market , is scheduled to open in the second quarter of 2003. We further intend to include our shares for listing in the Small Cap Marketplace maintained by The Nasdaq Stock Market at such time as the Company meets the listing requirements for that exchange.

                                                                   Page  85
            INDEX OF FINANCIAL STATEMENTS AND FINANCIAL INFORMATION

ACTO DIGITAL VIDEO U.S.A. INC. PRO FORMA FINANCIAL INFORMATION
AS OF AUGUST 31, 2002 (UNAUDITED)
AND AS OF DECEMBER 31, 2001

Report of Independent Auditor dated October 30, 2002

Pro Forma Consolidated Balance Sheet as of August 31, 2002 (Unaudited)

Pro Forma Consolidated In come Statement for the Year ended December
31, 2001

Pro Forma Consolidated Income Statement for the Period Ended August 31, 2002 (Unaudited)

Notes to Pro Forma Consolidated Financial Information as of August 31, 2002 (Unaudited) and December 31, 2001

MICROPORWER  GENERATION,  INC.
FINANCIAL  STATEMENTS  AS  OF  AUGUST  31,  2002  AND  2001

Report  of  Independent  Auditor

Balance  Sheets  at  August  31,  2002  and  2001

Statement of Changes in Stockholders' Equity (Deficit) for the Years Ended August 31, 2002 and 2001 and For the Period from the Date of Inception
(December  15,  1999)  through  August  31,  2002

Statement of Operations for the Years Ended August 31, 2002 and 2001 and For the Period from the Date of Inception (December 15, 1999) through August 31, 2002

Statements of Cash Flows for the Years Ended August 31, 2002 and 2001 and For the Period from the Date of Inception (December 15, 1999) through August 31, 2002

Notes  to  Financial  Statements


SHENZHEN  ACTO  DIGITAL  VIDEO  TECH  CO.  LTD.
FINANCIAL  STATEMENTS  AS  OF  DECEMBER  31,  2001  AND  2000

Report  of  Independent  Auditor  dated  September  30,  2002

Balance  Sheets  as  at  December  31,  2001  and  December  31,2000

Statements  of  Income for the Year Ended December 31, 2001 and December 31,2000

Statements  of  Cash  Flows  December  31,  2001  and  December  31,2000

Statements  of  Stockholders'  Equity  December  31,  2001  and December 31,2000

Statement of Stockholders Equity for the Eight Months Ended August 31, 2001 and 2000 (Unaudited)

Notes  to  Financial  Statements  December  31,  2001  and  2000

                         ACTO DIGITAL VIDEO U.S.A. INC.

                     (FORMERLY MICROPOWER GENERATION, INC.)

            (SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)

                        PRO FORMA FINANCIAL INFORMATION

                        AS OF AUGUST 31, 2002 (UNAUDITED)
                          AND AS OF DECEMBER 31, 2001

                        (AMOUNT EXPRESSED IN US DOLLARS)

                         ACTO DIGITAL VIDEO U.S.A. INC.

                     (FORMERLY MICROPOWER GENERATION, INC.)

            (SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)

                        PRO FORMA FINANCIAL INFORMATION

                        AS OF AUGUST 31, 2002 (UNAUDITED)
                          AND AS OF DECEMBER 31, 2001

                        (AMOUNT EXPRESSED IN US DOLLARS)




                                TABLE OF CONTENTS


Report on Examination of Pro Forma Consolidated Statement of Income for the year ended December 31, 2001 with Review of Pro Forma Consolidated Balance Sheet
   and Statement of Income for the eight months ended August 31, 2002      1

Pro Forma Consolidated Balance Sheet                                       2

Pro Forma Consolidated Statements of Income                                3 - 4

Notes to Pro Forma Consolidated Financial Information                      5 - 6

                                                                   Page  89
                  AUDITORS' REPORT ON EXAMINATION OF PRO FORMA
           FINANCIAL INFORMATION FOR THE YEAR ENDED DECEMBER 31, 2001
                 WITH REVIEW OF PRO FORMA FINANCIAL INFORMATION
                   FOR THE EIGHT MONTHS ENDED AUGUST 31, 2002

To  the  Board  of  Directors  and  Stockholders  of

Acto  Digital  Video  U.S.A.  Inc.

(Formerly  Micropower  Generation,  Inc.)

(Successor  to  Shenzhen  Acto  Digital  Video  Tech  Co.  Ltd.)


We  have examined the pro forma adjustments reflecting the transaction described in  Note 1 and the application of those adjustments to the historical amounts in the  accompanying  pro forma statement of income for the year ended December 31,

2001  of  Acto Digital Video U.S.A. Inc. (formerly Micropower Generation, Inc.).

The  historical  financial  information is derived from the historical financial statements  of  Shenzhen Acto Video Tech Co. Ltd., which were audited by us, and of  Micropower  Generation, Inc., an inactive public company for the years ended

August  31,  2001  and  2002, which were audited by another independent auditor.

Such  pro forma adjustments are based upon management's assumptions described in

Note  2.  Our  examination  was made in accordance with standards established by the  American  Institute  of  Certified  Public  Accountants  and,  accordingly,

included  such  procedures  as  we  considered  necessary  in the circumstances.


In  addition,  we  have  reviewed  the  related  pro  forma  adjustments and the application  of  those adjustments to the historical amounts in the accompanying pro  forma  consolidated  balance  sheet of Acto Digital Video U.S.A. Inc. as of

August 31, 2002 and the pro forma consolidated statement of income for the eight months  then  ended.  The  historical  financial information is derived from the historical  financial  statements  of Shenzhen Acto Digital Video Tech Co. Ltd.,

which  were  reviewed  by  us,  and  of Mircopower Generation, Inc., an inactive public company for the year ended August 31, 2002, which were audited by another independent  auditor.  Such  pro  forma  adjustments are based upon management's assumptions  described  in  Note  2.  Our  review  was  made  in accordance with standards established by the American Institute of Certified Public Accountants.


The  objective  of  this pro forma consolidated financial information is to show what  the  significant effects on the historical information might have been had the  transaction  occurred  at  an  earlier  date.  However,  the  pro  forma consolidated financial information are not necessarily indicative of the results of operations or related effects on financial position that would have been attained  had  the  above-mentioned  transaction  actually  occurred  earlier.

In  our  opinion,  management's  assumptions  provide  a  reasonable  basis  for presenting  the significant effects directly attributable to the above-mentioned transaction  described  in  Note  1,  the  related  pro  forma  adjustments give appropriate  effect  to those assumptions, and the pro forma column reflects the proper  application  of  those adjustments to the historical financial statement amounts  in  the  pro  forma statement of income for the year ended December 31,

2001.


A  review  is  substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments,  and  the  application of those adjustments to historical financial information.  Accordingly,  we  do  not express such an opinion on the pro forma adjustments or the application of such adjustments to the pro forma consolidated balance  sheet as of August 31, 2002 and the pro forma consolidated statement of income  for  the eight months then ended.  Based on our review, however, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for representing the significant effects directly attributable  to  the  above-mentioned transaction described in Note 1, that the related  pro  forma  adjustments  do  not  give  appropriate  effect  to  those assumptions,  or  that  the  pro  forma  column  does  not  reflect  the  proper application  of  those adjustments to the historical financial statement amounts in  the  pro  forma consolidated balance sheet as of August 31, 2002 and the pro forma  consolidated  statement  of  income  for  the  eight  months  then ended.



Toronto,  Ontario                            "SCHWARTZ  LEVITSKY  FELDMAN  LLP"
October  30,  2002                                       Chartered  Accountants

ACTO DIGITAL VIDEO U.S.A. INC.
(FORMERLY MICROPOWER GENERATION, INC.)
(SUCCESSOR TO SHENZHEN ACTO DIGITAL VIDEO TECH CO. LTD.)
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF AUGUST 31, 2002 (UNAUDITED)
(AMOUNTS EXPRESSED IN US DOLLARS)




                                Shenzhen                                         Acto Digital
                            Acto Digital     Mircopower                         Video  U.S.A.
                             Video  Tech     Generation,            Pro-forma            Inc.
                                Co. Ltd.            Inc.   Note 2 adjustments       pro-forma

                                  $              $                  $                   $
ASSETS

Cash and cash equivalents        373,657         -                  -                 373,657
Accounts receivable            2,709,894         -                  -               2,709,894
Inventories                    1,053,654         -                  -               1,053,654
Advances to a stockholder         60,920         -                  -                  60,920
Advances to suppliers            509,526         -                  -                 509,526
Deferred income taxes            103,734         -                  -                 103,734
                              ----------     -----------    -----------------  --------------

Total current assets           4,811,385         -                  -               4,811,385

Other receivables              2,221,150         -                  -               2,221,150
Capital assets                 1,289,153         -                  -               1,289,153
Deferred income taxes             72,527         -                  -                  72,527
Patents                                1         -                  -                       1
                              ----------     -----------    -----------------  --------------


TOTAL ASSETS                   8,394,216         -                  -               8,394,216
                              ==========     ===========    =================  ==============


ACTO  DIGITAL  VIDEO  U.S.A.  INC.
(FORMERLY  MICROPOWER  GENERATION,  INC.)
(SUCCESSOR  TO  SHENZHEN  ACTO  DIGITAL  VIDEO  TECH  CO.  LTD.)
PRO  FORMA  CONSOLIDATED  BALANCE  SHEET
AS  OF  AUGUST  31,  2002  (UNAUDITED)
(AMOUNTS  EXPRESSED  IN  US  DOLLARS)

                                Shenzhen                                            Acto Digital
                            Acto Digital     Mircopower                            Video  U.S.A.
                             Video  Tech     Generation,               Pro-forma            Inc.
                                Co. Ltd.            Inc. Note 2      adjustments       pro-forma

                               $                  $                   $                    $

LIABILITIES

Accounts payable and
  accrued liabilities          1,907,900              50              -                1,907,950
Income taxes payable              48,620         -                    -                   48,620
Other taxes payable              565,031         -                    -                  565,031
Advances from customers          604,182         -                    -                  604,182
Other payables                 1,308,468         -                    -                1,308,468
                              ----------     -----------        ----------------   -------------

TOTAL LIABILITIES              4,434,201              50              -                4,434,251
                              ----------     -----------        ----------------   -------------

NON-CONTROLLING
      INTEREST                         -         -        e              995,548         995,548

                              ----------     -----------        ----------------   -------------
STOCKHOLDERS' EQUITY

Share capital                  1,763,680           1,795  d,e,f       (1,764,801)            674
Additional paid in capital       281,464          14,255  d,e,f        1,234,552       1,530,271
                              ----------     -----------        ----------------   -------------

                               2,045,144          16,050                (530,249)      1,530,945

Unappropriated retained earnings 414,830         (16,100) d, e           (88,188)        310,542
Appropriated retained earnings 1,500,041               -  d, e          (377,111)      1,122,930
                              ----------     -----------        ----------------   -------------

Total stockholders' equity     3,960,015             (50)               (995,548)      2,964,417
                              ----------     -----------        ----------------   -------------

TOTAL LIABILITIES,
   NON-CONTROLLING
   INTEREST AND EQUITY         8,394,216          -                   -                8,394,216

                               =========     ===========        =========           =============

                                                                               2

ACTO  DIGITAL  VIDEO  U.S.A.  INC.
(FORMERLY  MICROPOWER  GENERATION,  INC.)
(SUCCESSOR  TO  SHENZHEN  ACTO  DIGITAL  VIDEO  TECH  CO.  LTD.)
PRO  FORMA  CONSOLIDATED  INCOME  STATEMENT
FOR  THE  YEAR  ENDED  DECEMBER  31,  2001
(AMOUNTS  EXPRESSED  IN  US  DOLLARS)

                             Shenzhen                                           Acto Digital
                         Acto Digital     Mircopower                           Video  U.S.A.
                          Video  Tech     Generation,              Pro-forma            Inc.
                             Co. Ltd.            Inc. Note 2     adjustments       pro-forma

                                $              $                   $                   $
REVENUE

  Sales                     4,802,602         -                    -               4,802,602
  Cost of sales             3,321,783         -                    -               3,321,783
                         ------------    ------------         --------------    -------------

GROSS MARGIN                1,480,819         -                    -               1,480,819

OTHER REVENUE                   6,410         -                    -                   6,410

EXPENSES

Selling, general and
    administrative            721,971           4,600              -                 726,571
Depreciation and
    Amortization              131,949         -                    -                 131,949
                         ------------    ------------         --------------    -------------

INCOME (LOSS) FROM
     OPERATIONS               633,309          (4,600)             -                 628,709

Interest expense               (7,209)        -                    -                  (7,209)
                         ------------    ------------         --------------    -------------

INCOME (LOSS) BEFORE
    NON-CONTROLLING
    INTEREST                  626,100          (4,600)             -                  621,500

  Non-controlling interest          -         -        e             157,402          157,402
                         ------------    ------------         --------------    -------------

INCOME (LOSS) BEFORE
     INCOME TAXES             626,100          (4,600)              (157,402)         464,098

  Income taxes (recovery)      74,544         -        e             (18,740)          55,804
                         ------------    ------------         --------------    -------------

NET INCOME (LOSS)             551,556          (4,600)              (138,662)         408,294

                         ============    ============          =============    =============
Weighted average number
    of shares outstanding (note 3)                     a, b                         6,737,400

                                                                                =============
Earning per share                                                                        0.06

                                                                                =============

                                                                                            3

ACTO  DIGITAL  VIDEO  U.S.A.  INC.
(FORMERLY  MICROPOWER  GENERATION,  INC.)
(SUCCESSOR  TO  SHENZHEN  ACTO  DIGITAL  VIDEO  TECH  CO.  LTD.)
PRO  FORMA  CONSOLIDATED  INCOME  STATEMENT
FOR  THE  PERIOD  ENDED  AUGUST  31,  2002  (UNAUDITED)
(AMOUNTS  EXPRESSED  IN  US  DOLLARS)

                                      Shenzhen                                             Acto Digital
                                  Acto Digital     Mircopower                             Video  U.S.A.
                                   Video  Tech     Generation,               Pro-forma             Inc.
                                      Co. Ltd.            Inc.  Note 2     adjustments        pro-forma

                                        $              $                   $                      $
REVENUE

  Sales                              6,328,181         -                    -                 6,328,181
  Cost of sales                      4,200,169         -                    -                 4,200,169
                                  ------------    ------------          --------------   --------------

GROSS MARGIN                         2,128,012         -                    -                 2,128,012

OTHER REVENUE                           38,693         -                    -                    38,693

EXPENSES

  Selling, general and
    administrative                     541,025           4,950              -                   545,975
  Depreciation and
    Amortization                       213,441         -                    -                   213,441
                                  ------------    ------------          --------------   --------------

INCOME (LOSS) FROM
     OPERATIONS                      1,412,239          (4,950)             -                 1,407,289

Interest income                         24,716         -                    -                    24,716
Interest expense                        (1,591)        -                    -                    (1,591)
                                  ------------    ------------          --------------   --------------

INCOME (LOSS) BEFORE
    NON-CONTROLLING
    INTEREST                         1,435,364          (4,950)             -                 1,430,414

  Non-controlling interest                   -         -        e              360,851          360,851
                                  ------------    ------------          --------------   --------------

INCOME (LOSS) BEFORE
     INCOME TAXES                    1,435,364          (4,950)              (360,851)        1,069,563

  Income taxes (recovery)              215,854         -        e             (54,266)          161,588
                                  ------------    ------------          --------------   --------------

NET INCOME (LOSS)                    1,219,510          (4,950)              (306,585)          907,975
                                  ============    ============          ==============   ==============

Weighted average number
    of shares outstanding (note 3)                              a, b                          6,737,400

                                                                                         ==============
Earning per share                                                                                  0.13

                                                                                         ==============
                                                                                                   4

ACTO  DIGITAL  VIDEO  U.S.A.  INC.
(FORMERLY  MICROPOWER  GENERATION,  INC.)
(SUCCESSOR  TO  SHENZHEN  ACTO  DIGITAL  VIDEO  TECH  CO.  LTD.)
Notes  tO  PRO  FORMA  CONSOLIDATED  FINANCIAL  INFORMATION
AUGUST  31,  2002  (UNAUDITED)  AND  DECEMBER  31,  2001
(AMOUNTS  EXPRESSED  IN  US  DOLLARS)




1.   BASIS  OF  PRESENTATION

     Micropower Generation, Inc. ("Micropower") is an inactive public company incorporated under the laws of the State of Delaware, in the United States of America. On October 29, 2002, the share capital of Micropower was reorganized by virtue of a reverse stock split on a 1:4 basis on its common stock. On October 30, 2002, based on the share exchange agreement entered into on September 30, 2002, Micropower acquired 74.86% of the issued and outstanding registered capital of Shenzhen Acto Digital Video Tech Co. Ltd. ("Acto") from the majority stockholder of Acto, in exchange for 4,512,500 common shares of Micropower. Acto is a limited liability corporation incorporated in the People's Republic of China and is in the business of developing multi-media LCD projection systems, LCD projectors and multi-media projection TV's.

     As of August 31, 2002 and prior to the above transaction, Micropower had issued and outstanding common stock of 17,950,000 shares, which became 4,487,500 shares after the reverse stock split. Subsequent to the above transaction, Micropower would have issued and outstanding common stock of 9,000,000 shares.

     Subsequent to the above share exchange, the majority stockholder of Acto would hold 50.14% of the outstanding common shares of the Micropower. Consequently, even though Micropower is the legal acquirer, this transaction has been treated as an acquisition of Mircropower by Acto and as a recapitalization of Acto for accounting purposes. On this basis, the historical financial data presented in these pro forma financial statements are those of Acto.

     On October 30, 2002, Micropower adopted the 2002 stock option plan ("the Plan") which entitles issuance of up to 5,000,000 shares of common stock of Micropower. The Plan will be administered by the Board of Directors who will set the terms of the options to be granted. As of October 30, 2002, no option has been granted or is outstanding pursuant to the Plan.

     As part of the transaction, Micropower changed its name to Acto Digital Video U.S.A. Inc. Accordingly, this pro forma consolidated financial information is titled Acto Digital Video U.S.A. Inc.

     The accompanying pro forma consolidated financial information has been prepared by management in accordance with generally accepted accounting principles in the United States of America. They have been prepared from information derived from the unaudited financial statements of Acto as of August 31, 2002, audited financial statements of Acto as of December 31, 2001, the financial statements of Micropower as of August 31, 2002 audited by another firm of independent auditors and the share exchange transaction described above. In the opinion of management, the accompanying pro forma consolidated financial information includes all adjustments necessary for fair presentation of the adjustments and assumptions described in note 2 below.

     This pro forma consolidated financial information presented should be read in conjunction with the related historical financial statements for the same period end and fiscal year end.

2.   PRO  FORMA  ASSUMPTIONS  AND  ADJUSTMENTS

     The pro forma consolidated financial information presented includes the following pro forma assumptions and adjustments reflecting the transactions as disclosed in Note 1.

     a) It is assumed that the reverse stock split for Micropower occurred retroactively on January 1, 2001 and January 1, 2002 for financial information for the periods ended December 31, 2001 and August 31, 2002 respectively.

     b) It is assumed that the share exchange agreement took place retroactively on January 1, 2001 and January 1, 2002 for financial information for the periods ended December 31, 2001 and August 31, 2002 respectively.

     c) It is assumed that the fair market value of the net assets of Micropower is the same as their carrying value.

     d) 100% of the stockholders' equity of Micropower has been eliminated upon consolidation.

     e) The 25.14% non-controlling interest of Acto has been presented to reflect the transactions as disclosed in Note 1.

     f) Reclassification of share capital and additional paid in capital is based on the capital structure of Micropower's.


     3) For earning per share calculation purposes, the weighted average number of shares outstanding is based on the Company's 74.86%
          controlling  interest  in  Acto  as  disclosed  in  note  1.

     MICROPOWER  GENERATION,  INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            (A DELAWARE CORPORATION)
                                 MIAMI, FLORIDA

                         =================================
                                FINANCIAL REPORTS
                                       AT
                                 AUGUST 31, 2002
                         =================================

MICROPOWER  GENERATION,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
(A  DELAWARE  CORPORATION)
MIAMI,  FLORIDA


TABLE  OF  CONTENTS
================================================================================

Independent  Auditors'  Report                                                1

Balance  Sheets  at  August  31,  2002  and  2001                             2

Statements  of  Changes  in  Stockholders'  Equity  (Deficit)  for  the
  Years  Ended  August  31,  2002  and  2001  and  for  the  Period from the
  Date  of  Inception  (December  15,  1999)  through  August  31, 2002       3

Statements  of  Operations  for  the  Years  Ended  August  31, 2002 and 2001
  and  for  the  Period  from  the  Date  of  Inception  (December  15, 1999)
  through  August  31,  2002                                                  4

Statements  of  Cash  Flows for the Years Ended  August  31,  2002  and 2001
  and  for  the  Period  from  the  Date of Inception (December 15, 1999)
  through  August  31,  2002                                                  5

Notes  to  Financial  Statements                                             6-7

                                                                  Page  99
                          INDEPENDENT AUDITORS' REPORT



To  the  Board  of  Directors  and  Stockholders
Micropower  Generation,  Inc.
Miami,  Florida


     We have audited the accompanying balance sheets of Micropower Generation, Inc. (A Development Stage Company) (A Delaware Corporation) as of August 31,
2002 and 2001, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended and for the period from the date of inception (December 15, 1999) to August 31, 2002. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Micropower Generation, Inc. (A Development Stage Company) (A Delaware Corporation) as of August 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended and for the period from the date of inception (December 15, 1999) to August 31, 2002, in conformity with accounting principles generally accepted in the United States of America.



"ROTTENBERG  &  CO  LLP"



Rochester,  New  York
  October  7,  2002

                                                                  Page  100



MICROPOWER  GENERATION,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
(A  DELAWARE  CORPORATION)
Miami,  Florida


BALANCE  SHEETS


                                                                       August 31,    August 31,
                                                                          2002          2001
ASSETS

Cash and Cash Equivalents                                             $         -   $         -

Total Assets                                                          $         -   $         -

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities
Accrued Franchise Tax                                                 $        50   $         -

Total Liabilities                                                              50             -

Stockholders' Equity (Deficit)
Common Stock:  $.0001 Par; 50,000,000 Shares Authorized,
                            17,950,000 Issued and Outstanding as of
                            August 31, 2002 and 2001                        1,795         1,795
Preferred Stock:  $.0001 Par; 50,000,000 Shares Authorized,
                            -0- Issued and Outstanding as of
                            August 31, 2002 and 2001                            -             -
Additional Paid In Capital                                                 14,255         8,155
Deficit Accumulated During Development Stage                              (16,100)       (9,950)

Total Stockholders' Equity (Deficit)                                          (50)            -

Total Liabilities and Stockholders' Equity (Deficit)                  $         -   $         -

MICROPOWER  GENERATION,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
(A  DELAWARE  CORPORATION)
Miami,  Florida


STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) FOR THE YEARS ENDED AUGUST 31, 2002
AND 2001 AND FOR THE PERIOD FROM THE DATE OF INCEPTION (DECEMBER 15, 1999) TO AUGUST 31, 2002



                                                                               Deficit
                                                                           Accumulated
                                             Common Stock     Additional        During   Stockholders'
                                            Number               Paid-In   Development          Equity
                                         of Shares   Value       Capital         Stage        (Deficit)
Balance - December 15, 1999                      -  $    -    $        -   $         -   $           -

December 18, 1999 - Shares Issued in
  Exchange for Organizational Expenses
  Paid by Shareholders                   1,387,800     139             -             -             139

May 2, 2000 - Shares Issued in
  Exchange for Organizational Expenses
  Paid by Shareholders                  16,562,200   1,656             -             -           1,656

Expenses Paid by Shareholder                     -       -         3,555             -           3,555

Net Loss for the Period                          -       -             -        (5,350)         (5,350)
                                        ----------  ------    ----------   -----------   -------------

Balance - August 31, 2000               17,950,000   1,795         3,555        (5,350)              -

Expenses Paid by Shareholder                     -       -         4,600             -           4,600

Net Loss for the Period                          -       -             -        (4,600)         (4,600)

Balance - August 31, 2001               17,950,000   1,795         8,155        (9,950)              -

Expenses Paid by Shareholder                     -       -         6,100             -           6,100

Net Loss for the Period                          -       -             -        (6,150)         (6,150)
                                        ----------  ------    ----------   -----------   -------------

Balance - August 31, 2002               17,950,000  $1,795    $   14,255   $   (16,100)  $         (50)

                                        ==========  ======    ==========   ===========   =============

                                                                  Page  102
MICROPOWER  GENERATION,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
(A  DELAWARE  CORPORATION)
MIAMI,  FLORIDA


STATEMENTS OF OPERATIONS FOR THE YEARS ENDED AUGUST 31, 2002 AND 2001 AND FOR THE PERIOD FROM THE DATE OF INCEPTION (DECEMBER 15, 1999) TO AUGUST 31, 2002

================================================================================

                                          INCEPTION TO     YEAR ENDED    Year Ended
                                             AUGUST 31,     AUGUST 31,    August 31,
                                                  2002         2002          2001
------------------------------------------------------------------------------------
REVENUES                                       $      -    $        -   $         -
------------------------------------------------------------------------------------
EXPENSES
Administration                                    1,000           250           250
Franchise Tax                                        50            50             -
Legal and Professional                            2,000         1,625           125
Organizational Fees                                 800             -             -
Transfer Agent                                   12,250         4,225         4,225
------------------------------------------------------------------------------------
TOTAL EXPENSES                                   16,100         6,150         4,600
------------------------------------------------------------------------------------
NET LOSS FOR THE PERIOD                        $(16,100)  $    (6,150)  $    (4,600)

====================================================================================
Earnings (Loss) per Share - Basic and Diluted  $      -   $     (0.00)  $     (0.00)

====================================================================================
Weighted Average Common Shares Outstanding            -    17,950,000    17,950,000

====================================================================================

MICROPOWER  GENERATION,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
(A  FLORIDA  CORPORATION)
MIAMI,  FLORIDA


STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED AUGUST 31, 2002 AND 2001 AND FOR THE PERIOD FROM THE DATE OF INCEPTION (DECEMBER 15, 1999) TO AUGUST 31, 2002
================================================================================

=========================================================================================================
                                                                       INCEPTION TO YEAR ENDED Year Ended
                                                                        AUGUST 31,  AUGUST 31, August 31,
                                                                           2002       2002      2001
---------------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss for the Period                                                  $(16,100)  $(6,150)  $(4,600)

NON-CASH ADJUSTMENTS
Organization Expenses Paid by Stockholders                                 16,050     6,100     4,600

CHANGES IN ASSETS AND LIABILITIES
Accrued Franchise Tax                                                          50        50         -
---------------------------------------------------------------------------------------------------------

NET CASH FLOWS FROM OPERATING ACTIVITIES                                        -         -         -

NET CASH FLOWS FROM INVESTING ACTIVITIES                                        -         -         -

NET CASH FLOWS FROM FINANCING ACTIVITIES                                        -         -         -
---------------------------------------------------------------------------------------------------------

Net Increase in Cash and Cash Equivalents                                       -         -         -

Cash and Cash Equivalents - Beginning of Period                                 -         -         -
---------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                $      -   $     -   $     -
=========================================================================================================

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common Stock Issued in Exchange
  for Expenses Paid by Stockholders                                      $ 16,050   $     -   $     -
=========================================================================================================

                                                                        Page 104
MICROPOWER  GENERATION,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
(A  DELAWARE  CORPORATION)
MIAMI,  FLORIDA


NOTES  TO  FINANCIAL  STATEMENTS
--------------------------------------------------------------------------------


NOTE  A  -     THE  COMPANY
               Micropower Generation, Inc. was incorporated under the laws of the state of Delaware on December 15, 1999. The company was formed for the purpose of developing hydroelectric plants in Brazil; however the company was unable to arrange the required capital for the project and the undertaking was abandoned. The company has been idle since April, 2000.

               SCOPE  OF  BUSINESS
               At the present time the company is in the development stage and does not provide any product or service.

               The company's future success is dependent upon its ability to raise sufficient capital, or to develop a product which will generate future revenue. There is no guarantee that such capital will be available on acceptable terms, if at all.

NOTE  B  -     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
               METHOD  OF  ACCOUNTING
               The company maintains its books and prepares its financial statements on the accrual basis of accounting.

               DEVELOPMENT  STAGE
               The company has been considered a development stage enterprise since its inception by devoting substantially all of its efforts to financial planning, raising capital, research and development, or the development of a product. Hence, the company prepares its financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises.

               EARNINGS  (LOSS)  PER  COMMON  SHARE
               Earnings (loss) per common share is computed in accordance with SFAS No. 128, "Earnings Per Share," by dividing income available to common stockholders by weighted average number of common shares outstanding for each period.

               USE  OF  ESTIMATES
               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the reporting period. Actual results can differ from those estimates.

               ORGANIZATIONAL  EXPENSES
               Organizational expenses represent management, consulting, legal, accounting, and filing fees incurred to date in the formation of the corporation. Organizational costs are expensed as incurred pursuant Statement of Position 98-5 on Reporting on the Costs of Start-Up Activities.

               INCOME  TAXES

               The company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes," using the asset and liability approach, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of such assets and liabilities. This method utilizes enacted statutory tax rates in effect for the year in which the temporary differences are expected to reverse and gives immediate effect to changes in the income tax rates upon enactment. Deferred tax assets are recognized, net of any valuation allowance, for temporary differences and net operating loss and tax credit carryforwards. Deferred income tax expense represents the change in net deferred assets and liability balances. The corporation had no material deferred tax assets or liabilities for the periods presented.

               PROVISION  FOR  INCOME  TAXES
               Deferred income taxes result from temporary differences between the basis of assets and liabilities recognized for differences between the financial statement and tax basis thereon, and for the expected future tax benefits to be derived from net operating losses and tax credit carryforwards. A valuation allowance is recorded to reflect the likelihood of realization of deferred tax assets.

NOTE  C  -     STOCKHOLDERS'  EQUITY
               COMMON  STOCK
               The  company's Securities are not registered under the Securities
               Act of 1933 and, therefore, no offering may be made which would constitute a "Public Offering" within the meaning of the United
               States Securities Act of 1933, unless the shares are registered pursuant to an effective registration statement under the Act.

               The stockholders may not sell, transfer, pledge or otherwise dispose of the common shares of the company in the absence of either an effective registration statement covering said shares under the 1933 Act and relevant state securities laws, or an opinion of counsel that registration is not required under the Act or under the securities laws of any such state.

               PREFERRED  STOCK
               The company is authorized to issue up to 50,000,000 shares of preferred stock, with a par value of $.0001 per share, which may be divided into series and with the preferences, limitations and relative rights determined by the company's board of directors. No shares of preferred stock have been issued during the period from the date of inception (December 15, 1999) through August 31, 2002.

                          SHENZHEN ACTO DIGITAL VIDEO
                                  TECH CO. LTD.

                              FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 2001 AND 2000

                  TOGETHER WITH REPORT OF INDEPENDENT AUDITORS

                        (AMOUNT EXPRESSED IN US DOLLARS)

                          SHENZHEN ACTO DIGITAL VIDEO
                                  TECH CO. LTD.

                              FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 2001 AND 2000

                  TOGETHER WITH REPORT OF INDEPENDENT AUDITORS

                        (AMOUNT EXPRESSED IN US DOLLARS)



                    TABLE  OF  CONTENTS



  Report of Independent Auditors         1

  Balance Sheets                     2 - 3

  Statements of Income                   4

Statements of Cash Flows             5 - 6

Statements of Stockholders' Equity   7 - 8

Notes to Financial Statements       9 - 24

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of Shenzhen Acto Digital Video Tech Co. Ltd.


We have audited the accompanying balance sheets of Shenzhen Acto Digital Video Tech Co. Ltd. (incorporated in the People's Republic of China) as at December 31, 2001 and 2000 and the related statements of income, cash flows and changes in stockholders' equity for the each of the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shenzhen Acto Digital Video Tech Co. Ltd. as at December 31, 2001 and 2000 and the results of its operations and its cash flows for each of the years ended December 31, 2001 and 2000 in accordance with generally accepted accounting principles in the United States of America.



     Toronto,  Ontario                    "SCHWARTZ  LEVITSKY  FELDMAN  LLP"
     September  30,  2002                             Chartered Accountants

SHENZHEN  ACTO  DIGITAL  VIDEO  TECH  CO.  LTD.
BALANCE  SHEETS
AS  AT  DECEMBER  31,  2001  AND  DECEMBER  31,  2000
(AMOUNTS  EXPRESSED  IN  US  DOLLARS)

                                          August  31,   August 31,   December 31, December 31,
                                              2002         2001        2001       2000
                                          (Unaudited)   (Unaudited)
                                              $            $           $            $
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                    373,657   1,023,695     362,395    356,867
  Short-term investments (Note 3)                    -     463,389     463,389    463,389
  Accounts receivable (Note 4)               2,709,894     523,971     913,973    763,316
  Inventories (Note 5)                       1,053,654   1,185,854     979,488    800,644
    Advances to a stockholder  (Note 6)         60,920           -           -          -
  Advances to suppliers                        509,526     230,948       2,537    153,416
  Deferred income taxes (Note 11)              103,734      71,206      99,000     61,933
                                          ------------  ----------  ----------  ---------

  TOTAL CURRENT ASSETS                       4,811,385   3,499,063   2,820,782  2,599,565

  OTHER RECEIVABLES (Note 4)                 2,221,150     758,143   1,430,046    277,880

  CAPITAL ASSETS (Note 7)                    1,289,153   1,451,264   1,346,732  1,270,456

  DEFERRED INCOME TAXES
        (Note 11)                               72,527      38,867      61,545     38,866

  PATENTS (Note 8)                                   1           1           1          1
                                          ------------  ----------  ----------  ---------

                                             8,394,216   5,747,338   5,659,106  4,186,768
                                          ============  ==========  ==========  =========

                                                                               2

SHENZHEN  ACTO  DIGITAL  VIDEO  TECH  CO.  LTD.
BALANCE  SHEETS
AS  AT  DECEMBER  31,  2001  AND  DECEMBER  31,  2000
(AMOUNTS  EXPRESSED  IN  US  DOLLARS)

                                     August  31,  August 31, December 31, December 31,
                                        2002         2001        2001       2000
                                    (Unaudited)   (Unaudited)
                                        $            $           $            $
LIABILITIES

CURRENT LIABILITIES
  Short-term loan (Note 9)                  -     277,840     277,840           -
  Accounts payable and
    accrued liabilities (Note 10)   1,907,900     663,060     512,879     606,130
  Advances from customers             604,182     477,052     481,820     473,657
  Income taxes payable                 48,620      75,683      96,658      40,489
  Other taxes payable (Note 12)       565,031     383,319     494,480     383,233
  Other payables (Note 13)          1,308,468   1,142,452   1,054,924   1,331,454
                                  -----------  ----------  ----------  ----------

TOTAL CURRENT LIABILITIES           4,434,201   3,019,406   2,918,601   2,834,963
                                  -----------  ----------  ----------  ----------

COMMITMENTS AND
    CONTINGENCIES (Note 17)

STOCKHOLDERS' EQUITY

CAPITAL STOCK (Note 14)

  Share Capital                     1,763,680   1,763,680   1,763,680   1,208,000
  Additional paid in capital          281,464     281,464     281,464           -
                                  -----------  ----------  ----------  ----------

                                    2,045,144   2,045,144   2,045,144   1,208,000
                                  -----------  ----------  ----------  ----------

RETAINED EARNINGS (Note 15)

  Appropriated retained earnings      414,830     196,922     331,706     139,568
  Unappropriated retained
      earnings                      1,500,041     485,866     363,655       4,237
                                  -----------  ----------  ----------  ----------

                                    1,914,871     682,788     695,361     143,805
                                  -----------  ----------  ----------  ----------

TOTAL STOCKHOLDERS'
   EQUITY                           3,960,015   2,727,932   2,740,505   1,351,805
                                  -----------  ----------  ----------  ----------

TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY             8,394,216   5,747,338   5,659,106   4,186,768
                                  ===========  ==========  ==========  ==========

      The accompanying notes are an integral part of these financial statements.

SHENZHEN  ACTO  DIGITAL  VIDEO  TECH  CO.  LTD.
STATEMENTS  OF  INCOME
FOR  THE  YEAR  ENDED  DECEMBER  31,  2001  AND  2000
(AMOUNTS  EXPRESSED  IN  US  DOLLARS)

                                 For  the     For  the
                                8  months    8  months      For  the     For  the
                             period ended period ended    year ended   year ended
                               August 31,    August 31,  December 31, December31,
                                  2002         2001         2001         2000
                              (Unaudited)   (Unaudited)

                                  $             $            $            $
REVENUE
  Sales                         6,328,181    2,575,878    4,802,602   3,692,262
  Cost of sales                 4,200,169    1,576,508    3,321,783   2,734,717
                              -----------   ----------   ----------  ----------

GROSS MARGIN                    2,128,012      999,370    1,480,819     957,545

  Other revenue                    38,693            -        6,410           -
                              -----------   ----------   ----------  ----------

GROSS EARNINGS                  2,166,705      999,370    1,487,229     957,545
                              -----------   ----------   ----------  ----------

OPERATING EXPENSES

  Selling, general and
     administration               541,025      276,637      721,971   1,216,250
  Depreciation and
     amortization                 213,441       79,116      131,949      94,525
                              -----------   ----------   ----------  ----------

                                  754,466      355,753      853,920   1,310,775
                              -----------   ----------   ----------  ----------

INCOME (LOSS) FROM
   OPERATIONS                   1,412,239      643,617      633,309    (353,230)

FINANCIAL INCOME
   (EXPENSES)

  Interest income                  24,716            -            -         379
  Interest expenses                (1,591)        (593)      (7,209)          -
                              -----------   ----------   ----------  ----------

                                   23,125         (593)      (7,209)        379
                              -----------   ----------   ----------  ----------

INCOME (LOSS) BEFORE
    INCOME TAXES                1,435,364      643,024      626,100    (352,851)

  Income taxes (recoveries)
      (Note 11)                   215,854      104,041       74,544     (51,821)
                              -----------   ----------   ----------  ----------

NET INCOME (LOSS)               1,219,510      538,983      551,556    (301,030)
                              -----------   ----------   ----------  ----------

     The  accompanying notes are an integral part of these financial statements.

SHENZHEN  ACTO  DIGITAL  VIDEO  TECH  CO.  LTD.
STATEMENTS  OF  CASH  FLOWS
FOR  THE  YEARS  ENDED  DECEMBER  31,  2001,  AND  2000
(AMOUNTS  EXPRESSED  IN  US  DOLLARS)

                                        For  the     For  the
                                       8  months    8  months      For  the     For  the
                                    period ended period ended    year ended   year ended
                                      August 31,    August 31,  December 31, December31,
                                            2002         2001          2001         2000
                                     (Unaudited)   (Unaudited)

                                         $             $            $            $
CASH FLOWS FROM
OPERATING ACTIVITIES
    Income (loss) for the period      1,219,510        538,983      551,556    (301,030)
Items not requiring
   an outlay of cash
  Amortization of
      capital assets                    213,441         79,116      131,949     94,525
Net changes in non-cash
   working capital items
   related to operations
  Accounts receivable                (1,795,917)       239,345     (150,664)   349,040
  Advances to suppliers                (506,991)       (77,532)     150,881          -
  Inventories                           (74,167)      (385,210)    (178,844)   157,405
  Deferred income taxes                 (15,716)        (9,274)     (59,746)  (100,799)
  Accounts payable and
      accrued liabilities             1,395,020         56,930      (93,247)  (438,857)
  Income taxes payable                  (48,038)        35,194       56,169    346,021
  Other taxes payable                    70,551             86      111,247          -
  Advances from
         customers                      122,362          3,395        8,163    159,128
                                    -----------     ----------   ---------- ----------

NET CASH FLOWS FROM
   OPERATING ACTIVITIES                 580,055        481,033      527,464    265,433
                                    -----------     ----------   ---------- ----------

CASH FLOWS FROM
     FINANCING ACTIVITIES

Advances to stockholders                (60,920)             -            -          -
Other receivables                      (791,104)      (480,263)  (1,152,166)  (208,729)
Other payables                          253,543       (189,002)    (276,529)   644,392
Proceeds from issuance of
  capital stock                               -        837,144      837,144          -
  (Repayments of) proceeds
       from borrowings                 (277,840)       277,840      277,840          -
  Proceeds from (acquisition of)
       short-term investments           463,389              -            -   (463,389)
                                    -----------     ----------    ---------- ----------

NET CASH FLOWS FROM
    FINANCING ACTIVITIES               (412,932)       445,719     (313,711)   (27,776)
                                    -----------     ----------    ---------- ----------

                                                                        Page 114
SHENZHEN  ACTO  DIGITAL  VIDEO  TECH  CO.  LTD.
STATEMENTS  OF  CASH  FLOWS
FOR  THE  YEARS  ENDED  DECEMBER  31,  2001,  AND  2000
(AMOUNTS  EXPRESSED  IN  US  DOLLARS)

                                        For  the     For  the
                                       8  months    8  months      For  the     For  the
                                    period ended period ended    year ended   year ended
                                      August 31,    August 31,  December 31, December31,
                                            2002         2001          2001         2000
                                      (Unaudited)  (Unaudited)

                                         $             $            $            $
CASH FLOWS FROM
INVESTING ACTIVITIES
    Acquisition of capital assets      (155,861)     (259,924)    (208,225)           --
                                     ----------    ----------   ----------    -----------

NET CASH FLOWS FROM
    INVESTING ACTIVITIES               (155,861)     (259,924)    (208,225)            -
                                     ----------    ----------   ----------    -----------

NET INCREASE
    IN CASH AND
    CASH EQUIVALENTS
    FOR THE PERIOD                       11,262       666,828        5,528       237,707

Cash and cash equivalents,
   beginning of period                  362,395       356,867      356,867       119,160
                                     ----------    ----------   ----------    -----------

CASH AND CASH
    EQUIVALENTS -
    END OF PERIOD                       373,657     1,023,695      362,395       356,867
                                     ==========    ==========   ==========    ===========

INCOME TAXES PAID                             -             -       78,122        85,618
                                     ==========    ==========   ==========    ===========

INTEREST PAID                             1,800         1,042        7,222             -
                                     ==========    ==========   ==========    ===========


      The accompanying notes are an integral part of these financial statements.

SHENZHEN  ACTO  DIGITAL  VIDEO  TECH  CO.  LTD.
STATEMENTS  OF  STOCKHOLDERS'  EQUITY
FOR  THE  YEARS  ENDED  DECEMBER  31,  2001  AND  2000
(AMOUNTS  EXPRESSED  IN  US  DOLLARS)


                                          Additional Appropriated Unappropriated       Total
                                            paid  in     retained       retained    Retained
                                 Amount      capital     earnings       earnings    earnings
                                    $           $            $             $          $
                                (Note 13)
Balance at December 31,  1999   1,208,000          -       84,060        360,775     444,835

Income (loss) for the year              -          -       55,508        356,538    (301,030)
                               ----------  ---------  -----------  -------------   ---------

Balance at December 31, 2000    1,208,000          -      139,568          4,237     143,805

Stock issued for cash             555,680    281,464

Income for the year                                       192,138        359,418     551,556
                               ----------  ---------  -----------  -------------   ---------

Balance at December 31, 2001    1,763,680    281,464      331,706        363,655     695,361
                               ==========  =========  ===========  =============   =========


SHENZHEN  ACTO  DIGITAL  VIDEO  TECH  CO.  LTD.
STATEMENTS  OF  STOCKHOLDERS'  EQUITY
FOR  THE  EIGHT  MONTHS  ENDED  AUGUST  31,  2001  AND  2000
(AMOUNTS  EXPRESSED  IN  US  DOLLARS)
(UNAUDITED)

                                          Additional Appropriated Unappropriated       Total
                                            paid  in     retained       retained    Retained
                                 Amount      capital     earnings       earnings    earnings
                                    $           $            $             $          $
                                (Note 13)
Balance at December 31,
   2000                        1,208,000                  139,568          4,237     143,805


Stock issued for cash            555,680     281,464

Income for the period                                      57,354        481,629     538,983
                               ----------  ---------  -----------  -------------   ---------

Balance at August 31,
   2001                        1,763,680     281,464      196,922        485,866     682,788
                               ==========  =========  ===========  =============   =========

Balance at December 31, 2001   1,763,680     281,464      331,706        363,655     695,361

Income for the period                                      83,124      1,136,386   1,219,510
                               ----------  ---------- -----------  -------------   ---------

Balance at August 31,  2002    1,763,680      281,464     414,830      1,500,041   1,914,871
                               ==========  ========== ===========  =============   =========


                                                                        Page 117
SHENZHEN  ACTO  DIGITAL  VIDEO  TECH  CO.  LTD.
NOTES  TO  FINANCIAL  STATEMENTS
DECEMBER  31,  2001  AND  2000
(AMOUNTS  EXPRESSED  IN  US  DOLLARS)


1.   GENERAL

     a)   Business  Overview

          Shenzhen Acto Digital Video Tech Co. Ltd. (the "Company") was incorporated as a limited liability corporation in the People's
          Republic of China ("PRC") on May 12, 1998 and was granted business license to operate for a 10-year period. At the end of the period, the Company may apply to have its business license extended. Upon formation, the Company commenced research and development of multi-media LCD projection systems, LCD projectors and multi-media projection TVs. After a two-year effort, in May 2000 the Company introduced its first domestic multi-media LCD projector and obtained a patent in PRC covering certain of its technology.

          The  Company  changed  its  name  from  Shenzheng  Nangjian Investment
          Company  on  December  26,  2000.

     b)   Certain  Significant  Risks  And  Uncertainties

               The Company places its temporary cash and short-term investments with various financial institutions in the PRC.

               The Company is also subject to the consideration and risks of operating in the PRC. These include risks associated with the political and economic environment, foreign currency exchange and the legal system in PRC.

               The economy of PRC differs significantly from the economies of the "western" industrialized nations in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the PRC government encouraged substantial private economic activities. The Chinese economy has experienced significant growth in the past several years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the PRC government to control inflation have significantly restrained economic expansion in the recent past. Similar actions by the PRC government in the future could have a significant adverse effect on economic conditions in PRC.

               Many laws and regulations dealing with economic maters in general and foreign investment in particular have been enacted in PRC. However, PRC still does not have a comprehensive system of laws, and enforcement of existing laws may be uncertain and sporadic.

               Any devaluation of the Renminbi (RMB) against United States dollar would consequently have adverse effects on the financial performance and the Company's asset values when measured in terms of United State dollars. Should the RMB significantly devalue against the United States dollar, such devaluation could have a material adverse effect on the Company's earnings and the foreign currency equivalent of such earnings. The Company does not hedge its RMB - United States dollar exchange rate exposure.

2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     a)   Basis  of  Preparation

          The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United of States of America ("U.S. GAAP"). This basis of accounting differs from that used in the statutory financial statements of the Company which are prepared in accordance with the Accounting Regulations of PRC for Industrial Enterprises.

          The principal adjustments made to conform the statutory financial statements of the Company to U.S. GAAP included the following:

          1) Adjustment to the receivables to reflect more accurately the valuation of the assets.

          2)  Adjustment  to  record  accrued  liabilities  based  on estimates.

          3) Adjustment to record the government grant received for the research and development purpose.

          Since the accompanying financial statements have not been prepared and audited in accordance with generally accepted accounting principles and standards in PRC, they may not satisfy the reporting requirements of PRC statues and regulations.

     b)   Use  of  estimates

          These financial statements are prepared in accordance with generally accepted accounting principles in the United State of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depend on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumptions. Actual amounts may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

     c)   Cash  and  Cash  Equivalents

          Cash and cash equivalents consist of highly liquid investments, sufficiently close to its maturity date and readily convertible to a known amount of cash with low risks of value fluctuation.

     d)   Short-term  Investments

          Short-term investments are initially recorded at cost and are carried at market.

     e)   Inventories

          Inventories are valued at the lower of cost, calculated on an average cost basis, or market, determined by selling price less a normal gross margin.

     f)   Capital  assets

          Capital Assets are carried at cost less accumulated amortization. Amortization is provided using the following annual rates:

                                   Annual
                                   Useful  Residual    Amortization
Category                             life     value            Rate
-------------------------------------------------------------------

Machinery                  10 or 20 years       10%         9%/4.5%

Electronic equipment             10 years       10%              9%

Transportation equipment    5 to 10 years       10%         18%/19%

Other equipment             5 to 10 years       10%         18%/19%

Leasehold improvement   life of the lease        -               -



          The Company has adopted Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144 "Accounting for the Impairment or disposal of Long-Lived Assets" for fiscal periods beginning after December 15, 2001.

     g)   Patents

          Patent rights are carried at cost less accumulated amortization. Amortization is provided over their estimated useful lives of 10 years using the straight-line method. It is the Company's policy to assess periodically the carrying amount of the patents to determine if there has been an impairment to their carrying value. Impairments of patents are determined in accordance with Statement of Accounting Standard No. 144, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of".

     h)   Revenue  Recognition

          Revenue  is  recognized  when:

          i) The Company has transferred the significant risks and rewards of ownership to the buyer.
          ii)  The Company does not retain continuing managerial involvement and does  not  have  effective  control  over  the  goods  sold.
          iii) Relevant  revenue  has  been  received or evidence for receipt of revenue has been obtained. The costs incurred or to be incurred in respect of the transaction can be reasonably measured.

     i)   Financial  Instruments

          The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and loans payable approximates fair value at the period end.

     j)   Long-term  Financial  Instruments

          The fair value of each of the company's long-term financial assets and debt instruments is based on the amount of future cash flows associated with each instrument discounted using an estimate of what the company's current borrowing rate for similar instruments of comparable maturity would be.

     k)   Foreign  Currency  Translation

          The Company maintains its books and records in Chinese Reminbis("RMB"). Foreign currency transactions are reflected using the temporal method. Under this method, all monetary items are translated into the functional currency at the rate of exchange prevailing at balance sheet date. Non-monetary items are translated at historical rates. Income and expenses are translated at the rate in effect on the transaction dates. Transaction gains and losses are included in the determination of earnings for the year.

          The translation of the financial statements of the Company from its functional currency into its reporting currency in United States dollars is performed as follows: Balance sheet accounts are translated using closing exchange rates in effect at the balance sheet date and income and expense accounts are translated using an average exchange rate prevailing during each reporting period. Adjustments resulting from the translation are included in cumulative other comprehensive income in stockholders' equity.

          The RMB is not readily convertible into United States dollars or other foreign currencies. The foreign exchange between RMB and United States dollars, quoted by the People's Bank of China were consistently at 1RMB = US $0.12 throughout the fiscal periods covered in these financial statements. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate or at any other rate.

     l)   Income  and  other  taxes

          The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the future tax consequences of events that have been include in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. Current income tax expense (recovery) is the amount of income taxes expected to be payable (recoverable) for the current year. A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax losses. Valuation allowances are established when necessary to reduce deferred tax asset to the amount expected to be "more likely than not" realized in future returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

          All income and other taxes are calculated in conformity with Chinese legislation.

     m)   Government  assistance

          Government assistance towards research and development expenditures, when received, has been recognized as a reduction of the costs of the research and development expenditures.

     n)   Allowance  for  Doubtful  Accounts

          The accounts receivable, in conformity with business practices in PRC, have normal repayment terms of a year. The Company has adopted a policy of providing an allowance for doubtful accounts based on the best estimate of the Company's management, using the following criteria:

          1.  Amounts  outstanding  over  the  normal  repayment  terms
          2.  Actual  settlement  of  the receivable subsequent to the year-end.

          Allowance for doubtful accounts for other receivables is also provided on the basis using the above criteria.

          The  allowance  is  made  in  the  period the transactions originated.

     o)   Stock-Based  Compensation  Plans

          Stock-based compensation plans include all arrangements by which employees and non-employee members of the Board of Directors receive shares of stock or other equity instruments of the Company or the Company incurs liabilities to employees in amounts based on the price of the Company's stock. The Company has chosen to continue to account for stock-based plans using the intrinsic value method prescribed by Accounting Principles Board Opinion ("APB") No.25. "Accounting for Stock issued to Employees" and related interpretations and to provide the pro forma disclosure provisions of statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation". Accordingly, compensation cost of stock at the date of the grant over the amount an employee or non-employee member of the Board of Directors must pay for the stock. The Company did not enter into any stock based compensation arrangement in 2000 nor 2001.

     p)   Recent  Pronouncements

          In April 2001, the EITF reached a consensus with respect to EITF Issue No. 00-25, "Vendor Income Statement Characterization of Consideration to a Purchaser of the Vendor's Products or Services." The consensus included a conclusion that consideration from a vendor to a retailer is presumed to be a reduction to the selling prices of the vendor's products and, therefore, should be characterized as a reduction of revenue when recognized in the vendor's income statement. That presumption can be overcome, and the consideration may be characterized as a cost, if certain conditions are met. Such reclassification will reduce sales and gross margin, but will have no impact on operating income or net earnings. The Company is currently evaluating the impact of adoption of this EITF consensus.

          In June 2001, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other

          Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001and no longer permits the use of the pooling-of-interests method. SFAS No. 142 requires that amortization of goodwill cease and the carrying value of goodwill be evaluated for impairment at least annually using a fair value test. Identifiable intangible assets will continue to be amortized over their useful lives and reviewed at least annually for impairment using a method appropriate to the nature of the intangible asset. The Company has adopted SFAS No. 141 and SFAS No. 142 and does not expect that the adoption of SFAS No. 141 or SFAS No. 142 would have a material impact on the financial position or results of operations.

          On October 2001. the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144). SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. It provides a single accounting model for long-lived assets to be disposed of and replaces FSAS No. 121 "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets" to operations and financial positions is being evaluated. The adoption of this standard has been reflected on the Company's financial statements for fiscal periods commencing after December 15, 2001.

          In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issued No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". This statement requires recognition of a liability for a cost associated with exit or disposal activity when the liability is incurred, as opposed to when the entity commits to an exit plan under EITF No. 94-3. This statement also establishes that fair value is objective for initial measurement of the liability. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the provisions of SFAS No. 146 to have a material impact on the Company's financial position or results of operations.


3.   SHORT-TERM  INVESTMENTS

     In 2000, the Company advanced $463,389 to its majority stockholder for investment management purposes. The agreement between the Company and the stockholder stated that the income from the investments would belong to the Company whereas the stockholder would bear any potential loss from the investments.

     The fair market values of these short-term marketable securities in China were $386,620 and $444,736 respectively as of December 31, 2001 and 2000. The resulted unrealized losses of $76,769 and $18,653 respectively in 2001 and 2000 were, according to the above agreement, not recorded by the Company.

     In 2002, the securities were fully disposed of at a loss of $205,143, which was charged to the stockholder. This amount was repaid prior to August 31, 2002.

4)   ACCOUNTS  RECEIVABLE  AND  OTHER  RECEIVABLES

     a)   Accounts  receivable  included  the  following:

                                August 31,  August 31,   December 31, December 31,
                                  2002         2001        2001          2000
                               (Unaudited) (Unaudited)

                                  $            $            $              $
Accounts receivable, trade      3,358,602     973,063      1,562,686    1,212,408
Allowance for doubtful
    accounts                     (648,708)   (449,092)      (648,713)    (449,092)
                               ----------   ---------    -----------   ----------

Accounts receivable, net        2,709,894     523,971        913,973      763,316
                               ==========   =========    ===========   ==========


     b)   Other  Receivables

          These  receivables  are  non-trade in nature, and are comprised of the

                                                                        Page 123
          following:

                                August 31,  August 31,   December 31, December 31,
                                  2002         2001        2001          2000
                               (Unaudited) (Unaudited)

                                  $            $            $              $
Loans receivable (i)            2,216,624     138,258     1,534,140       138,258
Advances to employees
   and managers (ii)               12,706      50,472        50,598        38,156
Deposits to service
    providers                      23,478      31,623        23,479        13,590
Others (iii)                      263,471     717,481       116,958       267,567
                               ----------   ---------    -----------   ----------

                                2,516,279     937,834     1,725,175       457,571
Allowance for doubtful
    accounts                     (295,129)   (179,691)     (295,129)     (179,691)
                               ----------   ---------    -----------   ----------

                                2,221,150     758,143     1,430,046       277,880
                               ==========   =========    ===========   ==========


     i) The loans are from non-related parties, are non-secured, bearing interest ranging from 0% to 5.115% per annum and have no specific repayment terms. Fair value of the loans amounted $1,487,321 and $130,260 as of December 31, 2001 and 2000.

          As of August 31, 2002, these loans receivable include an amount of $240,964 which the Company has the option of converting into an investment in a joint venture, should the initial research and development testing being carried out by the joint venture be successful. The results of the testing are expected in fiscal year 2003. The Company is committed to invest an additional $361,446 into the joint venture, should it exercise on the above option.

     ii) The balances are non-interest bearing and non-secured. Fair value of the advances amounted $47,671 and $35,949 as of December 31, 2001 and 2000.

     iii) Majority of the balances represent advances to non-related parties, which have no specific repayment terms and are non-interest bearing. Fair value of the amounts were $110,192 and $252,089 as of December 31, 2001 and 2000.


5)   INVENTORIES

                                                                        Page 124
Inventories  are  comprised  of  the  following:

                                August 31,  August 31,   December 31, December 31,
                                  2002         2001        2001          2000
                               (Unaudited) (Unaudited)

                                  $            $            $              $

Raw materials                     366,779     519,363        632,897      678,962
Work in process                         -           -         51,854           --
Finished goods                    686,875     666,491        294,737      121,682
                               ----------   ---------    -----------   ----------

                                1,053,654   1,185,854        979,488      800,644
                               ==========   =========    ===========   ==========

6)   ADVANCES  TO  A  STOCKHOLDER

     The advances to a stockholder are non-interest bearing, are non-secured and are due on demand.

7)   CAPITAL  ASSETS

     Capital  assets  are  comprised  of  the  following:

                                August 31,  August 31,   December 31, December 31,
                                  2002         2001        2001          2000
                               (Unaudited) (Unaudited)

                                  $            $            $              $

Machinery and equipment         1,385,516   1,398,444      1,280,670    1,397,923
Electronic equipment              205,572     204,695        210,573       44,142
Transportation equipment          163,411     116,903        163,411           --
Other equipment                    51,189      31,862         40,269       25,788
Leasehold improvement              34,655      17,085         34,655       17,085
                               ----------   ---------    -----------   ----------

                                1,840,343   1,768,989      1,729,578    1,484,938

Less:  Accumulated
          amortization            551,190     317,725        382,846      214,482
                               ----------   ---------    -----------   ----------

                                1,289,153   1,451,264      1,346,732    1,270,456
                               ==========   =========    ===========   ==========


8)   PATENTS

     Since 1998, the Company has incurred approximately $875,000 (RMB7,000,000 approximately) to the development of LCD Video Display projectors. These development expenditures were expensed as incurred.

     On December 14, and December 18, 2000, two patents, numbered ZL00266765.7 and ZL00350904.4, were registered with China Intelligence Right Bureau in the name of its majority stockholder, but for the benefits of the Company. The ownership and all rights and benefits associated with the two patents were transferred to the Company on December 20, 2000.

     These  patents  are  carried  at  a  nominal  value  of  $1.


9.   SHORT-TERM  LOAN

     The short-term loan of $ 227,840 (nil in 2000) bears interest at 6.14% per annum and are unsecured. Interest expense for the year ended 2001 was $6,824 (nil in 2000). The loan was repaid in 2002.


10)  ACCOUNTS  PAYABLE  AND  ACCRUED  LIABILITIES

     Accounts  payable  and  accrued  liabilities  consist  of  the  following:

                                August 31,  August 31,   December 31, December 31,
                                  2002         2001        2001          2000
                               (Unaudited) (Unaudited)

                                  $            $            $              $

Trade payables                  1,699,338     590,133        387,566      547,758
Accrued liabilities               208,562      72,927        125,313       58,372
                               ----------   ---------    -----------   ----------

                                1,907,900     663,060        512,879      606,130
                               ==========   =========    ===========   ==========




11)  INCOME  TAXES

     The Company was incorporated in PRC and is governed by the Income Tax Law of PRC ("Income Tax Laws"). Therefore, 100% of income before taxes and provision of income taxes attributed to those generated by the Company's PRC operations.

     Under the Income Tax Laws, the Company is subject to an income tax at an effective rate of 15% on income as reported in their statutory financial statements after appropriate tax adjustments.

     A reconciliation between the provision (benefit) for income taxes computed by applying the PRC effective tax rate to income (loss) before income taxes and the actual provision for income taxes is as follows:

                                        For  the     For  the
                                       8  months    8  months      For  the     For  the
                                    period ended period ended    year ended   year ended
                                      August 31,    August 31,  December 31, December31,
                                            2002         2001          2001         2000
                                      (Unaudited)  (Unaudited)

                                         $             $            $            $
                                         %            %            %              %

PRC statutory rate                      15           15            15             15
Permanent difference                     -            -            (5)             -
Others                                   -            1             2              -
                                   ------------- ------------  ------------  -----------

                                        15           16            12             15
                                   ============= ============  ============  ===========

The  components  of  the  income  tax  expenses  (recoveries)  are  as  follows:

                                        For  the     For  the
                                       8  months    8  months      For  the     For  the
                                    period ended period ended    year ended   year ended
                                      August 31,    August 31,  December 31, December31,
                                            2002         2001          2001         2000
                                      (Unaudited)  (Unaudited)

                                         $             $            $            $

Current                                  231,570      113,315      134,290        48,978
Deferred                                 (15,716)      (9,274)     (59,746)     (100,799)
                                   ------------- ------------  ------------  -----------

                                         215,854      104,041       74,544       (51,821)
                                   ============= ============  ============  ===========




The  components  of  deferred  income  tax  assets  are  as  follows:

                                August 31,  August 31,   December 31, December 31,
                                     2002         2001           2001        2000
                               (Unaudited) (Unaudited)

                                  $            $            $              $

Allowances and reserves           148,352      94,755       137,699        94,536
Depreciation                       10,986       4,670         5,922           722
Others                             16,923      10,648        16,924         5,541
                                ---------   ---------   -----------   ------------

                                  176,261     110,073       160,545       100,799
                                =========   =========   ===========   ============

Deferred income taxes

Current                           103,734      71,206        99,000        61,933
Non-current                        72,527      38,867        61,545        38,866
                                ---------   ---------   -----------   ------------

                                  176,261     110,073       160,545       100,799
                                =========   =========   ===========   ============


12)  OTHER  TAXES  PAYABLE

     In compliance with tax laws in PRC to be aligned, the Company is subject to the following taxes which are expensed as incurred:


Tax  category                        Tax  base                Tax  rate
-------------           ------------------------------------  ---------
Value added tax         Sales revenue                               17%
Business tax            Sales revenue                                5%
Urban construction tax  Value added tax/Business tax payable         1%
Education surtax        Value added tax/Business tax payable         3%

     The other taxes payable remaining outstanding at period ends consist of the following:

                                August 31,  August 31,   December 31, December 31,
                                     2002         2001           2001        2000
                               (Unaudited) (Unaudited)

                                  $            $            $              $

Value added tax                   485,862     311,609         418,581     313,317
Business tax                       58,359      55,910          56,315      55,910
Urban construction tax              5,362       4,057           5,002       3,608
Education surtax                   15,448      11,743          14,582      10,398
                                ---------   ---------   -----------   ------------

                                  565,031     383,319         494,480     383,233
                                =========   =========   ===========   ============




13)  OTHER  PAYABLES

     These payables represent amounts that are non-trade in nature and are comprised of the following:

                                August 31,  August 31,   December 31, December 31,
                                     2002         2001           2001        2000
                               (Unaudited) (Unaudited)

                                    $            $            $              $

Loans payable (i)               1,101,696      658,813        747,490     862,548
Advances from employees
   and management (ii)             81,959            -         57,904          --
Advances from stockholders (ii)       414       47,673        168,473     245,280
Others (iii)                      124,399      435,966         81,057     223,626
                                ---------   ---------   -----------   ------------

                                1,308,468    1,142,452      1,054,924   1,331,454
                                =========   =========   ===========   ============

i) Loans payable are advances from non-related third parties, are non-interest bearing and have no specific repayment terms. Fair value of the loans amounted $704,249 and $812,651 as of December 31, 2001 and 2000. ii)
     Advances from managements, employees and stockholders are non-interest bearing and have no specific repayment terms. Fair value of the advances amounted $213,282 and $231,091 as of December 31, 2001 and 2000.

     ii) Other payables consist of advances to non-related third parties, are non-interest bearing and have no specific repayment terms. Fair value of the amounts are $76,368 and $210,690 as of December 31, 2001 and 2000.


14)  CAPITAL  STOCK

     The Company operates as a limited liability corporation in PRC. Consequently, the registered capital of the Company was expressed only in monetary terms.

     Registered  capital  authorized

     December  31,  2001  -  $1,763,680  (RMB  14,600,000)
     December  31,  2000  -  $1,208,000  (RMB  10,000,000)


                                          Share                 Additional
                                        capital          paid  in  capital
                                           $                      $
Registered capital issued
December 31, 2001                     1,763,680                    281,464
December 31, 2000                     1,208,000                         --



     On February 14, 2001, the authorized and issued registered capital was increased from $1,208,000 to $1,763,680, resulting from the issuance of 31.5% of the registered capital for $837,144 (RMB 6,930,000) in cash. The amount received over the 31.5 % of registered capital was recorded as additional paid-in capital

15)  RETAINED  EARNINGS

     In compliance with Chinese legislation, the Company provides 10% of net income based on the income tax rules in PRC each of the statutory reserve fund and statutory public welfare fund at year ended. As at December 31, 2001 and 2000, retained earnings consist of the following:


                              Appropriated
                    --------------------------------
                     Statutory Statutory              Unappropriated       Total
                       reserve   welfare    retained        retained    Retained
                          fund      fund    earnings        earnings    earnings
                         $         $          $               $           $
December 31, 1999       42,030    42,030      84,060         360,775     444,835
Appropriated and
   unappropriated
   net income (loss)    27,754    27,754      55,508        (356,538)   (301,030)
                     ---------  --------   ---------  --------------  ----------

December 31, 2000       69,784    69,784     139,568           4,237     143,805
Appropriated and
   unappropriated
   net income           96,069    96,069     192,138         359,418     551,556
                     ---------  --------   ---------  --------------  ----------

December 31, 2001      165,853   165,853     331,706         363,655     695,361

                     =========  ========   =========  ==============  ==========

16)  MAJOR  CUSTOMERS  AND  SUPPLIERS

     Two major customers comprised approximately 29% and 27% respectively of the Company's revenues for the years ended December 31, 2001 and 2000. The combined receivable balances as at December 31, 2001 and 2000 for these major customers accounted for approximately 17% and 44% respectively of total accounts receivable.

     During 2001, one major supplier in 2001 and two major suppliers in 2000 comprised a significant portion of the purchases made by the Company. Management is of the opinions that no reliance on these suppliers existed as suppliers of goods received by the Company could be easily obtained from other sources.

17)  COMMITMENTS

     At December 31, 2001, under several property leases classified as operating leases, which would expire in 1 to 5 years, the Company's future annual minimum rental payments are as follows:


     2002                                             $    80,097
     2003                                                  55,443
     2004                                                  50,939
     2005                                                  50,939
     2006                                                  50,939
                                                      -----------

                                                      $   288,357
                                                      ===========


18)  GOVERNMENT  ASSISTANCE

          In  2001,  the  Company  received  a  government  grant  of  $367,400
     (RMB3,000,000) for the expenditures in connection with the research and development of projector, video system and other related technologies. The grant has no repayment terms and is not subject to any financial covenant. In 2001, the grant was recognized as reduction of the construction and operating costs of the Centre.

     In  2001,  the  amount  was  allocated  as  follows:



                                                           $             RMB
Purchases of capital assets                             157,040    1,300,000
Research and development and expenses                   205,360    1,700,000
                                                      ---------    ---------

                                                        362,400    3,000,000
                                                      =========    =========

19)  SEGMENTED  INFORMATION

     The Company currently operates in one product segment: sales of projector and video-system. The Company operates in one geographic area, being the People's Republic of China.


20)  SUBSEQUENT  EVENT

     In September 2002, a share exchange agreement was entered whereby 74.86% of outstanding common stock of the Company was to be transferred to Micropwer Generation, Inc. ("Micropower") through a share exchange and corporate reorganization agreement involving the majority stockholder of the Company and Micropower. Micropower was incorporated under the laws of the State of Delaware and has been an inactive public company since April 2000.

21)  INTERIM  FINANCIAL  STATEMENTS

          Results of operations may be subject to significant seasonal variations and accordingly, the operating income for the eight months ended August 31, 2002 is not necessarily indicative of the results of the operations for a full year.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION  OF  DIRECTORS

Our by-laws indemnify each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Company to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorney's fees, arising out of his or her status as a director, officer, agent, employee or representative. The forgoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The Company may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

Costs, charges, and expenses (including attorney's fees) incurred by a person referred to above in defending a civil or criminal proceeding shall be paid by the Company in advance of the final disposition thereof upon receipt of any undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Company and upon satisfaction of other conditions required by current or future legislation.

If this indemnification or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Company nevertheless indemnifies each person described above to the fullest extent permitted by all potions of this indemnification that have not been invalidated and to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers controlling persons of the Company pursuant to the foregoing provisions, or otherwise, advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following table sets forth expenses, incurred or expected to be incurred by our Company in connect with the issuance and distribution of the securities being registered. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will not pay any part of these expenses.


SEC  Registration  Fee               $    1,029.00
Legal  Fees  and  Expenses*          $   70,000.00*

Accounting  Fees  and  Expenses*     $  100,000.00*
Printing                             $   10,000.00*
Miscellaneous*                       $    5,000.00
                                   ----------------
TOTAL*                               $  186,029.00

                                   ================

                     RECENT SALE OF UNREGISTERED SECURITIES

The Company was formed as a subsidiary of Natquote Financial, Inc., a Delaware corporation ("Natquote"), in order to acquire and develop hydroelectric power plants in Brazil. Because the hydroelectric business was not part of Natquote's core business, Natquote issued the shares of the Company to the shareholders of Natquote as a share-dividend at a rate of one share of the Company for each block of 30 shares held by Natquote shareholders as of a record date in 1999. This issuance was a transaction not involving an offer or sale as defined in
Section 2(3) of the Securities Act, as the shares were issued as a dividend to Natquote shareholders and no value was given as consideration by such shareholders. As a result, the Company became an independent company. Ship Island Investments funded the cost of incorporation and initial operation of the Company in 1999 and, in consideration of its investment, was issued 16,582,200 shares of the Company's common stock. That transaction was exempt from registration under the Securities Act pursuant to Regulation S promulgated under the Securities Act. On October 30, 2002, through a share exchange and corporate reorganization, the Company acquired 74.86% of the equity interests of Shenzhen ACTO. The share exchange was effected pursuant to a Share Exchange Agreement dated as of September 30, 2002 among the Company, Shenzhen ACTO and Mr. Jing Xie, an individual residing in the PRC and the Chairman, senior General Manager and majority shareholder of Shenzhen Acto. As a result of such share exchange, Mr. Xie acquired 4,512,500 shares of the common stock of the Company, representing 50.14% of the total number of outstanding shares of the Company. This transaction was exempt from registration under the Securities Act pursuant to an exemption under Regulation S promulgated under the Securities Act.,

UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i). Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii). Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii). Include any additional or changed material information on the plan of distribution.

That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

4. In the event that a claim for indemnification against such liabilities, (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                                                        Page 134

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Shenzhen, People's Republic of China on December 4, 2002.

     ACTO  DIGITAL  VIDEO  U.S.A.  INC.

     By:      /s/  Jing  Xie
              Name:  Jing  Xie
              Title:  President  and  Chairman

Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, People's Republic of China on December 4, 2002.


     ACTO  DIGITAL  VIDEO  U.S.A.  INC.

     By:      /s/  Jing  Xie
              Name:  Jing  Xie
              Title:  President  and  Chairman


Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

The undersigned officer and director of Acto Digital Video U.S.A. Inc. hereby constitutes and appoints as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE            TITLE                                   DATE

/S/ Jing  Xie        President and Chairman of the Board     December 4, 2002
-------------------
Jing Xie

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                                                                        Page 136
                                INDEX OF EXHIBITS

The  following  exhibits  are  filed  as  part  of  this registration statement.

Exhibit  No.   Description

2.1            Share  Exchange  Agreement  among  Acto Digital Video U.S.A. Inc.
               (formerly, Micropower Generation, Inc.), Shenzhen Acto Digital Video Tech Co. Ltd. and Mr. Jing Xie.

3.1            Certificate  of  Incorporation  dated  December  15,  1999
3.2            Amendment  to  Certificate of Incorporation dated August 27, 2002
3.3            Amendment  to Certificate of Incorporation dated October 25, 2002
3.4            Amendment  to Certificate of Incorporation dated October 29, 2002
3.5            By  Laws  dated  December  18,  1999
4.1 Instruments Defining Rights of Security Holders [pages from the By-Laws of the Company]
5.1 Opinion re: Legal Matters provided by Andreas M. Kelly, P.A., dated December 5, 2002
5.2 Opinion re: Legal Matters provided by Jingtian & Gongcheng, Beijing, China, dated November 5, 2002
10.1           2002  Stock  Option  Plan
10.2           Agreement with  Shenzhen  Lingda  Tech Co. dated November 7, 2001
23.1           Consent of  Auditors  provided  by  Schwartz Levitsky Feldman LLP
23.2 Consent of Andreas M. Kelly, P.A., contained Opinion dated December 5, 2002 filed as Exhibit 5.1
23.3           Consent of  Jingtian  &  Gongcheng  dated  December  5,  2002
23.4           Consent of  Rottenberg  &  Co.  LLP  dated  December  13,  2002
24.1           Power  of  Attorney  dated  December  4,  2002  (included  in the
               Signature  Page  of  this  Registration  Statement)

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